[***]     Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
Exhibit 10.3
EXECUTION VERSION
REVOLVING LOAN AND GUARANTY AGREEMENT
dated as of September 26, 2024
among
FRONTIER BRAND INTELLECTUAL PROPERTY, LTD.
and
FRONTIER LOYALTY PROGRAMS, LTD.,
as Borrowers,
FRONTIER AIRLINES, INC.,
FRONTIER GROUP HOLDINGS, INC.,
FRONTIER AIRLINES HOLDINGS, INC.,
FRONTIER FINANCE 1, LTD.,
and
FRONTIER FINANCE 2, LTD.,
as Guarantors,
OTHER SUBSIDIARIES OF FRONTIER GROUP HOLDINGS, INC. FROM TIME TO TIME PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,
CITIBANK, N.A.,
as Administrative Agent,
and
CITIBANK, N.A.,
as Collateral Agent
__________________

CITIBANK, N.A.,
as Sole Structuring Agent, Lead Arranger and Global Coordinator

TABLE OF CONTENTS

SECTION 1. DEFINITIONS
Section 1.01    Defined Terms
Section 1.02    Terms Generally
Section 1.03    Accounting Terms; GAAP
Section 1.04    Divisions
Section 1.05    Rounding
Section 1.06    References to Agreements, Laws, Etc
Section 1.07    Exchange Rate
Section 1.08    Times of Day
Section 1.09    Timing of Payment or Performance
Section 1.10    Certifications
Section 1.11    Compliance with Certain Sections.
Section 1.12    Rates
SECTION 2. AMOUNT AND TERMS OF CREDIT
Section 2.01    Commitments of the Lenders; Loans
Section 2.02    [Reserved]
Section 2.03    Requests for Loans
Section 2.04    Funding of Loans
Section 2.05    Co-Borrowers
Section 2.06    Alternate Rate of Interest
Section 2.07    Interest on Loans
Section 2.08    Default Interest
Section 2.09    Benchmark Replacement Setting
Section 2.10    Repayment of Loans; Evidence of Debt
Section 2.11    Optional Termination or Reduction of Commitments
Section 2.12    Mandatory Prepayment of Loans
Section 2.13    Optional Prepayment of Loans
Section 2.14    Increased Costs
Section 2.15    Break Funding Payments
Section 2.16    Taxes
Section 2.17    Payments Generally; Pro Rata Treatment
Section 2.18    Mitigation Obligations; Replacement of Lenders
Section 2.19    Certain Fees
Section 2.20    Commitment Fee
Section 2.21    [Reserved]
Section 2.22    Nature of Fees
Section 2.23    Right of Set-Off
Section 2.24    Debt Service Coverage Cure
Section 2.25    Payment of Obligations
Section 2.26    Defaulting Lenders
i

Section 2.27    Commitment Increase
Section 2.28    Extension of Loans
SECTION 3. REPRESENTATIONS AND WARRANTIES
Section 3.01    Organization and Authority
Section 3.02    Air Carrier Status
Section 3.03    Due Execution
Section 3.04    Statements Made
Section 3.05    Financial Statements; Material Adverse Change
Section 3.06    Ownership of Subsidiaries
Section 3.07    Liens
Section 3.08    Use of Proceeds
Section 3.09    Litigation and Compliance with Laws.
Section 3.10    [Reserved]
Section 3.11    [Reserved].
Section 3.12    Margin Regulations; Investment Company Act
Section 3.13    [Reserved]
Section 3.14    Ownership of Collateral
Section 3.15    Perfected Security Interests
Section 3.16    Payment of Taxes
Section 3.17    Anti-Corruption Laws and Sanctions
Section 3.18    Schedule of the Frontier Miles Agreements
Section 3.19    Representations Regarding the Frontier Miles Agreements
Section 3.20    Compliance with IP Agreements
Section 3.21    Solvency
Section 3.22    Intellectual Property
Section 3.23    Privacy and Data Security.
SECTION 4. CONDITIONS OF LENDING
Section 4.01    Conditions Precedent to Closing
Section 4.02    Conditions Precedent to Each Loan
Section 4.03    Conditions Subsequent
SECTION 5. AFFIRMATIVE COVENANTS
Section 5.01    Financial Statements, Reports, Etc
Section 5.02    Taxes
Section 5.03    [Reserved]
Section 5.04    Corporate Existence
Section 5.05    Compliance with Laws
Section 5.06    Appraisals
Section 5.07    Contribution of Intellectual Property
Section 5.08    Special Purpose Entity
Section 5.09    SPV Party Independent Directors

Section 5.10    Regulatory Matters; Utilization
Section 5.11    Collateral Ownership
Section 5.12    Beneficial Ownership Certification
Section 5.13    Guarantors; Grantors; Collateral
Section 5.14    Access to Books and Records
Section 5.15    Further Assurances
Section 5.16    [Reserved]
Section 5.17    Frontier Miles Program; Frontier Miles Agreements
Section 5.18    Reserve Account
Section 5.19    Payment Account
Section 5.20    Collections; Releases from Collection Account
Section 5.21    ECF Account
Section 5.22    Mandatory Prepayments
Section 5.23    Privacy and Data Security
SECTION 6. NEGATIVE COVENANTS
Section 6.01    Restricted Payments
Section 6.02    Incurrence of Indebtedness and Issuance of Preferred Stock
Section 6.03    [Reserved]
Section 6.04    Disposition of Collateral
Section 6.05    [Reserved].
Section 6.06    Liens
Section 6.07    Business Activities
Section 6.08    Liquidity
Section 6.09    GoWild! Negative Pledge
Section 6.10    Merger, Consolidation, or Sale of Assets
Section 6.11    [Reserved]
Section 6.12    Direction of Payment
Section 6.13    IP Agreements
Section 6.14    Specified Organization Documents
SECTION 7. EVENTS OF DEFAULT AND CASH TRAP EVENTS
Section 7.01    Events of Default
Section 7.02    Cash Trap Event
SECTION 8. THE AGENTS
Section 8.01    Administration by Agents
Section 8.02    Rights of Administrative Agent and the Other Agents
Section 8.03    Liability of Agents
Section 8.04    Reimbursement and Indemnification
Section 8.05    Successor Agents
Section 8.06    Independent Lenders
Section 8.07    Advances and Payments

Section 8.08    Sharing of Setoffs
Section 8.09    Withholding Taxes
Section 8.10    Right to Realize on Collateral and Enforce Guarantee
Section 8.11    Intercreditor Agreements Govern
Section 8.12    Collateral Agent as Beneficiary
SECTION 9. GUARANTY
Section 9.01    Guaranty
Section 9.02    No Impairment of Guaranty
Section 9.03    Continuation and Reinstatement, Etc
Section 9.04    Subrogation; Fraudulent Conveyance
Section 9.05    Discharge of Guaranty
SECTION 10. MISCELLANEOUS
Section 10.01    Notices
Section 10.02    Successors and Assigns
Section 10.03    Confidentiality
Section 10.04    Expenses; Indemnity; Damage Waiver
Section 10.05    Governing Law; Jurisdiction; Consent to Service of Process
Section 10.06    No Waiver
Section 10.07    Extension of Maturity
Section 10.08    Amendments, Etc.
Section 10.09    Severability
Section 10.10    Headings
Section 10.11    Survival
Section 10.12    Execution in Counterparts; Integration; Effectiveness
Section 10.13    USA Patriot Act
Section 10.14    New Value
Section 10.15    WAIVER OF JURY TRIAL
Section 10.16    No Fiduciary Duty
Section 10.17    CFC or a FSHCO Provisions
Section 10.18    [Reserved]
Section 10.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions
Section 10.20    Certain ERISA Matters
Section 10.21    Acknowledgement Regarding Any Supported QFCs
Section 10.22    Limited Recourse; Non-Petition
Section 10.23    GoWild! Contribution

ANNEX A        LENDERS AND COMMITMENTS

EXHIBIT A         FORM OF COLLATERAL AGENCY AND ACCOUNTS AGREEMENT
EXHIBIT B         FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER
EXHIBIT C         FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D         FORM OF LOAN REQUEST
EXHIBIT E        FORM OF PAYMENT DATE STATEMENT
EXHIBIT F        FORM OF DIRECTION OF PAYMENT
EXHIBIT G        FORM OF IP LICENSES
EXHIBIT H        FORM OF IP MANAGEMENT AGREEMENTS
EXHIBIT I-1     FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT I-2    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT I-3     FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT I-4     FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT J        FORM OF PREPAYMENT NOTICE

SCHEDULE 1.01(a)    CONTRIBUTION AGREEMENTS
SCHEDULE 1.01(c)    FRONTIER MILES INTELLECTUAL PROPERTY; BRAND INTELLECTUAL PROPERTY
SCHEDULE 1.01(d)    INDIVIDUALS ELIGIBLE TO ACT AS INDEPENDENT DIRECTOR
SCHEDULE 3.06    SUBSIDIARIES OF FRONTIER GROUP HOLDINGS, INC.
SCHEDULE 3.18    FRONTIER MILES AGREEMENTS

v

REVOLVING LOAN AND GUARANTY AGREEMENT, dated as of September 26, 2024, among FRONTIER BRAND INTELLECTUAL PROPERTY, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Brand IP Borrower”), FRONTIER LOYALTY PROGRAMS, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Loyalty IP Borrower” and, together with the Brand IP Borrower, as the context may require, the “Borrowers” and each a “Borrower”), FRONTIER AIRLINES, INC., a Colorado corporation, (“Frontier”), FRONTIER AIRLINES HOLDINGS, INC., a Delaware corporation, (“Frontier Airlines Holdings”), FRONTIER GROUP HOLDINGS, INC., a Delaware corporation (the “Parent” and, together with Frontier and Frontier Airlines Holdings, the “Parent Guarantors”), the other Guarantors from time to time party hereto, each of the several banks and other financial institutions or entities from time to time party hereto as a lender (the “Lenders”), CITIBANK, N.A., as administrative agent for the Lenders (together with its permitted successors and permitted assigns in such capacity, the “Administrative Agent”) and CITIBANK, N.A. as collateral agent (in such capacity, together with its permitted successor and permitted assigns in such capacity, the “Collateral Agent”).
INTRODUCTORY STATEMENT
The Borrowers have applied to the Lenders for a revolving loan facility of up to $500,000,000 as set forth herein.
The proceeds of the Loans will be used to pay related transaction costs, fees and expenses, to fund the Reserve Account (as defined below) and to make the Frontier Intercompany Loan (as defined below) to Frontier, which may be used for any general corporate purposes or any other purpose deemed necessary by Frontier.
Accordingly, the parties hereto hereby agree as follows:
SECTION 1.

DEFINITIONS
Section 1.01    Defined Terms. Unless otherwise defined herein, terms defined in the Collateral Agency and Accounts Agreement shall have the same meaning when used herein (including in the introductory statement) notwithstanding any termination thereof. When used herein, the following terms shall have the following meanings:
“40 Act” shall mean the Investment Company Act of 1940, as amended.
“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Account Control Agreements” shall mean each multi-party security and control agreement (including the Collateral Agency and Accounts Agreement) entered into by any Grantor to satisfy the obligation of such Grantor as set forth in any Senior Secured Debt Document, the Collateral Agent, and a financial institution which maintains one or more deposit accounts or securities accounts of such Grantor that have been pledged as Collateral hereunder or under any other Loan Document, in each case giving the Collateral Agent “control” (as defined in Section 9-104 or 9-106 of the UCC) over the applicable account and in form and substance reasonably satisfactory to the Collateral Agent.
“Administration Agreements” means the administration agreements, dated on or about the Closing Date, between each of (i) the Borrowers and the Cayman Guarantors (as applicable), (ii) the Administrator, (iii) Walkers Fiduciary Limited in its capacity as share trustee and (iv) Frontier.
“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Administrator” means Walkers Fiduciary Limited in its capacity as administrator under the Administration Agreements.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person which directly or indirectly is in control of, or is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person, if such controlling person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise (and “in control of” and “under common control with” shall have correlative meanings); provided that the Administrator shall not be an Affiliate of the Borrowers or the Cayman Guarantors.
“Agents” means each of the Administrative Agent, the Collateral Agent and the Depositary.
“Agent Fee Letter” shall have the meaning set forth in Section 2.19.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate amount of such Lender’s Unused Commitments at such time and (b) the aggregate then-outstanding principal amount of such Lender’s Loans.
“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement” shall mean this Revolving Loan and Guaranty Agreement.

“Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Allocation Date” means, with respect to any Payment Date and the related Quarterly Reporting Period, the Business Day that is [***] prior to such Payment Date.
“Allocable Share” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the sum of the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%; provided, in no event shall the Alternate Base Rate be less than one percent (1%). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
“Anti-Corruption Laws” means any and all laws, rules and regulations applicable to Parent or its Subsidiaries of any jurisdiction relating to or concerning the prevention or prohibition of bribery or corruption.
“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3.17(c).
“Applicable Law” shall have the meaning set forth in Section 10.13.
“Applicable Margin” shall mean a rate per annum equal to [***] (provided that when used in connection with the Alternate Base Rate “Applicable Margin” shall mean a rate per annum equal to [***]).
“Appraisal” means an appraisal by an Approved Appraisal Firm of the value of the Collateral delivered by Frontier to the Administrative Agent pursuant to Section 5.06.
“Approved Appraisal Firm” means each of MBA Aviation, BDO, BK Associates, Inc., and Duff & Phelps, LLC (in each case, including any successor thereto).
“Approved Fund” shall have the meaning set forth in Section 10.02(b).
“Arranger” shall mean Citibank, N.A. in any of its applicable capacities as Sole Structuring Agent, Lead Arranger and Global Coordinator.
“Assigned Frontier Miles Agreement Rights” shall mean (a) all of Frontier’s rights to receive payments under or with respect to each Frontier Miles Agreement and all payments due and to become due thereunder (including all of Frontier’s present and future “accounts”, “payment intangibles” and “general intangibles” (as each such term is defined in the UCC in effect from time to time in each relevant jurisdiction) arising under such Frontier Miles

Agreement), and (b) all of Frontier’s other rights, title and interest in, to and under each Frontier Miles Agreement (but not its obligations thereunder except, in the case of the Barclays Co-Branded Credit Card Agreement, to the extent set forth in the applicable Barclays Co-Branded Consent); provided, however, that in the case of clauses (a) and (b), such rights, title and interest in, to and under each such Frontier Miles Agreement shall be assigned only to the extent they are permitted to be assigned pursuant to the terms of the relevant Frontier Miles Agreement (or any other agreement between Frontier and the counterparty to such Frontier Miles Agreement) or, if such assignment is not permitted pursuant to the terms of the relevant Frontier Miles Agreement (or such other agreement), then to the extent such rights, title and interest in, to and under such Frontier Miles Agreement may be assigned notwithstanding the terms of such Frontier Miles Agreement pursuant to the applicable provisions of the UCC (including, without limitation, Sections 9-406 and 9-408) of any relevant jurisdiction.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit C.
“Assumption Motion” shall have the meaning set forth in the definition of “Frontier Case Milestones”.
“Assumption Order” shall have the meaning set forth in the definition of “Frontier Case Milestones”.
“Availability Period” shall mean the period from and including the Closing Date to the Termination Date with respect to the Commitments.
“Available Funds” means, with respect to any Payment Date, the sum of (i) the amount of funds allocated to the Loans pursuant to the Collateral Agency and Accounts Agreement for such Payment Date and transferred from any Collection Account to the Payment Account on or on the Business Day prior to such Payment Date, (ii) any amounts transferred to the Payment Account from the Reserve Account for application on such Payment Date, and (iii) any other amount deposited into the Payment Account by or on behalf of any Borrower on or prior to such Payment Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.09(d).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Case” means (i) an entity (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, liquidator, provisional liquidator, custodian, conservator, restructuring officer (interim restructuring officer) or other similar official of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing its inability generally to, pay its debts as they become due or (ii) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (A) is for relief against such entity, (B) appoints a receiver, trustee, liquidator, provisional liquidator, custodian, conservator, restructuring officer or other similar official of such entity or for all or substantially all of the property of such entity or (C) orders the liquidation of such entity, and in each case under clause (ii) the order or decree remains unstayed and in effect for [***].
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Court” shall have the meaning set forth in the definition of “Frontier Case Milestones”.
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy, liquidation, provisional liquidation, winding-up, reorganization, arrangement, restructuring or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, liquidator, provisional liquidator, restructuring officer (including an interim restructuring officer) or similar Person charged with the reorganization, restructuring, provisional liquidation or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law relating to reorganization, arrangement, adjustment, winding-up, liquidation (including provisional liquidation), dissolution, restructuring, composition or other debtor relief, including, without limitation, Part V and sections 86-88 (inclusive) of the Companies Act (as amended) of the Cayman Islands and the Companies Winding Up Rules (2023 Consolidation) of the Cayman Islands, each as amended from time to time, and any bankruptcy, insolvency, winding up, reorganization, restructuring or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction.
“Barclays Co-Branded Consent” shall mean that certain Loyalty Partner Consent to Assignment, dated as of the Closing Date, by and among Barclays Bank Delaware, the Parent Guarantors, the Borrowers and the Collateral Agent.
“Barclays Co-Branded Credit Card Agreement” shall mean the Amended and Restated Frontier Airlines Inc. Credit Card Affinity Agreement, dated as of September 15, 2020, by and between Frontier and Barclays Bank Delaware, as amended, amended and restated, supplemented or otherwise modified from time to time (including, without limitation by the Barclays Co-Branded Consent).
“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.09(a).
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)     the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, if the Benchmark Replacement would be less than [***], the Benchmark Replacement will be deemed to be [***] for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)     for purposes of clause (1) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)     the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; or
(b)     the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)     for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark    Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities a such time;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability and/or calculation of breakage costs in accordance with Section 2.15, and other technical, administrative or operational matters) that the Administrative Agent decides (or with respect to any Benchmark Replacement Conforming Changes related to a Non-SOFR Benchmark Replacement, the Administrative Agent, with the consent of the Borrowers, decides) may be appropriate to reflect the adoption and implementation of any such Benchmark Replacement and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.09 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.09.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” shall mean, with respect to any party, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means:
(1)    with respect to a corporation or an exempted company, the board of directors of the corporation or exempted company, as applicable, or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrowers” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrowing” shall mean the incurrence of a single Class of Loans made from all the applicable Lenders on a Borrowing Date.
“Borrowing Date” means the date (which shall be a Business Day on or prior to the Termination Date) specified in each Loan Request for each Borrowing as contemplated under Section 2.03 and the date on which each of the conditions specified in Section 4.02 have been satisfied or waived.
“Brand Collection Account” means the non-interest bearing trust account of Brand IP Borrower held at Citibank, N.A., account name: ### which account is established and maintained at the New York office of the Depositary and under the control of the Collateral Agent pursuant to the Collateral Agency and Accounts Agreement, or any successor account that is an Eligible Deposit Account and which is under the control of the Collateral Agent pursuant to the Collateral Agency and Accounts Agreement or, subject to Section 8.05(c), an Account Control Agreement.
“Brand Intellectual Property” means all worldwide rights, owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Frontier or any of its Subsidiaries, in and to all Intellectual Property comprising of, including as set forth on Schedule 1.01(c) under the heading “Brand Intellectual Property” and which are required to be contributed to the Borrowers from time to time as set forth in Section 5.07 of this Agreement, (a) all trademarks, service marks, brand names, designs, and logos that include the word “Frontier”

or any successor brand (collectively, the “Trademarks”), (b) the Frontier Mobile App and (c) the “flyfrontier.com” domain name and similar domain names or any successor domain names (collectively, the “Domain Names”), including (i) all causes of action and claims now or hereafter held by Frontier or any of its Subsidiaries in respect of the Trademarks and Domain Names, including, without limitation, the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof and (ii) all other trademark rights corresponding thereto and all other trademark rights of any kind whatsoever accruing under the Trademarks and Domain Names; together, in each case, with the goodwill of the business connected with such use of, and symbolized by, each of the Trademarks and Domain Names.
“Brand IP Case Milestones Termination Event” means during a Frontier Bankruptcy Case any of clause (f), (h) or (i) of the definition of “Frontier Case Milestones” (and without giving effect to the lead-in to such definition, which excludes the Brand IP Licenses) are not met or satisfied with respect to any Brand IP License or at the conclusion of the Frontier Bankruptcy Case, Frontier has not assumed the Frontier Brand Sublicense or, to the extent applicable, HoldCo 2 has not assumed the HoldCo 2 Brand License.
“Brand IP Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Brand IP Licenses” means the HoldCo 2 Brand License and the Frontier Brand Sublicense.
“Brand License Termination Payment” has the meaning ascribed to it in the Frontier Brand Sublicense.
“Brand Management Agreement” means that certain Brand Management Agreement, dated as of the date hereof, among the Brand IP Borrower, Frontier, as manager, and the Collateral Agent.
“Brand Suspension Event” has the meaning ascribed to it in each Brand IP License, as context requires.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Denver, Colorado or such other domestic city in which the corporate trust office of the Administrative Agent or Collateral Agent is located (in each case, as set forth in the Collateral Agency and Accounts Agreement, as such locations may be updated pursuant to the Collateral Agency and Accounts Agreement) are required or authorized to remain closed.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(a)(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association, exempted company or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means any or all of the following:
(1)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(2)    direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;
(3)    obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;
(4)    Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;
(5)    Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250.0 million;
(6)    fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;
(7)    Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) of this definition. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;
(8)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (iii) have portfolio assets of at least $5.0 billion;
(9)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million;
(10)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and
(11)    any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.
“Cash Trap Cure” shall be deemed to occur on, (a) in the case of a Cash Trap Event that arises under clause (a) of the definition thereof, the earlier of (i) the date Cure Amounts related to the Cash Trap Event have been deposited to the Collection Account and (ii) the first day of the Quarterly Reporting Period following the Quarterly Reporting Period related to the Determination Date on which the Debt Service Coverage Ratio has been satisfied for two consecutive Determination Dates following the Determination Date on which the Cash Trap Event was triggered, (b) in the case of a Cash Trap Event that arises under clause (b) of the definition thereof, the date on which the balance in the Reserve Account is at least equal to the Reserve Account Required Balance, or (c) in the case of a Cash Trap Event under clause (c) of the definition thereof, the date that the applicable Event of Default under this Agreement shall not exist or be continuing.
“Cash Trap Event” shall mean the occurrence of any of the following events:
(a)    the Debt Service Coverage Ratio Test is not satisfied as set forth in the report to be delivered pursuant to Section 5.01(d);

(b)    the balance in the Reserve Account is less than the Reserve Account Required Balance on any Payment Date after giving effect to the deposits set forth in Section 2.10(b) hereof on such Payment Date; or
(c)    the Borrower has received written notice from the Administrative Agent, or has actual knowledge, that an Event of Default shall have occurred and is continuing.
“Cash Trap Period” means the period commencing on the occurrence of a Cash Trap Event, and ending on the earlier of (a) the date (if any) on which the Cash Trap Cure is consummated and (b) the date all Obligations (other than contingent obligations not due and owing) have been paid in full in cash and the Commitments have been terminated.
“Cayman Guarantors” means HoldCo 1 and HoldCo 2.
“Cayman Share Mortgages” means the equitable mortgages over shares in (a) the Loyalty IP Borrower, dated the Closing Date, between HoldCo 2 and the Collateral Agent, (b) the Brand IP Borrower, dated the Closing Date, between HoldCo 2 and the Collateral Agent, (c) HoldCo 2, dated the Closing Date, between HoldCo 1 and the Collateral Agent, and (d) HoldCo 1, dated the Closing Date, between Frontier and the Collateral Agent, each for the benefit of the Senior Secured Parties.
“CFC” shall mean “controlled foreign corporation” within the meaning of Section 957(a) of the Code; provided, for the avoidance of doubt, that no SPV Party shall be considered to be a CFC.
“Change in Law” shall mean, after the date hereof, (a) the adoption of any law, rule or regulation after the date of this Agreement (including any request, rule, regulation, guideline, requirement or directive promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III) or (b) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender through which Loans are issued or maintained or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Loans or Extended Loans (which Extended Loans shall constitute a Class of Loans separate from which they were converted). Notwithstanding anything to the contrary, any Loans having the exact same terms and conditions shall be deemed a part of the same Class.

“Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent set forth in Section 4.01 have been satisfied or waived.
“Closing Date Frontier Miles Agreement” shall mean each Frontier Miles Agreement in effect as of the Closing Date (including the Barclays Co-Branded Credit Card Agreement).
“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all the assets and properties subject to the Liens created by the Collateral Documents.
“Collateral Agency and Accounts Agreement” means that certain Collateral Agency and Accounts Agreement dated as of the Closing Date, among the Borrowers, the other Grantors from time to time party thereto, the Administrative Agent, each other Senior Secured Debt Representative from time to time party thereto, the Depositary and the Collateral Agent.
“Collateral Agent” means Citibank, N.A., in its capacity as collateral agent for the Senior Secured Parties.
“Collateral Agent Fee Letter” shall have the meaning set forth in Section 2.19.
“Collateral Documents” means, collectively, this Agreement, any Account Control Agreements, the Security Agreement, the Frontier Security Agreement, each IP Security Agreement, the Collateral Agency and Accounts Agreement, the Cayman Share Mortgages and other agreements, instruments or documents that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Senior Secured Parties, in each case, as may be amended and restated from time to time, and so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.
“Collateral Sale” means the non-ordinary course Disposition of any Collateral.
“Collection Account” means, individually or collectively as the context may require, (i) the Loyalty Collection Account and (ii) the Brand Collection Account.
“Collections” means, with respect to any Quarterly Reporting Period, the aggregate amount of Transaction Revenues deposited in the Collection Accounts during such period. For the avoidance of doubt, amounts deposited into any Collection Account to pre-fund the Required Deposit Amount shall not constitute Collections.
“Commitment” shall mean the commitment of each Lender to make Loans hereunder in an aggregate principal amount equal to the amount set forth under the heading “Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.
“Commitment Fees” shall have the meaning set forth in Section 2.20.

“Commitment Fee Rate” shall mean, if the then-outstanding Loans are equal to or less than [***] of the total Commitments, [***] of the Unused Commitment and, if the then-outstanding Loans are greater than [***] of the total Commitments, [***] of the Unused Commitment; provided that if the LTV Ratio exceeds the LTV Maximum Threshold as of any LTV Test Date, the Commitment Fee Rate will increase by [***] until any LTV Test Date or Optional LTV Test Date as of which the LTV Ratio does not exceed the LTV Maximum Threshold.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Payment Event” means any indemnity, termination payment or liquidated damages under a Frontier Miles Agreement.
“Contribution Agreement” means each of the agreements set forth on Schedule 1.01(a) and each other contribution agreement entered into after the date hereof pursuant to which Frontier contributes (a) all of its rights, title and interest to the Brand Intellectual Property owned or purported to be owned, or later developed or acquired and owned, by Frontier, directly or indirectly, to the Brand IP Borrower or (b) (i) all of its rights, title and interest to the Frontier Miles Intellectual Property owned or purported to be owned, or later developed or acquired and owned, by Frontier, (ii) all rights to establish, create, organize, initiate, participate, operate, assist, benefit from, promote or otherwise be involved in or associated with, in any capacity, the Frontier Miles Program, or any other customer loyalty miles program or any similar customer loyalty program, other than in connection with any Permitted Acquisition Loyalty Program, (iii) all of its payment rights under any Frontier Miles Agreement (but not any of its obligations thereunder), including its rights to receive payment under or with respect to any Frontier Miles Agreement and all payments due and to become due thereunder, and (iv) cash proceeds from the membership fees from members of the Discount Den Program (and, only upon the GoWild! Contribution, GoWild!), in each case of clauses (i) through (iv), directly or indirectly, to the Loyalty IP Borrower.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning set forth in Section 10.21.
“CS Excess Proceeds” shall have the meaning set forth in Section 2.12(c).

“CS Threshold Amount” shall have the meaning set forth in Section 2.12(c).
“Cure Amounts” shall have the meaning set forth in Section 2.24.
“Currency” means miles, points and/or other units that are a medium of exchange constituting a convertible, virtual, and private currency that is tradable property and that can be sold or issued to Persons.
“Daily Simple SOFR” means, for any day, (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by [***] immediately following such SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.
“Data Protection Laws” means all laws, rules and regulations applicable to each applicable Loan Party or Subsidiary thereof regarding privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), processing, encryption, security, safeguarding, loss, disclosure and use of Personal Data (including Personal Data of employees, contractors, customers, loan applicants and third parties), On-line Tracking Data, and email and mobile communications, including any approvals or notices required in connection therewith.
“Day Count Fraction” shall mean, interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.
“Debt Service Coverage Ratio” shall mean, with respect to any Determination Date, the ratio obtained by dividing (i) the sum (without duplication) of (x) the aggregate amount of Collections deposited to the Collection Account during the Related Quarterly Reporting Period and (y) Cure Amounts deposited to the Collection Account on or prior to such Determination Date (and which remain on deposit in the Collection Account on such Determination Date) by (ii) the sum of (a) the Interest Distribution Amount and Commitment Fees for such Determination Date and (b) the aggregate amount of interest that will accrue on any other Senior Secured Debt and any Junior Lien Debt during the Related Quarterly Reporting Period, determined based on the outstanding amount of the Senior Secured Debt and the Junior

Lien Debt as of such date of determination and the amount Senior Secured Debt and Junior Lien Debt to be issued or incurred, which calculation will be determined by Frontier in good faith and certified to the Administrative Agent.
“Debt Service Coverage Ratio Test” shall be satisfied as of any Determination Date if the Debt Service Coverage Ratio is not less than (i) for the Determination Dates that occur on or prior to the first anniversary of the Closing Date, [***] and (ii) for any Determination Date that occurs after the first anniversary of the Closing Date, [***].
“Debtors” shall have the meaning set forth in the definition of “Frontier Case Milestones”.
“Deeds of Undertaking” means (i) the deed of undertaking in respect of the Loyalty IP Borrower to be entered into on or about the Closing Date among the Loyalty IP Borrower, HoldCo 2, the Collateral Agent and Walkers Fiduciary Limited, (ii) the deed of undertaking in respect of the Brand IP Borrower to be entered into on or about the Closing Date among the Brand IP Borrower, HoldCo 2, the Collateral Agent and Walkers Fiduciary Limited, (iii) the deed of undertaking in respect of HoldCo 2 to be entered into on or about the Closing Date among HoldCo 2, HoldCo 1, the Collateral Agent and Walkers Fiduciary Limited, and (iv) the deed of undertaking in respect of HoldCo 1 to be entered into on or about the Closing Date among HoldCo 1, Frontier, the Collateral Agent and Walkers Fiduciary Limited.
“Default” means any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be an Event of Default.
“Default Interest” shall have the meaning set forth in Section 2.08.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean, at any time, any Lender (including any Agent in its capacity as a Lender) that (a) has failed, within two (2) Business Days of the date required to be funded or paid by it hereunder, to fund or pay (x) any portion of the Loans or (y) any other amount required to be paid by it hereunder to the Administrative Agent or any other Lender (or its banking Affiliates), (b) has notified the Borrowers, the Administrative Agent or any other Lender, or has made a public statement (verbally or in writing) to the effect, that it does not intend or expect to comply with any of its funding obligations (i) under this Agreement (unless such notification or public statement states that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied (other than as a result of the action or inaction of such Lender)) or (ii) on or prior to the Closing Date, generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, any other Lender or a Borrower, acting in good faith, to provide a confirmation in writing from an authorized officer or other authorized representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such

Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, such other Lender’s or the Borrowers’, as applicable, receipt of such confirmation in form and substance satisfactory to the Administrative Agent and the Borrowers, or (d) has become, or has had its Parent Company become, the subject of a Bankruptcy Event or a Bail-In Action. If the Administrative Agent determines that a Lender is a Defaulting Lender under any of clauses (a) through (d) above, such Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrowers and the Lenders.
“Depositary” means Citibank, N.A., as depositary under the Collateral Agency and Accounts Agreement.
“Determination Date” means, with respect to any Payment Date and the related Quarterly Reporting Period, commencing with the Quarterly Reporting Period ending December 31, 2024, the Business Day that is three (3) Business Days prior to such Payment Date.
“Direction of Payment” means a notice to each counterparty of a Frontier Miles Agreement, which shall include instructions to such counterparties to pay all amounts due to Parent or any Subsidiary thereof under the applicable Frontier Miles Agreement directly to the Loyalty Collection Account.
“Discharge of Senior Secured Debt Obligations” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Discount Den Program” means the Loyalty Program under the name “Discount Den” as of the Closing Date which is operated, owned or controlled, directly or indirectly by Frontier or any of its Subsidiaries, or principally associated with Frontier or any of its Subsidiaries, as in effect from time to time, whether under the “Discount Den” name or otherwise, in each case including any successor prepaid fares discount program.
“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Institution” shall mean (a) any Person identified in writing to the Administrative Agent on or prior to the Closing Date (which list may be updated by Frontier or any Borrower from time to time with the prior written consent of the Administrative Agent; provided, for the avoidance of doubt, such updated list shall not be applied for retroactive disqualifications), (b) any Person that operates a commercial passenger air carrier business or otherwise is or becomes a competitor of Frontier or the Borrowers and (c) any Affiliate of any person described in clause (a) or (b) (other than any Affiliate of such Person under common control with such person, which Affiliate is not actively involved in the management and/or operations of such Person) that is readily identifiable as such solely by name or identified on a list delivered by Frontier or a Borrower to the Administrative Agent on the Closing Date, which list may be updated by Frontier or the any Borrower from time to time with the prior written consent of the Administrative Agent; provided, for the avoidance of doubt, such updated list shall not be applied for retroactive disqualifications.
“Dollars” and “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary of Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia other than (i) any Subsidiary substantially all of the assets of which are equity interests in one or more Foreign Subsidiaries, intellectual property relating to such Foreign Subsidiaries and other assets (including cash and Cash Equivalents) relating to an ownership interest in such Foreign Subsidiaries and (ii) any Subsidiary of a Foreign Subsidiary.
“DOT” shall mean the United States Department of Transportation and any successor thereto.
“DSCR Cure” shall have the meaning set forth in clause (y) of Section 2.24.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“ECF Account” shall have the meaning set forth in Section 5.21.
“ECF Prepayment” shall have the meaning set forth in Section 5.21.
“ECF Prepayment Date” shall have the meaning set forth in Section 5.21.
“ECF Prepayment Price” shall have the meaning set forth in Section 5.21.
“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $100,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $100,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any Lender or any Affiliate of any Lender and (d) an Approved Fund of any Lender, (e) any other Person

(other than any Defaulting Lender, Disqualified Institution or natural Person) reasonably satisfactory to the Administrative Agent; provided that, so long as no Event of Default has occurred and is continuing, no Disqualified Institution shall constitute an Eligible Assignee unless otherwise consented to by the Borrowers; provided, further, neither Parent nor any Subsidiary of the Parent shall constitute an Eligible Assignee.
“Eligible Deposit Account” means (a) a segregated deposit account maintained with a depository institution or trust company whose short term unsecured debt obligations are rated at least, if rated by S&P, A-1 by S&P, if rated by Moody’s, P-1 by Moody’s, and, if rated by Fitch, F-1 by Fitch, (b) a segregated account which is maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least, if rated by S&P, A by S&P, if rated by Moody’s, A2 by Moody’s and, if rated by Fitch, BBB- by Fitch or (c) a segregated trust account maintained in the corporate trust department of a federally or state chartered depository institution whose long-term unsecured debt obligations are rated at least, if rated by S&P, A by S&P, if rated by Moody’s, A2 by Moody’s and, if rated by Fitch, BBB- by Fitch, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) in effect on the Closing Date.
“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the protection of the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release or threatened Release of, or the exposure of any human (including employees) to, any Hazardous Materials.
“Environmental Liability” shall mean any liability (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Frontier, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.

“Erroneous Payment” shall have the meaning set forth in Section 2.17(f).
“Escrow Accounts” shall mean accounts of Frontier or any Subsidiary, solely to the extent any such accounts hold funds set aside by Frontier or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by Frontier or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges; (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees; (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes; (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities; (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law); or (f) other funds held in trust for, or otherwise pledged to or segregated for the benefit of, an identified beneficiary.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” shall have the meaning set forth in Section 7.01.
“Excess Proceeds” shall have the meaning set forth in Section 2.12(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Intellectual Property” means (a) all Intellectual Property other than (i) the Frontier Miles Intellectual Property and (ii) the Brand Intellectual Property and (b) all Frontier Traveler Data.
“Excluded Property” means:
(i)    any lease, license, instrument, charter, permit, franchise, authorization, contract or other agreement, and any of its rights or interest thereunder or any property subject thereto, if and to the extent (but only to the extent) that a security interest:
(A)    is prohibited by or in violation of any law, rule or regulation applicable to such Grantor;
(B)    would (x) result in a breach of the terms of, or constitute a default under, such lease, license, instrument, charter, permit, franchise, authorization, contract or other agreement unless and until any required consent shall have been obtained or (y) give any other party to such lease, license, instrument, charter, permit, franchise, authorization, contract or other agreement the right to terminate its obligations thereunder pursuant to a valid and enforceable provision;
(C)    is expressly permitted under such lease, license, instrument, charter, permit, franchise, authorization, contract or other agreement only with consent of the parties thereto (other than consent of a Grantor) and such necessary consents to such grant of a security interest have not been obtained;
in each case of the foregoing clauses (A) through (C) unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest under the Collateral Documents pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Requirement of Law (including the Bankruptcy Code); provided that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, instrument, charter, permit, franchise, authorization, contract or other agreement not subject to the prohibitions specified in the foregoing clauses (A) through (C) above;
(ii)    any “intent to use” trademark applications for which a statement of use has not been filed with and accepted by the United States Patent and Trademark Office (but only until such statement is filed and accepted);
(iii)    cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Senior Secured Debt or Junior Lien Debt in connection with a permitted repayment thereof and in favor of the Collateral Agent (in the case of Senior Secured Debt) or the collateral agent, administrative agent or trustee in respect of such Junior Lien Debt; provided that (A) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged and (B) the satisfaction or discharge of such Indebtedness is expressly permitted under the Transaction Documents; and
(iv)    cash and Cash Equivalents distributed to Frontier by the Borrowers in accordance with the terms of this Agreement;
provided, however, that (1) “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property) and (2) in the case of any lease, license, instrument, charter, permit, franchise, authorization, contract or other agreement to which any Loan Party is a party, and any of its rights or interest thereunder or any property subject thereto (including any general intangibles), if and to the extent (but only to the extent) that a security interest therein to be granted by such Loan Party would (a) result in a breach of the terms of, or constitute a default under, such lease, license, instrument, charter, permit, franchise, authorization, contract or other agreement unless and until any required consent of any Loan Party shall have been obtained or (b) give any other Loan Party party to such lease, license, instrument, charter, permit, franchise, authorization, contract or other agreement the right to terminate its obligations thereunder, each such Loan Party hereby agrees that its consent to such security interest is hereby provided and any such right to terminate such obligations is hereby waived, in each case in connection with the security interests granted hereby or by any Collateral Document (and such Loan Party agrees that such property referred to in this clause (2) shall not constitute Excluded Property) solely to the extent the consent of such Loan Party would be sufficient to overcome such prohibition.
“Excluded Subsidiary” shall mean each Subsidiary of Parent (other than the SPV Parties) (1) that is a captive insurance company, (2) that is formed or exists for purposes relating to the investment in one or more tranches of Indebtedness of any other Subsidiary, other tranches of which have been (or are to be) offered in whole or in part to Persons who are not Affiliates of Parent, (3) that is prohibited by applicable law, rule, regulation or contract existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing, or granting Liens to secure, the Obligations or if Guaranteeing, or granting Liens to secure, the Obligations would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (4) with respect to which Frontier and the Collateral Agent reasonably agree that the burden or cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Senior Secured Parties therefrom, (5) with respect to which the provision of such guarantee of the Obligations could reasonably be expected to result in material adverse Tax consequences to Parent or one of its Subsidiaries (as reasonably determined by Frontier and notified in writing to the Administrative Agent), (6) that is a Foreign Subsidiary, a Subsidiary of a Foreign Subsidiary, a FSHCO, or a Subsidiary of a FSHCO or (7) that is an Immaterial Subsidiary. For the avoidance of doubt, no SPV Party shall be considered to be an Excluded Subsidiary.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Agent, any Lender or any other recipient of a payment hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in any credit extension hereunder pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the credit extension or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.16(f) or Section 2.16(h), and (d) any Taxes imposed under FATCA.
“Executory Documents” shall have the meaning set forth in the definition of “Frontier Case Milestones”.

“Extended Loan” shall have the meaning set forth in Section 2.28(a)(ii).
“Extension” shall have the meaning set forth in Section 2.28(a).
“Extension Amendment” shall have the meaning set forth in Section 2.28(d).
“Extension Offer” shall have the meaning set forth in Section 2.28(a).
“Extension Offer Date” shall have the meaning set forth in Section 2.28(a)(i).
“Extraordinary Resolution” has the meaning ascribed to such term in the Specified Organization Documents of each SPV Party, as applicable.
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“Facility” shall mean each of the Commitments and the Loans made thereunder.
“FASB” shall mean the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, practices or guidance notes adopted pursuant to any such intergovernmental agreement, including the US IGA.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” shall have the meaning set forth in Section 2.19.
“Fees” shall collectively mean the fees referred to in Section 2.19 or Section 2.20.
“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, and its successors.
“Financial Covenant” shall have the meaning set forth in Section 6.08.

“Foreign Lender” shall mean any Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code).
“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of Parent that was not formed under the laws of the United States or any state of the United States or the District of Columbia.
“Fraudulent Transfer Laws” shall have the meaning set forth in Section 2.05(a).
“Frontier” shall have the meaning set forth in the first paragraph of this Agreement.
“Frontier Bankruptcy Case” means (1) Frontier (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, liquidator, provisional liquidator, custodian, conservator, restructuring officer (interim restructuring officer) or other similar official of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing its inability generally to, pay its debts as they become due or (2) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against Frontier, (B) appoints a receiver, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of Frontier or for all or substantially all of the property of Frontier or (C) orders the liquidation of Frontier, and in each case under clause (2) the order or decree remains unstayed and in effect for 60 consecutive days.
“Frontier Brand Sublicense” means that certain Brand Sublicense Agreement, dated as of the date hereof, by and between HoldCo 2, as licensor, Frontier, as licensee, and Parent, as guarantor.
“Frontier Case Milestones” means that, during a Frontier Bankruptcy Case:
Each of the following, other than with respect to the Brand IP Licenses (including where Transaction Documents is referenced herein):
(a)    each Loan Party shall continue to perform its respective obligations under the Transaction Documents and there shall be no material interruption in the flow of funds under such Transaction Documents in accordance with the terms thereunder; provided, that (i) the performance by the Loan Parties under this clause (a) shall in all respects be subject to any applicable materiality qualifiers, cure rights and/or grace periods provided for under the respective Transaction Documents, and (ii) the Guarantors shall have thirty (30) days from the Petition Date (as defined below) to cure any failure to perform that requires court authorization to perform;
(b)    the debtors in respect of the Frontier Bankruptcy Case (the “Debtors”) shall file with the applicable U.S. bankruptcy court (the “Bankruptcy Court”), within ten (10) days of the date of petition in respect of the Frontier Bankruptcy Case (the “Petition Date”), a customary and reasonable motion to assume, under section 365 of title 11 of the Bankruptcy

Code, the IP Agreements, the Material Frontier Miles Agreements, and the Administration Agreements to which the Debtors are a party (the “Executory Documents”) and continue to perform all obligations under the Transaction Documents (the “Assumption Motion”), and shall thereafter pursue (including by contesting any objections to) the approval of the Assumption Motion;
(c)    the Bankruptcy Court shall have entered a customary and reasonable final order (the “Assumption Order”) granting the Assumption Motion, within sixty (60) days after the Petition Date, and such Assumption Order shall not be amended, stayed (unless the party seeking a stay has posted a cash bond in an amount equal to or greater than the maximum amount of the Brand License Termination Payment that could be asserted if the Frontier Brand Sublicense were to terminate (without reduction for any potential mitigation)), vacated, or reversed;
(d)    the parties agree and acknowledge that the Assumption Motion and Assumption Order shall be customary and reasonable and the Assumption Order shall provide, among other things, that: (i) the Debtors are authorized to assume the Executory Documents and perform all obligations under the Transaction Documents and implement actions contemplated thereby and, pursuant to the Assumption Order, will assume such Executory Documents pursuant to section 365 of the Bankruptcy Code; (ii) Transaction Documents are binding and enforceable against the parties thereto in accordance with their terms, without exception or amendment; (iii) any amounts payable under the Transaction Documents are actual and necessary costs and expenses of preserving the Debtors’ estates and shall be entitled to priority as an allowed administrative expenses of the Debtors pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code; (iv) the Debtors must cure any defaults under the Transaction Documents as a condition to assumption; and (v) the Debtors are authorized to take any action necessary to implement the terms of the Assumption Order;
(e)    each Debtor, each Borrower and each Guarantor (i) shall not take any action to materially interfere with the assumption of the Executory Documents or performance under the Transaction Documents, or support any other Person to take any such action; and (ii) shall take all steps commercially reasonably necessary, to contest any action that would materially interfere with the assumption of the Executory Documents and performance of all obligations under the Transaction Documents, including, without limitation, litigating any objections and/or appeals;
(f)    each Debtor, each Borrower and each Guarantor (i) shall not file any motion seeking to avoid, reject, disallow, subordinate, or recharacterize any obligation under the Transaction Documents or support any other Person to take any such action and (ii) shall take all steps commercially reasonably necessary, to contest any action that would seek to avoid, reject, disallow, subordinate, or recharacterize any obligation under the Transaction Documents, including, without limitation, litigating any objections and/or appeals;
(g)    in the event there is an appeal of the Assumption Order:

(i)    if the appeal has not been dismissed within sixty (60) days, then (A) the Reserve Account Required Balance shall increase by [***] per month as long as such appeal is pending, up to a cap of [***], and (B) such additional amounts accrued pursuant to clause (A) above shall be released to Frontier within [***] after the end of such appeal; and
(ii)    the Debtors shall pursue a court order requiring any appellants to post a cash bond in an amount equal to [***], to an account held solely for the sole benefit of the Senior Secured Parties (clauses (i) and (ii) the “Appeal Amounts”). For the avoidance of doubt, in the event that there are separate appeals of the Assumption Order and an order approving the assumption of either of the Brand IP Licenses, there shall only be one Appeal Amount;
provided that, notwithstanding the foregoing clauses (a) through (g) above shall not apply to the Brand IP Licenses, which shall be governed by the Brand Suspension Events and the Brand IP Case Milestones Termination Events;
(h)    the Frontier Bankruptcy Case shall not, and is not converted into, a case under chapter 7 of the Bankruptcy Code; and
(i)    each of any plan of reorganization filed or supported by any Debtor and the plan of reorganization shall either (i) expressly provide for assumption or reinstatement of the Transaction Documents to which such Debtor is party and reinstatement or replacement of each of the related guarantees, subject to applicable cure periods or (ii) provide that the Loans are paid in full in cash and the Commitments are terminated on the effective date of the plan of reorganization.
For the avoidance of doubt, notwithstanding the foregoing, during the pendency of and following any stay or appeal of the Assumption Order, each Loan Party must continue to perform all obligations under the Transaction Documents, including making any and all payments under the Transaction Documents in accordance with the terms thereof and as described above and, in the event of any such payment default (subject to any applicable cure or grace periods under the applicable Transaction Documents), nothing shall limit any of the Lender’s, the Administrative Agent’s or the Collateral Agent’s rights and remedies including but not limited to any termination rights under the Transaction Documents.
“Frontier Intercompany Loan” means any loan made by any SPV Party to Frontier with proceeds of the Loans.
“Frontier Intercompany Note” means the promissory note(s) evidencing the Frontier Intercompany Loan.
“Frontier Loyalty Program Sublicense” means that certain Loyalty Program Intellectual Property Sublicense Agreement, dated as of the date hereof, by and between HoldCo 2, as licensor, and Frontier, as licensee, and Parent, as guarantor.

“Frontier Miles Agreements” means, at any time, all currently existing, future and successor co-branding, partnering or similar agreements related to or entered into in connection with the Frontier Miles Program, including each Material Frontier Miles Agreement, but excluding each Retained Agreement existing at such time. For the avoidance of doubt, the Barclays Co-Branded Credit Card Agreement shall in all cases be deemed to be a Frontier Miles Agreement and shall in no case constitute a Retained Agreement.
“Frontier Miles Customer Data” means all data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Frontier or any of its Subsidiaries (including the Loyalty IP Borrower) and used, generated or produced primarily as part of the Frontier Miles Program, the Discount Den Program (and, only upon the GoWild! Contribution, GoWild!), including all of the following: (a) a list of all members of the Frontier Miles Program, the Discount Den Program and, only upon the GoWild! Contribution, GoWild!; and (b) the Frontier Miles Member Profile Data for each member of the Frontier Miles Program, the Discount Den Program, (and, only upon the GoWild! Contribution, GoWild!) but excluding Frontier Traveler Data.
The parties hereto acknowledge and agree that customer name, contact information (including name, mailing address, email address, and phone numbers) and communication and promotion opt-ins (as described in clause (b) of the definition of “Frontier Miles Member Profile Data”) are included in both Frontier Miles Customer Data and Frontier Traveler Data; provided that the foregoing communication and promotion opt-ins are not specific to the Frontier Miles Program, the Discount Den Program (or, only upon the GoWild! Contribution, GoWild!), and if such communication and promotion opt-ins are specific to the Frontier Miles Program, the Discount Den Program (or, only upon the GoWild! Contribution, GoWild!) such communication and promotion opt-ins shall only be considered to be Frontier Miles Customer Data (it being understood that Frontier shall be entitled to continue marketing its airline business in the ordinary course).
“Frontier Miles Customer Database” shall have the meaning set forth in Section 4.03(b).
“Frontier Miles Intellectual Property” shall mean (a) Frontier Miles Customer Data and (b)(i) the proprietary source code set forth on Schedule 1.01(c) under the heading “Frontier Miles Intellectual Property”, (ii) the registered trademarks and trademark applications set forth on Schedule 1.01(c) under the heading “Frontier Miles Intellectual Property”, (iii) the issued patents and patent applications set forth on Schedule 1.01(c) under the heading “Frontier Miles Intellectual Property”, (iv) the registered copyrights set forth on Schedule 1.01(c) under the heading “Frontier Miles Intellectual Property”, and (v) other data, proprietary source code, registered trademarks, issued patents, registered copyrights and applications for the foregoing that are owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by the Borrowers, Parent Guarantors or any of Parent’s Subsidiaries that are used in the Frontier Miles Program, the Discount Den Program, or solely upon the GoWild! Contribution, GoWild! and which are required to be contributed to the Borrowers from time to time as set forth in Section 5.07 of this Agreement, but excluding (i) all Intellectual Property used to operate the Frontier airline business that, even if used in connection with the Frontier Miles Program or Discount Den (or, only upon the GoWild! Contribution, GoWild!), would be required or necessary to operate the Frontier airline business in the absence of the Frontier Miles Program, the Discount Den Program (or, only upon the GoWild! Contribution, GoWild!), and (ii) the following Intellectual Property (1) the Brand Intellectual Property, (2) the ULCC as stock symbol and (3) the Frontier website (including all content and source code).
“Frontier Miles Member Profile Data” means, with respect to each member of the Frontier Miles Program, the Discount Den Program (or solely upon the GoWild! Contribution, GoWild!), such member’s (a) name, mailing address, email address, and phone numbers, (b) communication and promotion opt-ins, (c) total miles balance, (d) third party engagement history, (e) accrual and redemption activity, including any data related to member segment designations or member segment activity or qualifications and (f) Frontier Miles Program account number and annual member status, but excluding Frontier Traveler Data.
“Frontier Miles Program” means any Loyalty Program, which is operated, owned or controlled, directly or indirectly by Parent or any of its Subsidiaries, or principally associated with Parent or any of its Subsidiaries, as in effect from time to time, whether under the “Frontier Miles” name or otherwise, in each case including any successor program, but excluding any Permitted Acquisition Loyalty Program, the Discount Den Program and GoWild!.
“Frontier Miles Program Revenues” means, with respect to any period, the aggregate amount of revenues of the Frontier Miles Program during such period (including any Retained Agreement Revenues).
“Frontier Miles Transaction Revenues” means, with respect to any period and without duplication, the aggregate amount of revenues of the Loyalty IP Borrower under the Frontier Miles Agreements during such period together with all other payments to the Loyalty IP Borrower under the Frontier Miles Agreements during such period.
“Frontier Mobile App” means the “Frontier Airlines mobile app” including all content and source code and any successor mobile app that uses the name “Frontier” or serves a similar purpose as the Frontier domain.
“Frontier Security Agreement” means that certain Frontier Security Agreement, dated on the Closing Date, among Frontier and the Collateral Agent, as it may be amended and restated from time to time.
“Frontier Traveler Data” means data (a) generated, produced or acquired as a result of the issuance, modification or cancellation of customer tickets from Frontier or for flights on Frontier, including data in or derived from passenger name records (including name and contact information) associated with flights on Frontier, or (b) that relates to a customer’s flight-related experience, but excluding in the case of clause (a) information that would not be generated, produced or acquired in the absence of the Frontier Miles Program, the Discount Den Program, only upon the GoWild! Contribution, GoWild!, or any other loyalty program.
“FSHCO” shall mean any Subsidiary substantially all the assets of which consist of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more (a) CFCs and/or (b) other Subsidiaries substantially all the assets of which consist (directly or indirectly) of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more CFCs; provided that no SPV Party shall be considered to be a FSHCO.
“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“GoWild!” means the Loyalty Program under the name “GoWild!” as of the Closing Date which is operated, owned or controlled, directly or indirectly by Parent or any of its Subsidiaries, or principally associated with Parent or any of its Subsidiaries, as in effect from time to time, whether under the “GoWild!” name or otherwise, in each case including any successor pre-paid all-you-can-fly travel pass program.
“GoWild! Contribution” means the addition of GoWild! to the Collateral pursuant to Section 10.23.
“Grantor” means each Borrower and each other Loan Party that shall at any time pledge Collateral under a Collateral Document.
“Guarantee” means a guarantee (other than (i) by endorsement of negotiable instruments for collection or (ii) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
“Guaranteed Obligations” shall have the meaning set forth in Section 9.01(a).
“Guarantors” means the Parent Guarantors, the Cayman Guarantors and any other Subsidiary of Parent that becomes a Guarantor pursuant to Section 5.13.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature that are regulated as hazardous pursuant to, or, due to their hazardous qualities, could reasonably be expected to give rise to liability under any Environmental Law.
“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.
“HoldCo 1” shall mean Frontier Finance 1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.
“HoldCo 2” shall mean Frontier Finance 2, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.
“HoldCo 2 Brand License” means that certain Brand License Agreement, dated as of the date hereof, by and between the Brand IP Borrower, as licensor, and HoldCo 2, as licensee.
“HoldCo 2 Loyalty Program License” means that certain Loyalty Program Intellectual Property License Agreement, dated as of the date hereof, by and between the Loyalty IP Borrower, as licensor, and HoldCo 2, as licensee.
“Immaterial Subsidiary” means any Subsidiary of Parent that is not a Material Subsidiary.
“Increase Effective Date” shall have the meaning set forth in Section 2.27(a).
“Increase Joinder” shall have the meaning set forth in Section 2.27(c).
“Increase Lender” shall have the meaning set forth in Section 2.27(a).
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Capital Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six (6) months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business; or
(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” shall have the meaning set forth in Section 10.04(b).
“Independent Director” means, at any time with respect to any SPV Party, a director of such SPV Party that (1) satisfies the Independent Director Criteria at such time and (2) is a duly appointed “Independent Director” under and as defined in such SPV Party’s Specified Organization Document.
“Independent Director Criteria” means criteria that shall be satisfied only in respect of a natural person that (a) is a director who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience; (b) either is approved by both Frontier and the Administrative Agent, or is provided by a company nationally recognized in the United States or the Cayman Islands for providing professional independent managers and directors, that is not an Affiliate of any Loan Party or the Collateral Agent and that provides professional independent managers and directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director; and (c) is not, and has never been, and will not while serving as Independent Director be, any of the following: (i) a member, partner, equityholder, manager, director, officer or employee of any Borrower or any of its equityholders, the Collateral Agent or any Affiliates of the foregoing (except immaterial equity ownership in a Parent Guarantor or other than as an Independent Director of any SPV Party or any other Affiliate of a Borrower that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Person is either is approved by both Frontier and the Administrative Agent or employed by a company that routinely provides professional independent managers or directors); (ii) a creditor, supplier or service provider (including provider of professional services) to either Borrower, the Collateral Agent or any of their respective equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers and directors and other corporate services to the Borrowers, the Collateral Agent or any of their respective equityholders or Affiliates in the ordinary course of business); (iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (iv) a Person that controls (whether directly, indirectly or otherwise) any of clause (i), (ii) or (iii) above.
Any director who is an employee of Walkers Fiduciary Limited shall be deemed to meet the requirements of an “Independent Director” for purposes of this definition.
“Instructing Group” means, the Lenders holding at least 66.67% of the total Commitments and/or outstanding Loans and, to the extent each is a Lender, each of Citibank, N.A., Barclays Bank PLC and Morgan Stanley Senior Funding, Inc.
“Intellectual Property” means all patents and pending patent applications, registered trademarks or service marks and pending applications to register any trademarks or service marks, brand names, trade dress, know how, registered copyrights and pending applications for registration of copyrights, Trade Secrets, registered domain names, and other intellectual property, whether registered or unregistered, including social media accounts, unregistered copyrights in software and source code and pending applications to register any of the foregoing.
“Intercreditor Agreements” means the Collateral Agency and Accounts Agreement and any Junior Lien Intercreditor Agreement.
“Interest Distribution Amount” means, with respect to each Payment Date, an amount equal to (a) the product of (i) the Interest Rate for the related Interest Period, multiplied by (ii) the Day Count Fraction, multiplied by (iii) the outstanding principal amount of the Loans as of the first day of the related Interest Period, plus (b) any unpaid Interest Distribution Amounts from prior Payment Dates plus, to the extent permitted by law, interest thereon at the applicable Interest Rate for the related Interest Period.
“Interest Period” shall mean, as to any Borrowing of SOFR Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on (but excluding) the next corresponding Payment Date; provided that (i) if any Interest

Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the applicable Termination Date.
“Interest Rate” shall mean the rate of interest applicable to each Loan as set forth in Section 2.07(a), as such rate may be modified by Section 2.08 or Section 2.09.
“Investments” means, with respect to any Person, all direct or indirect investments made by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (but excluding advance payments and deposits for goods and services in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“IP Agreements” means (a) each Contribution Agreement; (b) each IP License; (c) the IP Management Agreements and (d) each other contribution agreement, license or sublicense related to the Brand Intellectual Property or the Frontier Miles Intellectual Property that is required to be entered into after the Closing Date pursuant to the terms of the Loan Documents.
“IP License Transaction Revenues” means, with respect to any period and without duplication, the aggregate amount of payments received by the Borrowers pursuant to the IP Licenses during such period.
“IP Licenses” means (a) the Brand IP Licenses and (b) the Loyalty IP Licenses.
“IP Management Agreements” means each of the Brand Management Agreement and the Loyalty Program Management Agreement.
“IP Manager” shall mean Frontier (or any of its affiliates to the extent a permitted successor or assign), in its capacity as IP Manager under the IP Management Agreements, or any Successor Manager (as such term is defined under the IP Management Agreements).
“IP Security Agreements” shall have the meaning set forth in the Security Agreement.
“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Junior Lien Debt” means, any Indebtedness owed to any other Person, so long as (i) solely with respect to the Collateral, such Indebtedness is expressly subordinated in right of payment to the Loans and any other Senior Secured Debt Obligations in the agreement, indenture or other instrument governing such Indebtedness and in a Junior Lien Intercreditor Agreement, (ii) the Liens on the Collateral securing such Indebtedness are subordinated to the Liens on the Collateral securing the Loans and any other Senior Secured Debt Obligations pursuant to a Junior Lien Intercreditor Agreement, (iii) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the Weighted Average Life to Maturity of the Loans, (iv) the maturity date for such Indebtedness shall be at least 91 days after the Maturity Date, (v) such Indebtedness shall not be subject to or benefit from any Guarantee by any Person other than an Loan Party, and (v) the terms and conditions governing such Indebtedness of the Loan Parties shall (a) be reasonably acceptable to the Required Debtholders or (b) not be materially more restrictive, when taken as a whole, on the Borrowers (as determined in good faith by the Borrowers), than the terms of the then-outstanding Loans (except for (x) terms that are conformed (or added) in the Transaction Documents for the benefit of the Lenders holding then-outstanding Loans pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of the Borrowers, (y) terms applicable only to periods after the latest maturity date then in effect for any Loans (as of the date of the incurrence of such Junior Lien Debt) and (z) pricing, fees, rate floors, premiums, optional prepayment or redemption terms) unless the Lenders under the then-outstanding Loans receive the benefit of such more restrictive terms; provided that in no event shall such Indebtedness be subject to events of default, mandatory prepayment or acceleration resulting (either directly or through a cross-default or cross-acceleration provision) from a Bankruptcy Case of Frontier or any of its Subsidiaries (other than the SPV Parties) except on the same terms as the Loans or as provided in clause (x) or (y) above.
“Junior Lien Debt Documents” means any documents, instruments, notes, credit agreements, purchase agreements or other agreements entered into in connection with the incurrence or issuance of any Junior Lien Debt.
“Junior Lien Intercreditor Agreement” has the meaning set forth in the Collateral Agency and Accounts Agreement.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date of any then-outstanding Loan or of any other Priority Lien Debt.
“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease, sublease, use or license agreement or swap agreement or similar arrangement by any Grantor described in the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Liquidity” means the sum of (i) all unrestricted cash and Cash Equivalents and “short-term investment securities” (as referred to in the Parent’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and/or other public filings with the SEC) of Frontier (excluding, for the avoidance of doubt, any cash or Cash Equivalents held in the Collection Account, the Payment Account, the ECF Account or the Reserve Account and any other accounts subject to account control agreements), (ii) committed amounts available to be drawn by Frontier and the Borrowers (taking into account all borrowing base limitations or other restrictions) under all revolving credit facilities of Frontier and the Borrowers; provided that such undrawn commitments have a maturity date greater than one (1) year from the date of calculation and (iii) the scheduled net proceeds (after giving effect to any expected repayment of existing Indebtedness using such proceeds) of any Capital Markets Offering of Frontier or the Borrowers that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof).
“Loans” shall mean the Loans and any Extended Loans, as applicable.
“Loan Documents” shall mean this Agreement, the Collateral Documents, the Fee Letter, any promissory notes executed in favor of a Lender and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by any Loan Party to the Administrative Agent, the Collateral Agent or any Lender.
“Loan Parties” shall mean the Borrowers and the Guarantors.
“Loan Request” shall mean a request by the Borrowers, executed by a Responsible Officer of the Borrowers, for a Loan in accordance with Section 2.03 in substantially the form of Exhibit D.
“Loyalty Collection Account” means the non-interest bearing trust account of Loyalty IP Borrower held at Citibank, N.A., account name: ###, which account is established and maintained at the New York office of the Depositary and under the control of the Collateral Agent pursuant to the Collateral Agency and Accounts Agreement, or any successor account that is an Eligible Deposit Account and which is under the control of the Collateral Agent pursuant to the Collateral Agency and Accounts Agreement or, subject to Section 8.05(c), an Account Control Agreement.
“Loyalty IP Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Loyalty IP Licenses” means the HoldCo 2 Loyalty Program License and the Frontier Loyalty Program Sublicense.

“Loyalty Program” means (a) any customer loyalty program available to individuals (i.e., natural persons) that grants members in such program Currency based on a member’s purchasing behavior and that entitles a member to accrue and redeem such Currency for a benefit or reward, including flights and/or other goods and services, or (b) any other membership program available to individuals (i.e., natural persons) that grants members in such program benefits in connection with travel on an airline, including reduced costs on airfare, bag fees and upgrades in exchange for a periodic cash payment. For the avoidance of doubt, each of the Discount Den Program and GoWild! constitute Loyalty Programs, provided GoWild! shall not be required to be contributed to the Loyalty IP Borrower until the occurrence of the GoWild! Contribution.
“Loyalty Program Management Agreement” means that certain Loyalty Program Management Agreement, dated as of the date hereof, among the Loyalty IP Borrower, Frontier, as manager, and the Collateral Agent.
“LTV Maximum Threshold” shall mean [***].
“LTV Ratio” means, on any date, the ratio (expressed as a percentage) equal to (a) the aggregate principal amount of Senior Secured Debt outstanding on such date, divided by (b) the value of the Collateral determined pursuant to the most recent Appraisal submitted to the Administrative Agent in accordance with Section 5.06 (including any additional Appraisal submitted to the Administrative Agent in accordance with Section 5.06).
“LTV Test Date” shall have the meaning set forth in the definition of “Special Interest Rate”.
“Material Adverse Change” shall mean any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” means a material adverse effect on (a) the consolidated business, operations or financial condition of Frontier and its Subsidiaries, taken as a whole, (b) the validity or enforceability of the Transaction Documents or the rights or remedies of the Lenders and the Senior Secured Parties thereunder, (c) the ability of the Borrowers to pay the Obligations under the Transaction Documents, (d) the validity, enforceability or collectability of the Material Frontier Miles Agreements or the IP Agreements generally or any material portion of the Material Frontier Miles Agreements or the IP Agreements, taken as a whole (but excluding, for avoidance of doubt, any cancellation or termination of any such agreement by any of the parties thereto in accordance with its terms), (e) the business and operations of the Frontier Miles Program, taken as a whole, or (f) the ability of the Loan Parties to perform their material obligations under the IP Agreements, the Frontier Intercompany Loan or the Material Frontier Miles Agreements to which it is a party; provided, that no condition or event that has been disclosed in the public filings for Frontier on or prior to the Closing Date shall be considered a “Material Adverse Effect” hereunder.
“Material Frontier Miles Agreements” means (a) any Significant Frontier Miles Agreement and (b) each other Frontier Miles Agreement identified as a Material Frontier Miles

Agreement as set forth on Schedule 3.18 hereto, as updated from time to time pursuant to the terms of this Agreement.
“Material Indebtedness” means (a) with respect to Parent and its Subsidiaries, Indebtedness of Parent and its Subsidiaries (other than the Loans) outstanding under the same agreement in a principal amount exceeding [***]; and (b) with respect to any SPV Party, Indebtedness of any SPV Party (other than the Loans) outstanding under the same agreement in a principal amount exceeding [***].
“Material Modification” means:
(1)    any amendment or waiver of, or modification or supplement to, a Significant Frontier Miles Agreement occurring on or after the Closing Date which: (a) extends, waives, delays or contractually or structurally subordinates one or more payments due to any Loan Party or any Subsidiary thereof with respect to such Frontier Miles Agreement; (b) reduces the rate or amount of payments due to any Loan Party or any Subsidiary thereof with respect to such Frontier Miles Agreement; (c) gives any Person other than Loan Parties party to such Frontier Miles Agreement additional or improved termination rights with respect to such Frontier Miles Agreement; (d) shortens the term of such Frontier Miles Agreement or expands or improves any counterparty’s rights or remedies following a termination; or (e) imposes new payment obligations on any Loan Party or any Subsidiary thereof under such Frontier Miles Agreement; in each case under this clause (1), if such amendment, waiver, modification or supplement could reasonably be expected to result in a Payment Material Adverse Effect; and
(2)     any amendment or waiver of, or modification or supplement to, an IP Agreement or the Frontier Intercompany Loan which: (a) shortens the scheduled maturity or term thereof, (b) amends, modifies or otherwise changes the calculation or rate of fees, expenses or termination payments due and owing thereunder in a manner reducing the amount owed to any Borrower, (c) changes the contractual subordination of payments thereunder, reduces the frequency of payments thereunder or permits payments due to any Borrower to be deposited to an account other than a Collection Account, (d) changes the amendment standards applicable to such agreement (other than changes affecting rights of the Administrative Agent or the Collateral Agent to consent to amendments, which is covered by clause (e)) in a manner that would reasonably be expected to result in a Payment Material Adverse Effect, or (e) materially impairs the rights of the Administrative Agent or the Collateral Agent to enforce or consent to amendments to any provisions of any such agreement in accordance therewith.
Notwithstanding anything to the contrary in this definition of “Material Modification”, the entrance into a Permitted Replacement Frontier Miles Agreement shall not constitute a Material Modification.
“Material Subsidiaries” means one or more Subsidiaries or Parent, for which (a) the assets of all such Subsidiaries constitute, in the aggregate, more than 5.0% of the total assets of Frontier and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of Frontier for which financial statements are available to the Administrative Agent pursuant to Section 5.01) and (b) the revenues of all such Subsidiaries account for, in the aggregate, more than 5.0% of the total revenues of Frontier and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of Frontier for which financial statements are available to the Administrative Agent pursuant to Section 5.01.
“Maturity Date” shall mean, September 24, 2027.
“Miles” means the Currency under the Frontier Miles Program.
“Minimum Extension Condition” shall have the meaning set forth in Section 2.28(c).
“Moody’s” means Moody’s Investors Service, Inc.
“Net Proceeds” means (a) with respect to any Collateral Sale, Recovery Event or Contingent Payment Event, the aggregate cash and Cash Equivalents received by Parent or any of its Subsidiaries in respect thereof, net of: (i) the direct costs and expenses relating to such Collateral Sale, Recovery Event or Contingent Payment Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Sale, Recovery Event or Contingent Payment Event, taxes paid or payable as a result of the Collateral Sale, Recovery Event or Contingent Payment Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; and (ii) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; and (b) with respect to any issuance or incurrence of Indebtedness (including Permitted Pre-paid Miles Purchases), the cash proceeds thereof, net of (i) any fees, underwriting discounts and commissions, premiums, and other costs and expenses incurred in connection with such issuance and (ii) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses, and brokerage, consultant, accountant, and other customary fees.
“Non-Consenting Lender” shall have the meaning set forth in Section 10.08.
“Non-Control Investment” means an investment in an airline in which Parent and its Subsidiaries do not possess, directly or indirectly, (a) more than 50% of the voting power of the ownership interests of such airline or the entity that operates any Loyalty Program thereof or (b) the ability to appoint a majority of the members of the Board of Directors (or equivalent governing body) of such airline or the entity that operates the loyalty program thereof.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Non-Extending Lender” shall have the meaning set forth in Section 10.08.
“Non-SOFR Benchmark Replacement” means any Benchmark Replacement determined in accordance with clause (2) of the definition of “Benchmark Replacement”.

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Agreement or the other Collateral Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to any Agent or any Lender that are required to be paid by the Borrowers pursuant hereto or under any other Collateral Document) or otherwise.
“Officer’s Certificate” means a certificate signed on behalf of a Borrower or Parent Guarantor (or such other applicable Person) by a Responsible Officer of a Borrower or Parent Guarantor (or such other applicable Person), respectively.
“On-line Tracking Data” means any information or data collected in relation to on-line activities that can reasonably be associated with a particular user or computer or other device.
“Ordinary Course of Business” shall mean with respect to Parent or any of its Subsidiaries, (a) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of, Parent and its Subsidiaries, as applicable, (b) customary and usual in the commercial airline industry in the United States or (c) consistent with the past or current practice of one or more commercial air carriers in the United States.
“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).
“Parent” has the meaning set forth in the introductory paragraph of this Agreement.
“Parent Bankruptcy Event” shall mean (a) any Parent Guarantor (i) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, liquidator, provisional liquidator, custodian, conservator, restructuring officer (interim restructuring officer) or other similar official of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing its inability generally to, pay its debts as they become due or (ii) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (A) is for relief against such Parent Guarantor, (B) appoints a receiver, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of such Parent Guarantor or for all or substantially all of the property of such Parent Guarantor or (C) orders the liquidation of such Parent Guarantor, and in each case under clause (ii) the order or decree remains unstayed and in effect for 60 consecutive days.
“Parent Change of Control” shall mean the occurrence of any of the following:
(1)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person, other than to (x) any Person which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares) or (y) one or more Permitted Holders; or
(2)    the acquisition by any Person or group, other than one or more Permitted Holders, of 50% or more of the total voting power of the Voting Stock of Parent other than in connection with (A) any transaction or series of transactions in which Parent shall become a wholly owned subsidiary of a Parent Entity of which no Person or group, as noted above, holds 50% or more of the total voting power or (B) any merger or consolidation of Parent with or into a Permitted Person or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of the entity that ultimately acquired the Voting Stock of Parent or into whose Voting Stock the Voting Stock of Parent is converted in the merger or other transaction (measured by voting power rather than number of shares).
For the avoidance of doubt, any Permitted Frontier Reorganization shall be deemed not to constitute a Parent Change of Control. For the avoidance of doubt, any Parent Entity of HoldCo 2 that is a subsidiary of Parent may be dissolved, liquidated or merged out of existence (or terms of similar import). For purposes of the foregoing definition, (i) “Parent Entity” means, with respect to any Person, any other Person of which such Person is a direct or indirect wholly-owned Subsidiary, and (ii) “Person” shall include any “person” (as that term is used in Section 13(d)(3) of the Exchange Act).
“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Guarantors” has the meaning set forth in the introductory paragraph of this Agreement.
“Participant” shall have the meaning set forth in Section 10.02(d)(i).
“Participant Register” shall have the meaning set forth in Section 10.02(d)(i).
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (signed into law on October 26, 2001), and any subsequent legislation that amends or supplements such Act or any subsequent legislation that supersedes such Act.
“Payment Account” shall have the meaning set forth in Section 5.19(a).
“Payment Date” means (a) the 15th day of April, July, October and January of each year, or if such day is not a Business Day, the next succeeding Business Day, commencing October 15, 2024, and (b) the Termination Date.
“Payment Date Statement” means a written statement substantially in the form attached hereto as Exhibit E setting forth the amounts to be paid pursuant to Section 2.10(b) on the related Payment Date.
“Payment Material Adverse Effect” means a material adverse effect on (a) the validity or enforceability of the Loan Documents or the rights or remedies of the Lenders thereunder, (b) the ability of the Borrowers to pay the Obligations, (c) the validity, enforceability or collectability of the Material Frontier Miles Agreements or the IP Agreements generally or any material portion of the Material Frontier Miles Agreements or the IP Agreements, taken as a whole (but excluding, for avoidance of doubt, any cancellation or termination of any such agreement by any of the parties thereto in accordance with its terms); provided, that no condition or event that has been disclosed in the public filings for Parent shall be considered a “Payment Material Adverse Effect”.
“Payroll Accounts” means depository accounts used only for payroll.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Acquisition Loyalty Program” shall mean a Loyalty Program owned, operated or controlled, directly or indirectly, by a Specified Acquisition Entity or any of its Subsidiaries, or principally associated with such Specified Acquisition Entity or any of its Subsidiaries so long as: (1) the Specified Acquisition Entity’s Loyalty Program is operated so that it is not more competitive, taken as a whole, than the Frontier Miles Program (as determined by Frontier in good faith), (2) Frontier, Parent and its Subsidiaries do not take any action that would reasonably be expected to disadvantage the Frontier Miles Program relative to the Specified Acquisition Entity’s Loyalty Program, (3) no members of the Frontier Miles Program are targeted for membership in the Specified Acquisition Entity’s Loyalty Program; provided that this clause (3) shall not prohibit general advertisements, promotions or similar general marketing activities related to the Specified Acquisition Entity, (4) except as attributable to market or business conditions as determined in good faith by Frontier, Frontier will devote substantially similar resources to the Frontier Miles Program, including to Frontier distribution and marketing channels, as were applicable immediately prior to the consummation of the acquisition of the Specified Acquisition Entity; and (5) Frontier, Parent and its Subsidiaries do not announce to the public, the members of the Frontier Miles Program or the members of the Specified Acquisition Entity’s Loyalty Program that the Specified Acquisition Entity’s Loyalty Program is the primary Loyalty Program for Frontier, Parent or its Subsidiaries.
“Permitted Business” shall mean, (a) with respect to Parent and its Subsidiaries (other than the SPV Parties), any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of, the businesses in which Parent and its Subsidiaries (other than the SPV Parties) are engaged on the date of this Agreement, and (b) with respect to the SPV Parties, any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of, the businesses in which the SPV Parties are engaged (including the operation of the Frontier Miles Program, the Discount Den Program or GoWild!) on the date of this Agreement.
“Permitted Disposition” means any of the following:
(1)    the Disposition of Collateral expressly permitted under the applicable Collateral Documents;
(2)    the licensing or sub-licensing or granting of similar rights of Intellectual Property or other general intangibles pursuant to any Frontier Miles Agreement or as otherwise permitted by (or pursuant to) the IP Agreements;
(3)    the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;
(4)    to the extent constituting a Disposition, (i) the incurrence of Liens that are expressly permitted to be incurred pursuant to Section 6.06 or (ii) the making of (x) any Restricted Payment that is expressly permitted to be made, and is made, pursuant to Section 6.01 or (y) any Permitted Investment;
(5)    Dispositions pursuant to the terms of any IP Agreement;
(6)    surrender or waive contractual rights and settle, release, surrender or waive contractual or litigation claims (or other Disposition of assets in connection therewith);
(7)    the expiration of the following registered Intellectual Property: (A) any copyright, the term of which has expired under applicable law; (B) any patent, the term of which has expired under applicable law, taking into account all patent term adjustments and extensions, and provided that all maintenance fees are paid; and (C) any trademark or service mark, the term of which has expired under applicable law because a declaration or statement of use to maintain the registration cannot be submitted to, or has been finally rejected by, the relevant governmental authority because such trademark or service mark is no longer in use; in each case, subject to the terms and conditions of the IP Agreements;
(8)     the abandonment or cancellation of Intellectual Property in the ordinary course of business;
(9)     any transfer, deletion, de-identification or purge of any Personal Data that is required or permitted under applicable privacy laws, under any of the Borrowers’ or Guarantors’ public-facing privacy policies or in the ordinary course of business (including in connection with terminating inactive Frontier Miles Program or Discount Den Program member accounts) pursuant to the applicable Borrower’s or other Guarantor’s privacy and data retention policies consistent with past practice; and
(10)    to the extent constituting a Disposition, any actions necessary or desirable in order to discontinue the Discount Den Program or GoWild!.
“Permitted Frontier Reorganization” means the entry by Parent into any reorganization pursuant to Section 251(g) of the General Corporation Law of the State of Delaware pursuant to which a new holding company structure is implemented above Frontier.
“Permitted Holders” means (1) any Sponsor and any of their respective Affiliates, (2) the Officers of Indigo Partners LLC20, and (3) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision) of which any of the foregoing are members, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Sponsor and Officers collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Frontier Group Holdings or any of its direct or indirect Parent held by such “group.”
“Permitted Investments” means:
(1)    to the extent constituting an Investment, Investments in any SPV Party arising from the transactions contemplated in the Transaction Documents;
(2)    any Investment in cash, Cash Equivalents and any foreign equivalents;
(3)    any Investments received in a good faith compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes;
(4)    prepayment of any Senior Secured Debt in accordance with the terms and conditions of this Agreement and the other Transaction Documents and Senior Secured Debt Documents;

(5)    any guarantee of Indebtedness of the SPV Parties to the extent otherwise expressly permitted under this Agreement;
(6)    accounts receivable arising in the ordinary course of business;
(7)    any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets; and
(8)    any Investment in connection with outsourcing initiatives in the ordinary course of business.
“Permitted Liens” means:
(1)    Liens securing the Senior Secured Debt, including pursuant to this Agreement and the other Collateral Documents, so long as (other than with respect to Liens granted under this Agreement) such Indebtedness and such Liens are subject to the Collateral Agency and Accounts Agreement;
(2)    Liens securing Junior Lien Debt; provided that such Liens secured by the Collateral shall (i) rank junior to the Liens secured by the Collateral securing the Obligations and (ii) be subject to a Junior Lien Intercreditor Agreement;
(3)    Liens of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or any comparable or successor provision on items in the course of collection and liens in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law or customary contract within the general parameters customary in the industry;
(4)    Liens in favor of depositary banks arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;
(5)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded;
(6)    Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens;
(7)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default under this Agreement;
(8)    to the extent constituting Liens, the rights granted by any Loan Party to another Loan Party or the Collateral Agent pursuant to any IP Agreement (other than any rights granted thereunder following any amendment or modification thereof that is not permitted by the terms of such agreement, this Agreement, an IP License or any other Transaction Document);

(9)    (i) any overdrafts and related liabilities arising from treasury, netting, depositary and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (ii) Liens arising by operation of law or that are contractual rights of set off in favor of the depositary bank or securities intermediary in respect of any deposit or securities accounts;
(10)    to the extent constituting Liens, licenses, sub-licenses and similar rights as they relate to any Intellectual Property (A) granted to any third-party counterparty of any Frontier Miles Agreement pursuant to the terms of such agreement or (B) as otherwise expressly permitted by the IP Licenses and the Collateral Documents to be granted to any Person (other than any sub-license or similar right granted thereunder following any amendment or modification thereof that is not permitted by the terms of such agreement or this Agreement);
(11)    Liens incurred in the ordinary course of business of Frontier or any Subsidiary of Frontier with respect to obligations that do not exceed in the aggregate [***] at any one time outstanding;
(12)    rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by any Loan Party or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof, in each case so long as such rights (A) do not interfere in any material respect with the business of Frontier and its Subsidiaries, taken as a whole, and (B) do not relate to Intellectual Property or Frontier Miles Agreements except as expressly provided in the Collateral Documents;
(13)    Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Senior Secured Debt or Junior Lien Debt in connection with a permitted repayment thereof and in favor of the Collateral Agent (in the case of Senior Secured Debt) or the collateral agent, administrative agent or trustee in respect of such Junior Lien Debt; provided that (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted under the Transaction Documents;
(14)    with respect to any Subsidiary organized under the law of a jurisdiction outside of the United States, other liens and privileges arising mandatorily by any Requirement of Law;
(15)    Liens arising in connection with the IP Agreements;
(16)    Liens (including all rights) of counterparties under the Frontier Miles Agreements under the terms thereof; and

(17)    any extension, modification, renewal or replacement of the Liens described in clauses (1) through (16) above, provided that such extension, modification, renewal or replacement does not increase the amount of Indebtedness associated therewith.
“Permitted Pre-paid Miles Purchases” means Pre-paid Miles Purchases permitted by Section 6.02(b).
“Permitted Replacement Frontier Miles Agreement” means any Frontier Miles Agreement entered into by Frontier or the Loyalty IP Borrower to replace any Significant Frontier Miles Agreement that has been (or will be) terminated, cancelled or expired; provided that:
(1)    the counterparty to such Permitted Replacement Frontier Miles Agreement shall have a corporate rating from at least two of S&P, Moody’s and Fitch of not lower than the lower of (x) BBB, Baa2 and BBB, respectively and (y) the corresponding corporate ratings of the counterparty so replaced;
(2)    the projected revenues (as determined in good faith by the Loan Parties) under such Permitted Replacement Frontier Miles Agreement for the immediately succeeding 12 months shall equal no less than [***] of the actual revenues of the Significant Frontier Miles Agreement that it is replacing for the 12 months preceding the termination of such Significant Frontier Miles Agreement;
(3)    such Permitted Replacement Frontier Miles Agreement shall expressly permit the applicable Loan Party to pledge its rights thereunder to the Collateral Agent;
(4)    such Permitted Replacement Frontier Miles Agreement shall have confidentiality obligations applicable to the applicable Loan Parties that are not materially more restrictive (taken as a whole) than the confidentiality obligations in the Significant Frontier Miles Agreement so replaced (as determined in good faith by the Loan Parties); and
(5)    such Permitted Replacement Frontier Miles Agreement shall not have a scheduled termination date prior to the scheduled termination date of the Significant Frontier Miles Agreement so replaced.
“Permitted SPV Reorganization” shall mean any reorganization of any or all of the SPV Parties as a Cayman limited partnership, Bermuda entity or similar business entity organized in any other jurisdiction mutually agreed by the Administrative Agent and the Borrowers and any other activities of the Loan Parties or any Subsidiary thereof in connection with such reorganization (including, without limitation, (i) the formation and organization of one or more new Cayman, Bermuda (or such other jurisdiction as mutually agreed by the Administrative Agent and the Borrowers) entities to act as general partner (or similar business entity) of any SPV Party, (ii) any merger, consolidation, amalgamation, equity transfer, equity issuance, disposition, conversion, dissolution or similar transaction necessary or desirable to effect any such reorganization, as reasonably determined by Frontier in good faith, and/or (iii) any amendment, modification or supplement to any of the Transaction Documents necessary or desirable to effect any such reorganization, as reasonably determined by Frontier in good faith);

provided that (a) such reorganization and other activities are implemented in response to, or in anticipation of, a change in law, in order to preserve or improve the tax position of the SPV Parties or any parent thereof (as reasonably determined by Frontier in good faith) and (b) such reorganization and other activities, taken as a whole, do not materially impair the Liens on the Collateral granted by the Loan Parties in favor of the Senior Secured Parties (as reasonably determined by Frontier in good faith).
“Person” means any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Personal Data” means (a) any information or data that alone or together with any other data or information can be used to identify, directly or indirectly, a natural person or otherwise relates to an identified or identifiable natural person and (b) any other information or data considered to be personally identifiable information or data under applicable law.
“Petition Date” shall have the meaning set forth in the definition of “Frontier Case Milestones”.
“Plan” means a Single Employer Plan or a Multiple Employer Plan that is a pension plan subject to the provisions of Title IV of ERISA, Sections 412 or 430 of the Code or Section 302 of ERISA.
“Pre-paid Miles Purchases” means the sale by Parent or any Subsidiary thereof of pre-paid Miles to a counterparty of a Frontier Miles Agreement or any similar transaction involving a counterparty of a Frontier Miles Agreement advancing funds to Parent or any Subsidiary thereof against future payments to Parent or any Subsidiary thereof by such counterparty under such Frontier Miles Agreement.
“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Priority Lien Cap” shall mean, at any time, an unlimited amount so long as the aggregate amount of such Indebtedness shall not exceed the greater of (a) an amount such that the Total DSCR is not less than [***] and (b) an amount such that the LTV Ratio is not more than [***], in each case, on a pro forma basis after giving effect to the issuance of such Indebtedness.

“Priority Lien Debt” shall mean the Loans or other Indebtedness incurred or one or more other credit facilities or indenture(s), in each case, incurred or issued after the Closing Date, pursuant to and in accordance with Section 6.02(c).
“Priority Lien Debt Documents” shall mean any documents, instruments, notes, credit agreements, purchase agreements or other agreements entered into in connection with the incurrence or issuance of any Priority Lien Debt.
“Pro Rata Share” means, on any date, a proportion equal to (a) the aggregate principal amount of Loans outstanding on such date divided by (b) the aggregate principal amount of Priority Lien Debt outstanding on such date.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning set forth in Section 10.21.
“Qualified Professional Asset Manager” shall have the meaning set forth in Section 10.20(a)(iii)(A).
“Qualified Replacement Assets” means assets used or useful in the business of the Borrowers and the Guarantors that shall be Collateral.
“Quarterly Reporting Period” means (a) initially, the period commencing on the Closing Date and ending on December 31, 2024 and (b) thereafter, each successive period of three consecutive months.
“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is SOFR, [***] on the day that is [***] U.S. Government Securities Business Days preceding the date of such setting, and (2) if such Benchmark is not SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” shall have the meaning set forth in Section 10.02(b)(iv).
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.
“Related Quarterly Reporting Period” shall mean, with respect to any Allocation Date, Determination Date or Payment Date, the most recently completed Quarterly Reporting Period.

“Release” shall have the meaning specified in Section 101(22) of the Comprehensive Environmental Response Compensation and Liability Act.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Required Class Lenders” shall mean, at any time, Lenders holding more than 50% of the Loans (or Commitments) of any Class.
“Required Debtholders” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Required Deposit Amount” means, at any time for any Quarterly Reporting Period, the sum of (1) the amount necessary to pay in full on the related Payment Date (a) all outstanding payments estimated to be due pursuant to Section 2.10(b)(i) through (iv) and (b) if a Mandatory Prepayment Event has occurred or Cash Trap Period is in effect at such time, under Section 2.10(b)(vii) through (ix) and (2) the corresponding amount described in clause (1) for each Series of Senior Secured Debt other than the Loans.
“Required Excess Cash Flow” means, (a) with respect to any Payment Date relating to a Quarterly Reporting Period in which a Cash Trap Period was in effect as of the first day of the related Quarterly Reporting Period, an amount equal to the lesser of (i) [***] of the excess of (A) the Loans’ Allocable Share of the Collections received in the Collection Account during such Quarterly Reporting Period while such Cash Trap Period was in effect, over (B) the amount to be distributed pursuant to Section 2.10(b)(i) through (viii) on such Payment Date and (ii) the amount necessary to pay the outstanding principal balance of the Loans (and accrued interest thereon and all other Obligations) in full and (b) with respect to any Quarterly Reporting Period in which a Cash Trap Event is not in effect at the beginning of such period but is in effect at the end, [***] of the excess of (A) the Loans’ Allocable Share of the sum of (1) the amounts on deposit in the Collection Accounts on the date of such Cash Trap Event plus (2) the amounts deposited in the Collection Accounts during the period from such Cash Trap Event until the last day of such Quarterly Reporting Period, over (B) the amount to be distributed pursuant to Section 2.10(b)(i) through (viii) on the related Payment Date (or under this clause (b), such lesser amount as is necessary to pay the outstanding principal balance of the Loans (and accrued interest thereon and all other Obligations) in full); provided that, in each case with respect to clauses (a) and (b), if a Cash Trap Cure has occurred on or prior to such Payment Date or a Cash Trap Period is otherwise no longer in effect as of such Payment Date, “Required Excess Cash Flow” with respect to such Payment Date shall equal [***]. For the avoidance of doubt, a Cash Trap Event under Section 7.02 shall be in effect for a Quarterly Reporting Period if the relevant Debt Service Coverage Ratio Test was not satisfied at the end of the immediately preceding period.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the Commitments then in effect or, if the Commitments have been terminated, the aggregate principal amount of all Loans outstanding. The outstanding Loans and Commitments of any Defaulting Lender shall be disregarded in determining the “Required Lenders” at any time.
“Required Number of Independent Directors” means with respect to HoldCo 1, HoldCo 2 and each other SPV Party, one (1) Independent Director.
“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, or requirements of, any Governmental Authority, in each case having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Reserve Account” shall have the meaning set forth in Section 5.18(a).
“Reserve Account Required Balance” shall mean, with respect to any date, an amount equal to the sum of the Interest Distribution Amount and Commitment Fees scheduled to be due with respect to each Class of Loans on the next Payment Date (calculated as of any date assuming the outstanding Loans on such date remain outstanding on the next Payment Date).
“Resignation Effective Date” shall have the meaning set forth in Section 8.05.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, (a) with respect to any Person (other than the Administrative Agent or the Collateral Agent), the Chairman of the Board, the Vice Chairman of the Board of Directors, any Director of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President ,the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Manager, or any Managing Member of such Person, and (b) with respect to the Administrative Agent or the Collateral Agent, any officer within the Corporate Trust Office of the Administrative Agent or the Collateral Agent, as applicable (or any successor division, unit or group of the Administrative Agent or the Collateral Agent, as applicable) who shall have direct responsibility for the administration of this Agreement.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payments” shall have the meaning set forth in Section 6.01(a).
“Retained Agreement” means, at any time, all currently existing (at such time) co-branding, partnering or similar agreements related to or entered into in connection with the

Frontier Miles Program and with respect to which the payment rights thereunder have not been transferred to the Loyalty IP Borrower.
“Retained Agreement Revenues” means, with respect to any period, the aggregate amount of revenues attributable to the Retained Agreements during such period.
“S&P” means Standard & Poor’s Ratings Services.
“Sale of a Grantor” means, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of the Capital Stock of the applicable Grantor that owns such Collateral.
“Sanctions” means any economic or financial sanctions or trade embargoes enacted, administered, imposed or enforced by any Sanctions Authority.
“Sanctions Authority” means: (a) the United States (including Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State); (b) the United Kingdom (including His Majesty’s Treasury); (c) the United Nations; and (d) the European Union and any EU member state.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” means that certain Security Agreement, dated on the Closing Date, among the Borrowers, the Cayman Guarantors, Frontier and the Collateral Agent, as it may be amended and restated from time to time.
“Senior Secured Debt” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Debt Documents” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Parties” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Shortfall Period” shall have the meaning set forth in Section 2.24.
“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” shall have the meaning set forth in the definition of “Daily Simple SOFR”.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.
“SOFR Rate Day” shall have the meaning set forth in the definition of “Daily Simple SOFR”.
“Solvent” shall mean, for any Person, that (a) the fair market value of its assets (on a going concern basis) exceeds its liabilities, (b) it has and will have sufficient cash flow to pay its debts as they mature in the ordinary course of business and (c) it does not and will not have unreasonably small capital to engage in the business in which it is engaged and proposes to engage.
“Significant Frontier Miles Agreement” means (a) the Barclays Co-Branded Credit Card Agreement, (b) any Permitted Replacement Frontier Miles Agreement and (c) as of any date, each other Frontier Miles Agreement that generated Frontier Miles Transaction Revenues equal to [***] or more of the Frontier Miles Transaction Revenues received over the twelve months prior to such date, in each case, as amended, restated, extended, replaced, supplemented, or otherwise modified from time to time as permitted by this Agreement and the other Collateral Documents.
“Special Interest Rate” means, with respect to the calculation of interest pursuant to Section 2.07(a) on any particular date (such date, the “Interest Calculation Date”), (a) if the LTV Ratio exceeds the LTV Maximum Threshold on the Determination Date for the most recently ended Payment Date occurring in the month of October (each an “LTV Test Date”), [***] for each subsequent Interest Period until such time as the LTV Ratio does not exceed LTV Maximum Threshold (including if such time occurs based on an interim determination on an Optional TV Test Date), and (b) otherwise, [***].
“Special Shareholder” means, with respect to each SPV Party, the Special Shareholder (as defined in such SPV Party’s Specified Organization Document) with respect to such SPV Party.
“Specified Acquisition Entity” means any entity that is (x) acquired by Parent or any of its Subsidiaries (other than Loyalty IP Borrower, Brand IP Borrower, HoldCo 1 or HoldCo 2) after the Closing Date (whether such entity becomes wholly or less than one hundred percent (100%) owned by Parent or any of its Subsidiaries (other than Loyalty IP Borrower, Brand IP Borrower, HoldCo 1 or HoldCo 2)) or (y) another commercial airline (including any business lines or divisions thereof) with which Parent or such a Subsidiary of Parent merges or enters into an acquisition transaction with.

“Specified Intellectual Property” means that certain Intellectual Property which cannot be transferred or contributed to the applicable Borrower due to applicable law, domain registrar restrictions or existing contractual restrictions.
“Specified Organization Documents” means (i) the Amended and Restated Memorandum of Association of the Loyalty IP Borrower, dated as of the Closing Date, (ii) the Amended and Restated Memorandum of Association of the Brand IP Borrower, dated as of the Closing Date, (iii) the Amended and Restated Memorandum of Association of HoldCo 2, dated as of the Closing Date, and (iv) the Amended and Restated Memorandum of Association of HoldCo 1, dated as of the Closing Date, in each case, as amended, restated or otherwise modified from time to time as permitted thereby and by this Agreement and the other Collateral Documents.
“Sponsor” means (1) Indigo Partners LLC and (2) one or more investment funds and accounts advised, managed or controlled by the foregoing and, in each case (whether individually or as a group), each of their Affiliates, but not including any portfolio company of any of the foregoing.
“SPV Parties” shall mean the Borrowers, HoldCo 1 and HoldCo 2.
“SPV Party Change of Control” shall mean the occurrence of any of the following:
(1)    the failure of Frontier to directly own 50.1% of the Equity Interests in HoldCo 1 (excluding any special share(s) issued to Walkers Fiduciary Limited);
(2)    the failure of HoldCo 1 to directly own 100% of the Equity Interests in HoldCo 2 (excluding any special share(s) issued to Walkers Fiduciary Limited); or
(3)     the failure of HoldCo 2 to directly own 100% of the Equity Interests in the Borrowers (excluding any special share(s) issued to Walkers Fiduciary Limited).
“SPV Provisions” shall mean the definitions and articles specified in the definition of “Prohibited Resolutions” in the Specified Organization Documents of each SPV Party.
“Stated Maturity” means, with respect to any installment of interest or principal on the Loans, the date on which the payment of interest or principal was scheduled to be paid under this Agreement as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any Person:
(1)    any corporation, company, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)    any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Supported QFC” shall have the meaning set forth in Section 10.21.
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Taxes” means any and all present or future taxes, levies, imposts, duties, assessments, fees, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is [***] U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of [***] on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR

Administrator so long as such first preceding U.S. Government Securities Business Day is not more than [***] U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided that if Term SOFR as so determined shall ever be less than 0.00% per annum, then Term SOFR shall be deemed to be 0.00% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” shall mean the earlier to occur of (a) the Maturity Date and (b) the date of acceleration of the Loans in accordance with the terms hereof.
“Third Party Processor” means a third-party provider or other third party that accesses, collects, stores, transmits, transfers, processes, discloses or uses Personal Data on behalf of a Borrower.
“Threshold Amount” shall have the meaning set forth in Section 2.12(b).
“Title 14” shall mean Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, and any subsequent legislation that amends, supplements or supersedes such provisions.
“Total DSCR” means, with respect to any proposed incurrence or issuance of Senior Secured Debt or Junior Lien Debt on any date of determination, the ratio obtained by dividing (i) the sum of (x) the aggregate amount of Collections deposited to the Collection Accounts during the most recently completed Quarterly Reporting Period and (y) Cure Amounts deposited in the Collection Account on or prior to such Payment Date (and which remain on deposit in the Collection Account on such Payment Date) by (ii) the aggregate amount of interest and any Commitment Fees that will accrue on the Senior Secured Debt and the Junior Lien Debt for a three-month period, determined based on the outstanding amount of the Senior Secured Debt and the Junior Lien Debt as of such date of determination and the amount Senior Secured Debt and Junior Lien Debt to be issued or incurred, which calculation will be determined by Frontier in good faith and certified to the Administrative Agent.
“Trade Secrets” means all confidential and proprietary information, including trade secrets (as defined under the Uniform Trade Secrets Act or the federal Defend Trade Secrets Act of 2016) and proprietary know-how, which may include all inventions (whether or not patentable), invention disclosures, methods, processes, designs, algorithms, source code, customer lists and data (including Frontier Miles Customer Data), databases, compilations, collections of data, practices, processes, specifications, test procedures, flow diagrams, research and development, and formulas.
“Transaction Documents” means the Loan Documents, the IP Agreements, the Frontier Intercompany Note, the Material Frontier Miles Agreements, the Deeds of Undertaking, the Administration Agreements, the Barclays Co-Branded Consent and the Specified Organization Documents.
“Transaction Revenues” means, with respect to any period and without duplication, (a) the Frontier Miles Transaction Revenues during such period, (b) the IP License Transaction Revenues during such period and (c) all revenues from the Discount Den Program (and upon the GoWild! Contribution, GoWild!). For the avoidance of doubt, (i) amounts deposited into the Collection Accounts to pre-fund the Required Deposit Amount and (ii) Cure Amounts shall not constitute Transaction Revenues.
“Transactions” shall mean the execution, delivery and performance by the Loan Parties of this Agreement and the other Transaction Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Collateral Agent, in each case for the benefit of the Senior Secured Parties, the borrowing of Loans and the use of the proceeds thereof.
“U.S. Special Resolution Regimes” shall have the meaning set forth in Section 10.21.
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.16(f).
“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“United States Citizen” shall have the meaning set forth in Section 3.02.

“Unused Commitment” shall mean, at any time, (a) the total Commitments less (b) the then-outstanding Loans.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(x) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(y) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments or amortization made on such Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded; provided in the case of any revolving indebtedness, the Weighted Average Life to Maturity shall equal the number of years until the scheduled final maturity of such indebtedness.
“Withholding Agent” shall mean each Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless expressly provided otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrowers or the Guarantors, the actual knowledge of any Responsible Officer and (g) the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”. In the case of any cure or waiver under the Loan Documents, the Borrowers, the applicable Loan Parties, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default cured or waived pursuant to the Loan Documents shall be deemed to be cured and not continuing, it being understood that no such cure or waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 1.03    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Frontier notifies the Administrative Agent that Frontier requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Frontier that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, Frontier, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating Frontier’s consolidated financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.
Section 1.04    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.05    Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.
Section 1.06    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational or constitutional documents, agreements (including the Loan Documents), and other contractual requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, modifications, restructurings, replacements, refinancings, renewals, or increases (in each case, where applicable, whether pursuant to one or more agreements or with different lenders or agents and whether provided under the original credit agreement or one or more other credit agreements, indentures, financing agreements or otherwise, including any agreement extending the maturity thereof, otherwise restructuring all or any portion of the Indebtedness thereunder, increasing the amount loaned or issued thereunder, altering the maturity thereof or providing for other Indebtedness), but only to the extent that such amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, restructurings, refinancings, renewals, or increases are not prohibited by any Loan Document; (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Requirement of Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
Section 1.07    Exchange Rate.
(a)    For purposes of the Administrative Agent making any such currency conversion, such conversion shall be made by the Administrative Agent at the spot rate given to the Administrative Agent by its associated treasury department at the time of effecting the transfers indicated in the relevant transfer instruction. The Administrative Agent may rely conclusively on the determination of the spot rate provided to it and the Administrative Agent shall not be liable for any losses, shortfalls or expenses associated with the determination of such rate or conversion and delivery of such amounts on behalf of the Borrowers of such amounts, except to the extent any such losses or expenses arise from the fraud, willful misconduct or gross negligence of the Administrative Agent as determined in a final non-appealable judgment of a court of competent jurisdiction. It is understood and agreed that any foreign exchange transaction effected by the Administrative Agent may be entered with the bank serving as Administrative Agent or its affiliates acting as principal or otherwise through customary banking channels. The Administrative Agent shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions. It is acknowledged and agreed that the bank serving as Administrative Agent, or any affiliates of the Administrative Agent involved in any such foreign exchange transactions may make a margin or banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to the Borrowers.

(b)    For purposes of determining the Debt Service Coverage Ratio, the amount of Indebtedness shall reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
(c)    Notwithstanding the foregoing, for purposes of determining compliance with Section 6 or the definitions of “Permitted Dispositions” “Permitted Investments” and “Permitted Liens” (and, in each case, other definitions used therein) with respect to the amount of any Indebtedness, Lien, disposition, Investment, Restricted Payment or other applicable transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Lien is incurred or such disposition, Investment, Restricted Payment or other applicable transaction is made (so long as such Indebtedness, Lien, disposition, Investment, Restricted Payment or other applicable transaction at the time incurred or made was permitted hereunder). No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Section 7 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter immediately preceding the fiscal quarter in which such determination occurs or in respect of which such determination is being made.
(d)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrowers’ prior written consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
Section 1.08    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.09    Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
Section 1.10    Certifications. All certifications to be made hereunder by a Responsible Officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as a Responsible Officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
Section 1.11    Compliance with Certain Sections. For purposes of determining compliance with Section 6, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate Transaction, contractual requirement, or prepayment of Indebtedness meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of Section 6, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses at the time of such transaction or any later time from time to time, in each case, as determined by the Borrowers in their sole discretion at such time and thereafter may be reclassified by the Borrowers in any manner not expressly prohibited by this Agreement. With respect to (x) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that do not require compliance with a financial ratio or test substantially concurrently with (y) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that require compliance with a financial ratio or test, it is understood and agreed that the amounts in clause (x) shall be disregarded in the calculation of the financial ratio or test applicable to the amounts in clause (y).
Section 1.12    Rates.     The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 2.

AMOUNT AND TERMS OF CREDIT
Section 2.01    Commitments of the Lenders; Loans.
(a)    Commitments. Each Lender severally, and not jointly with the other Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make revolving loans denominated in Dollars (each a “Loan” and collectively, the “Loans”) to the Borrowers at any time and from time to time during the Availability Period and on a Borrowing Date in an aggregate outstanding principal amount not to exceed the Commitment of such Lender, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. Each Lender’s Commitment for Loans shall terminate immediately and without further action on the Termination Date.

(b)    Type of Borrowing. Each Lender at its option may make any Loan by causing any domestic or foreign branch, or Affiliate of, such Lender to make such Loan; provided that any exercise of such option shall not affect the joint and several obligations of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
Section 2.02    [Reserved].
Section 2.03    Requests for Loans.
(a)    Unless otherwise agreed to by the Administrative Agent in connection with making the Loans, to request a Loan, the Borrowers shall notify the Administrative Agent of such request in a written Loan Request signed by the Borrowers (A) in the case of a SOFR Loan, not later than [***] before the proposed Borrowing Date and (B) in the case of an ABR Loan, not later than [***] before the proposed Borrowing Date. Each such Loan request shall be irrevocable. Each such Loan Request shall specify the following information:
(i)    the aggregate amount of the requested Loan (which shall comply with Section 2.01);
(ii)    specify the proposed Borrowing Date;
(iii)    whether such Loan is to be an ABR Loan or a SOFR Loan; and
(iv)    in the case of a SOFR Loan, the initial Interest Period to be applicable thereto shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Loan is specified, then the requested Loan shall be an ABR Loan.
(b)    Promptly following receipt of a Loan Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Loan.
Section 2.04    Funding of Loans. Upon satisfaction or waiver of the conditions precedent specified in Section 4.02 herein, each Lender shall make each Loan to be made by it hereunder on the applicable Borrowing Date by wire transfer of immediately available funds by 12:00 p.m., or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified in Section 4.02 herein, the Administrative Agent will make the proceeds of the Loans available to the Borrowers, on behalf of the Borrowers, by promptly crediting such proceeds so received, in like funds, to the Collection Account.
Section 2.05    Co-Borrowers.
(a)    Joint and Several Liability. All Obligations of the Borrowers under this Agreement and the other Loan Documents shall be joint and several Obligations of the

Borrowers, each as principal. Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder, solely to the extent that such Borrower did not receive proceeds of Loans from any borrowing hereunder, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Obligations of such Borrower (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany Indebtedness to any other Loan Party or Affiliates of any other Loan Party to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Loan Party hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Borrower and other Affiliates of any Loan Party of Obligations arising under guarantees by such parties.
(b)    Subrogation. Until the Obligations shall have been paid in full in cash and the Commitments have been terminated, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against the other Borrowers or any other guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against the other Borrower, any collateral or security or any such other Loan Party, shall be junior and subordinate to any rights the Agents or the Lenders may have against the other Borrower, any such collateral or security, and any such other Loan Party.
(c)    Obligations Absolute. Each Borrower hereby waives, for the benefit of the Senior Secured Parties: (1) any right to require any Senior Secured Parties, as a condition of payment or performance by such Borrower, to (i) proceed against any other Borrower or any other Person, (ii) proceed against or exhaust any security held from any other Borrower, any Guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any other Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (2) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Borrower from any cause other than payment in full of the Obligations; (3) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (4) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to gross negligence or willful misconduct; (5) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Borrower’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such

Borrower’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments, recharacterization and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (6) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to such Borrower and any right to consent to any thereof; (7) any defense based upon any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents and (8) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
The obligations of the Borrowers hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent, the Collateral Agent or a Lender to assert any claim or demand or to enforce any right or remedy against any other Loan Party under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Collateral Agent for the Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Loan Party; or (vi) the release or substitution of any Collateral or any other Loan Party.
To the extent permitted by applicable law, each Borrower hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the other Borrower and of any other Loan Party and any circumstances affecting the ability of the Borrowers to perform under this Agreement.
Each Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any other Secured Party upon the bankruptcy or reorganization of the other Borrower or any Guarantor, or otherwise.
Section 2.06    Alternate Rate of Interest. Subject to Section 2.09, in the event, and on each occasion, that on the date that is [***] prior to the commencement of any Interest Period for a SOFR Loan, the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Term SOFR, the Administrative Agent shall, promptly thereafter, give written or facsimile notice of such determination to the Borrower and the Lenders and, until the circumstances giving rise to such notice no longer exist, (i) the Borrower may revoke any request for a Borrowing of SOFR Loans and, failing that, any request by the Borrower for a Borrowing of SOFR Loans hereunder (including pursuant to a refinancing with SOFR Loans and including any request to continue, or to convert to SOFR Loans) shall be deemed a request for a Borrowing of ABR Loans and (ii) any outstanding SOFR Loans hereunder shall be converted to ABR Loans at the end of the then current Interest Period.
Section 2.07    Interest on Loans.
(a)    Subject to the provisions of Sections 2.08 and 2.09, each Loan shall bear interest (computed using the Day Count Fraction) at a rate per annum equal, during each Interest Period applicable thereto, to Term SOFR for such Interest Period plus the Applicable Margin plus the Special Interest Rate at such time (or, if the Alternate Base Rate shall apply instead of the Term SOFR pursuant to Section 2.09, the Alternate Base Rate plus the Applicable Margin plus the Special Interest Rate at such time.).
(b)    Accrued interest on all Loans shall be payable in arrears on each Payment Date, on the Termination Date and thereafter on written demand and upon any repayment or prepayment thereof (on the amount repaid or prepaid).
Section 2.08    Default Interest. If any Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrowers or such Guarantor, as the case may be, shall on written demand of the Administrative Agent from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed using the Day Count Fraction) equal to (a) with respect to the principal amount of any Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) in the case of all other amounts, the Alternate Base Rate plus 2.0%.
Section 2.09    Benchmark Replacement Setting
(a)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after [***] after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent (or with respect to any Non-SOFR Benchmark Replacement, the Administrative Agent with the consent of the Borrowers) will have the right to make Benchmark Replacement Conforming Changes from time to time and, subject to the parenthetical above but notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.09 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.09.
(d)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Upon Frontier’s or the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (a) Frontier or the Borrowers may revoke any request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to

ABR Loans and (b) all calculations of interest by reference to the Term SOFR Reference Rate hereunder shall instead be made by reference to the Alternate Base Rate.
(f)    The Borrowers and the Administrative Agent will cooperate to effect any adoption of a new or replacement Benchmark (and any other modification of the terms of the Loan Documents) as contemplated by this Section 2.09 in a manner that does not result in a deemed exchange of any indebtedness issued in connection with this Agreement pursuant to Section 1001 of the Code.
Section 2.10    Repayment of Loans; Evidence of Debt.
(a)    The Loans, together with all other Obligations (other than contingent obligations not due and owing) shall, in any event, be paid in full in cash no later than the Termination Date and each Lender’s Commitment for Loans shall terminate immediately and without further action on the Termination Date.
(b)    Subject to Section 7.01, on each Payment Date on which no Event of Default has occurred and is continuing, Available Funds in the Payment Account as of such Payment Date (based upon instructions in the Payment Date Statement furnished to it on the related Determination Date by the Borrowers) shall be distributed by the Collateral Agent in the following order of priority:
(i)    first, (x) the Loans’ Pro Rata Share of the amount of Cayman Islands government fees then due and owing, then (y) ratably to (i) the Depositary, the Loans’ Pro Rata Share of the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Person on such Payment Date pursuant to the terms of the Loan Documents (which amounts shall be paid from Available Funds and from any amounts transferred to the Payment Account with respect to such Payment Date specifically to pay such amounts so long as Citibank, N.A. shall be serving as the Depositary), (ii) the Collateral Agent, the Loans’ Pro Rata Share of the amount of fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Person on such Payment Date pursuant to the terms of the Loan Documents, and (iii) the Administrative Agent, the Loans’ Pro Rata Share of the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable on such Payment Date to the Administrative Agent pursuant to the terms of the Loan Documents, provided that the amounts distributed pursuant to this clause (y) shall not exceed $100,000 in the aggregate per Payment Date and then (z) ratably, the Loans’ Pro Rata Share of the amount of fees, expenses and other amounts due and owing to any Independent Director of any SPV Party (and any independent director service provider of any such Independent Director) or any Administrator, in the case of each of clause (x), (y) and (z), to the extent not otherwise paid or provided for or to the extent such Persons have agreed with the Borrowers for payment at a later date;

(ii)    second, to the Administrative Agent, on behalf of the Lenders, an amount equal to the Interest Distribution Amounts for all Classes of Loans with respect to such Payment Date minus the amount of interest paid by the Borrowers on the Loans after the immediately preceding Payment Date and prior to such Payment Date;
(iii)    third, on the Termination Date only, to the Administrative Agent, on behalf of the Lenders, in an amount equal to the outstanding principal amount of the Loans;
(iv)    fourth, to the Reserve Account to the extent the amount on deposit in the Reserve Account is less than the Reserve Account Required Balance for the immediately succeeding Payment Date, the amount of such shortfall;
(v)    fifth, to the extent not already paid, to the Administrative Agent, on behalf of the Lenders, as a reduction in the outstanding principal balance of the Loans, (i) the amount of any outstanding mandatory prepayments required pursuant to Section 2.12 to be applied in accordance with the terms thereof and (ii) any ECF Prepayment pursuant to Section 5.21;
(vi)    sixth, [Reserved];
(vii)    seventh, [Reserved];
(viii)    eighth, to pay ratably to (x) the Collateral Agent and Depositary (which amounts shall be paid from Available Funds and from any amounts transferred to the Payment Account with respect to such Payment Date specifically to pay such amounts so long as Citibank, N.A. shall be serving as the Collateral Agent and Depositary), and (y) to the Administrative Agent, any additional Obligations due and payable to such Person on such Payment Date, in each case to the extent not otherwise paid or provided for or to the extent such Persons have agreed with the Borrowers for payment at a later date;
(ix)    ninth, if a Cash Trap Period was in effect as of the last day of the Related Quarterly Reporting Period and a Cash Trap Cure has not occurred on or prior to such Payment Date, then to the ECF Account, an amount equal to the Required Excess Cash Flow for such Payment Date (provided that, in the event of a breach of Section 6.09 with respect to GoWild!, or breach of the obligation to contribute GoWild! as Collateral pursuant to Section 10.23, all such amounts remaining shall be applied to repay the Loans); and
(x)    tenth, all remaining amounts shall be released to or at the direction of the Borrowers, which may be distributed directly or indirectly to Frontier without any restriction.

For the avoidance of doubt, to the extent Available Funds with respect to any Payment Date are insufficient to pay amounts due hereunder to the Agents, Lenders or any other Person on such Payment Date, the Borrowers and, to the extent provided in Section 9.01 hereof, the Guarantors, are fully obligated to timely pay such amounts to the Agents, Lenders or other Persons.
For the avoidance of doubt, so long as no mandatory prepayment is due and owing or Cash Trap Period has occurred and is continuing, amounts on deposit in the Payment Account that are in excess of the Required Deposit Amount required for the next Payment Date (as reasonably estimated by the Borrower) will be permitted to be withdrawn from the Payment Account on any Business Day (whether or not such business day is a Payment Date) and released to or at the direction of the applicable Borrower (and may be distributed directly or indirectly to Frontier without any restriction).
(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, which in all circumstances shall be consistent with the Register maintained pursuant to Section 10.02(c). The Borrowers shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.
(e)    The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(f)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall promptly execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Administrative Agent and reasonably acceptable to the Borrowers. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.
Section 2.11    Optional Termination or Reduction of Commitments. Upon at least one (1) Business Day revocable prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate all or a portion of the Commitment (subject to compliance with Section 2.10(a)). Each such reduction of the Commitment shall be in the principal amount not less than $1,000,000 and in an integral multiple of $1,000,000. Simultaneously with each reduction or termination of the Commitment, the Borrowers shall pay to the Administrative Agent for the account of each Lender the Commitment Fee accrued and unpaid on the amount of the Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the Commitment pursuant to this Section 2.11 shall be applied to reduce the Commitments of each Lender on a pro rata basis.
Section 2.12    Mandatory Prepayment of Loans. The Borrowers will prepay the Loans and the Commitments of each Lender shall be subject to automatic reduction on a pro rata basis, as follows:
(a)    Within [***] of the Borrowers or any other SPV Party receiving any Net Proceeds from the issuance or incurrence of any Indebtedness of the Borrowers or any other SPV Party (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.02), the Borrowers shall prepay the Loans and the Commitments shall be automatically reduced in an aggregate amount equal to the Loans’ Pro Rata Share of such Net Proceeds.
(b)    No later than [***] following the date of receipt by Parent or any of its Subsidiaries of any Net Proceeds in respect of any Recovery Event (in each case, in respect of Collateral) which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Recovery Events since the later of (x) the date that is 36 months prior to the date of such Recovery Event and (y) the Closing Date, are in excess of $20,000,000 (the “Threshold Amount”, and all such Net Proceeds in excess of the Threshold Amount, “Excess Proceeds”), the Borrowers shall (i) give written notice to the Administrative Agent of such Recovery Event and (ii) prepay the Loans in an aggregate amount equal to the Loans’ Pro Rata Share of such Excess Proceeds (other than any such Excess Proceeds withheld for reinvestment pursuant to the proviso in this clause (b)) no later than the [***] following the date of receipt of such Net Proceeds; provided that (1) so long as no Event of Default shall have occurred and be continuing at the time of receipt of such Excess Proceeds, the Borrowers shall have the option to (x) invest such Excess Proceeds within 365 days of receipt thereof in Qualified Replacement Assets (or, if a binding commitment for any such investment has been entered into within such 365-day period, within 180 days after the end of such 365-day period) or (y) repair, replace or restore the assets which are the subject of such Recovery Event; and (2) within [***] of the end of such permitted reinvestment period (or earlier if the Borrowers so elect), the Borrowers shall prepay the Loans and the Commitments shall be automatically reduced in an aggregate amount equal to the Loans’ Pro Rata Share of the aggregate amount of such Excess Proceeds not used in accordance with the preceding subclause (1). Any Lender may elect, by notice to the Administrative Agent at least [***] prior to the prepayment date, to decline all (but not less than all) of the prepayment of any Class of its Loans pursuant to this Section 2.12(b), in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans but was so declined shall be retained by the Borrowers (or Parent, Frontier or such other applicable Subsidiary of Parent).
(c)    No later than [***] following the date of receipt by Parent or any of its Subsidiaries of any Net Proceeds in respect of (x) any Collateral Sale of Frontier Miles Intellectual Property or Brand Intellectual Property (other than with respect to any Permitted

Disposition) or (y) any other Collateral Sale (other than with respect to any Permitted Pre-paid Miles Purchase or Permitted Disposition) which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Collateral Sales (other than with respect to any Permitted Pre-paid Miles Purchases or Permitted Dispositions) during the fiscal year in which such date occurs, are in excess of $10,000,000 (the “CS Threshold Amount”, and all such Net Proceeds in excess of the CS Threshold Amount, together with all Net Proceeds of any Collateral Sale of Frontier Miles Intellectual Property or Brand Intellectual Property (other than with respect to any Permitted Pre-paid Miles Purchase or Permitted Disposition), collectively, “CS Excess Proceeds”), the Borrowers shall prepay the Loans in an aggregate amount equal to Loans’ Pro Rata Share of such CS Excess Proceeds no later than the [***] following the date of receipt of such CS Excess Proceeds, provided that (1) so long as no Event of Default shall have occurred and be continuing at the time of receipt of such CS Excess Proceeds, the Borrowers shall have the option to (x) invest such CS Excess Proceeds within 365 days of receipt thereof in Qualified Replacement Assets (or, if a binding commitment for any such investment has been entered into within such 365-day period, within 180 days after the end of such 365-day period) or (y) repair, replace or restore the assets which are the subject of such Collateral Sale; and (2) within [***] of the end of such permitted reinvestment period (or earlier if the Borrowers so elect), the Borrowers shall prepay the Loans and the Commitments shall be automatically reduced in an aggregate amount equal to the Loans’ Pro Rata Share of the aggregate amount of such CS Excess Proceeds not used in accordance with the preceding subclause (1). Any Lender may elect, by notice to the Administrative Agent at least two Business Days prior to the prepayment date, to decline all (but not less than all) of the prepayment of any Class of its Loans pursuant to this Section 2.12(c), in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans but was so declined shall be retained by the Borrowers (or Parent, Frontier or such other applicable Subsidiary of Parent).
(d)    Within [***] of Parent or any of its Subsidiaries receiving any Net Proceeds as a result of any Contingent Payment Event which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Contingent Payment Events since the Closing Date, are in excess of $50,000,000 (and all such Net Proceeds in excess of such threshold amount, “Excess CPE Proceeds”), the Borrowers shall prepay the Loans and the Commitments shall be automatically reduced in an aggregate amount equal to the Loans’ Pro Rata Share of such Excess CPE Proceeds. Any Lender may elect, by notice to the Administrative Agent at least two Business Days prior to the prepayment date, to decline all (but not less than all) of the prepayment of any Class of its Loans pursuant to this Section 2.12(d), in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans but was so declined shall be retained by the Borrowers (or Parent, Frontier or such other applicable Subsidiary of Parent).
(e)    Within [***] of Parent or any of its Subsidiaries receiving any Net Proceeds of a Pre-paid Miles Purchase which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Pre-paid Miles Purchases in any fiscal year, are in excess of the lesser of (i) the maximum amount for such year of the pre-paid miles facility available under the Barclays Co-Branded Credit Card Agreement and (ii) $200,000,000 (all such Net Proceeds in excess of such threshold, “Excess Miles Proceeds”), the Borrowers shall prepay the Loans and the Commitments shall be automatically reduced in an aggregate amount equal to the Loans’ Pro Rata Share of such Excess Miles Proceeds; provided that the Borrowers shall not be required to make such prepayment so long as the aggregate amount of Net Proceeds received from Pre-Paid Miles Purchases in any fiscal year is less than the Excess Miles Proceeds.
(f)    Within [***] following the occurrence of a Parent Change of Control, the Borrowers shall prepay all of each Lender’s Loans at a purchase price in cash equal to [***] of the aggregate principal amount of the Loans prepaid. Any Lender may elect, by notice to the Administrative Agent at least [***] prior to the prepayment date, to decline all (but not less than all) of the prepayment of any Class of its Loans pursuant to this Section 2.12(f).
(g)    Amounts required to be applied to the prepayment of Loans pursuant to Sections 2.12(a) through (f) shall be applied to prepay the Loans. To the extent that such amounts are not applied on a Payment Date pursuant to Section 2.10(b), the Borrowers shall provide the Administrative Agent (with a copy to the Collateral Agent) with payment instructions setting forth the applicable amounts and payees in respect thereof. All prepayments under Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees (if any) included in, and any losses, costs and expenses, as more fully described in Section 2.15. Loans prepaid pursuant to Section 2.12 may not be reborrowed. To the extent that any amounts required to be applied as a prepayment pursuant to this Section 2.12 are on deposit in the Collection Account on any Allocation Date on which an Event of Default is not continuing, the portion of such amount allocated to the Loans pursuant to the Collateral Agency and Accounts Agreement shall be applied as Available Funds on the related Payment Date pursuant to Section 2.10(b).
(h)    Notwithstanding the foregoing, to the extent that the prepayment of Loans pursuant to Section 2.12(b) through (e) arises as a result of Net Proceeds generated by a Subsidiary of Parent (other than an SPV Party) that is not organized in the United States (or a Subsidiary of Parent that is organized in the United States but that is a Subsidiary of an entity (other than an SPV Party) that is not organized in the United States) and the Borrowers reasonably determine (in consultation with the Administrative Agent) that actions reasonably required to use such Net Proceeds to effect a prepayment of Loans pursuant to such sections of this Section 2.12 would result in material and adverse Tax consequences to Parent or its Affiliates, then the relevant amounts shall be entitled to be retained by Parent or the applicable Affiliate of Parent and such amounts shall not be required to be used to effect a prepayment of the Loans pursuant to this Section 2.12.
Section 2.13    Optional Prepayment of Loans.
(a)    The Borrowers shall have the right, at any time and from time to time, to prepay any Loans, in whole or in part, upon delivery of a written notice of prepayment, substantially in the form of Exhibit J, by facsimile or electronic mail to the Administrative Agent, received by 1:00 p.m., on the date that is three (3) Business Days prior to the proposed date of prepayment; provided that each such partial prepayment, if any, shall be in an amount not less than $1,000,000 and in integral multiples of $1,000,000 in excess thereof.

(b)    Any prepayments under Section 2.13 shall be applied to prepay the Loans. To the extent that such amounts are not applied on a Payment Date pursuant to Section 2.10(b), the Borrowers shall provide the Administrative Agent (with a copy to the Collateral Agent) with payment instructions setting forth the applicable amounts and payees in respect thereof. All prepayments under Section 2.13 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees (if any), and any losses, costs and expenses, as more fully described in Sections 2.15 hereof.
(c)    Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and shall commit the Borrowers to prepay such Loan in the amount and on the date stated therein; provided that the Borrowers may revoke any notice of prepayment under this Section 2.13 if such prepayment would have resulted from a refinancing of any or all of the Obligations hereunder or the occurrence of another event or condition and such refinancing or event or condition shall not be consummated or shall otherwise be delayed. The Administrative Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
Section 2.14    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement subject to Section 2.14(c)); or
(ii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into, continuing or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder with respect to any SOFR Loan (whether of principal, interest or otherwise), then, upon the request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender reasonably determines in good faith that any Change in Law affecting such Lender or such Lender’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the SOFR Loan made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts, in each case as documented by such Lender to the Borrowers as will compensate such Lender or such Lender’s holding company for any such reduction suffered; it being understood that this Section 2.14 shall not apply to provide any indemnity or other compensation in respect of (A) Indemnified Taxes, (B) Excluded Taxes described in clause (a)(i) or (b) through (d) of the definition thereof or (C) Connection Income Taxes.
(c)    Solely to the extent arising from a Change in Law, the Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Loan Commitments or the funding of the SOFR Loan, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Loan Commitment or SOFR Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrowers shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent, and which notice shall specify the statutory reserve rate, if any, applicable to such Lender) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.
(d)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and the basis for calculating such amount or amounts shall be delivered to the Borrowers and shall be prima facie evidence of the amount due (absent manifest error). The Borrowers shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.
(e)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

(f)    The Borrowers shall not be required to make payments under this Section 2.14 to any Lender if (A) a claim hereunder arises solely through circumstances peculiar to such Lender and which do not affect commercial banks in the jurisdiction of organization of such Lender generally, (B) the claim arises out of a voluntary relocation by such Lender of its applicable lending office (it being understood that any such relocation effected pursuant to Section 2.18 is not “voluntary”), or (C) such Lender is not seeking similar compensation for such costs to which it is entitled from its borrowers generally in commercial loans of a similar size.
(g)    Notwithstanding anything herein to the contrary, regulations, requests, rules, guidelines or directives implemented after the Closing Date pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III shall be deemed to be a Change in Law; provided that any determination by a Lender of amounts owed pursuant to this Section 2.14 to such Lender due to any such Change in Law shall be made in good faith in a manner generally consistent with such Lender’s standard practice.
Section 2.15    Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on a Payment Date (including as a result of the occurrence and continuance of an Event of Default), (b) the failure to borrow or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (other than with respect to a conditional notice that is revoked in accordance with the terms of this Agreement), or (c) the assignment of any SOFR Loan other than on a Payment Date as a result of a request by the Borrowers pursuant to Section 2.18 or Section 10.08(d), then, in any such event, at the request of such Lender, the Borrowers shall compensate such Lender for the loss, cost and expense sustained by such Lender attributable to such event; provided that in no case shall this Section 2.15 apply to any payment pursuant to Section 2.10(b). Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined in good faith by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the applicable rate of interest for such Loan (excluding, however the Applicable Margin included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest (as reasonably determined by such Lender) which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts (and the basis for requesting such amount or amounts) that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrowers and shall be prima facie evidence of the amount due (absent manifest error). The Borrowers shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.
Section 2.16    Taxes.
(a)    Any and all payments by or on account of any Obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender or Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    In addition (and without duplication of any payments with respect to Other Taxes pursuant to Section 2.16(a)), the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Without duplication of amounts payable pursuant to Section 2.16(a) or 2.16(b), the Borrowers shall, jointly and severally, indemnify each Lender or Agent, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such person or required to be withheld or deducted from a payment to such person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. After an Agent or a Lender, as the case may be, learns of the imposition of any Indemnified Taxes, such party will act in good faith to notify the Borrowers promptly of its obligation thereunder. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, by the Administrative Agent on its own behalf or on behalf of a Lender, or by the Collateral Agent on its own behalf, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 2.16, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall, within [***] after written demand therefor, indemnify the Administrative Agent, the Collateral Agent (to the extent the Administrative Agent, the Collateral Agent has not been reimbursed by the Borrowers) for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, the Collateral Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent, the Collateral Agent, respectively in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent, the Collateral Agent, as applicable, shall be conclusive absent manifest error.

(f)
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(1), (ii)(2) and (ii)(4) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(1)    any Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable
(A)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)    executed copies of IRS Form W-8ECI;
(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to either Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(D)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(3)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made;
(4)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Each of the Administrative Agent and the Collateral Agent shall provide the Borrowers on or prior to the date on which such Agent becomes a party under this Agreement with two (2) properly completed and duly executed copies of Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding, with the effect that, in either case, the Borrowers will be legally entitled to make payments hereunder to the Agent without withholding or deduction on account of U.S. federal withholding Tax, and the Agent hereby certifies that it will handle U.S. withholding tax collection (if any required) with respect to payments to the Lenders and shall update such forms periodically upon the reasonable request of the Borrowers.
(i)    Each person required to provide Tax forms pursuant to this Section 2.16 agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so. For the avoidance of doubt, the term “applicable law” for purposes of this Section 2.16 includes FATCA.
Section 2.17    Payments Generally; Pro Rata Treatment.
(a)    The Borrowers shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 388 Greenwich Street, New York New York 10013, pursuant to wire instructions to be provided by the Administrative Agent, except that payments pursuant to Section 10.04 shall be made directly by the Borrowers to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. All payments hereunder shall be made in U.S. Dollars.
(b)    [Reserved].
(c)    Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 8.04, 8.07 or 10.04(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(e)    Pro Rata Treatment.
(i)    Each payment by the Borrowers in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.
(ii)    Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Loans shall be made to the applicable Class or Classes of Loans pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.
(f)    If all or any part of any payment by or on behalf of the Administrative Agent to any Lender or other Secured Party is determined by the Administrative Agent to have been made in error, whether known to the recipient or not, or if such Lender or other Secured Party is not otherwise entitled to receive such payment under the provisions of this Agreement at such time and in such amount from the Administrative Agent as determined by the Administrative Agent (any such payment, an “Erroneous Payment”), then the relevant Lender or other Secured Party shall repay to the Administrative Agent forthwith on demand an amount equal to such Erroneous Payment made to such Lender or other Secured Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds

Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender that fails to return such amounts to the Administrative Agent within one (1) Business Day after receipt of such notice shall be a Defaulting Lender for all purposes under this Agreement. Each Lender and other Secured Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or other Secured Party under this Agreement or any other Loan Document against any amount in respect of an Erroneous Payment due from such Lender or other Secured Party, respectively, to the Administrative Agent. Any determination by the Administrative Agent that all or a portion of any payment was an Erroneous Payment shall be conclusive absent manifest error. Each Lender and other Secured Party irrevocably waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Payment.
Section 2.18    Mitigation Obligations; Replacement of Lenders.
(a)    If the Borrowers are required to pay any additional amount or indemnification payment to any Lender under Section 2.14 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates, to file any certificate or document reasonably requested by the Borrowers or to take other reasonable measures, if, in the judgment of such Lender, such designation, assignment, filing or other measures (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense (other than immaterial costs and expenses) and would not otherwise be materially disadvantageous to such Lender. The Borrowers hereby, jointly and severally, agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section 2.18 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.14 or 2.16.
(b)    If, after the date hereof, any Lender requests compensation under Section 2.14 or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, Non-Extending Lender or Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) prepay such Lender’s outstanding Loans (on a non-pro rata basis), or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), in any case as of a Business Day specified in such notice from the Borrowers; provided that (i) such terminated or assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at the time of such termination or assignment, from the assignee (to the extent of such outstanding principal and accrued interest and fees in the case of an assignment) or the Borrowers (in the case of all other amounts) and (ii) in the case of an assignment due to payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.
Section 2.19    Certain Fees. The Borrowers shall, jointly and severally, pay to (i) the Administrative Agent, the fees to which it is respectively entitled as set forth in the Administrative Agent Fee Letter, dated as of September 26, 2024, among the Administrative Agent and the Borrowers (the “Agent Fee Letter”), and (ii) to the Collateral Agent the fees set forth in the fee proposal, dated as of September 26, 2024 (the “Collateral Agent Fee Letter” and together with the Agent Fee Letter, the “Fee Letter”), among the Collateral Agent and the Borrowers, in each case at the times set forth therein. Other than the amounts to be paid on the Closing Date, all amounts due and owing pursuant to the Fee Letter shall be subject to the payment priorities set forth in Section 2.10(b).
Section 2.20    Commitment Fee. The Borrowers shall pay to the Administrative Agent for the accounts of the Lenders a commitment fee (the “Commitment Fees”) during the Availability Period, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the Commitment Fee Rate on the average daily Unused Commitment. Such Commitment Fee, to the extent then accrued, shall be payable quarterly in arrears (a) on each Payment Date, (b) on the Termination Date with respect to the applicable Commitments, and (c) as provided in Section 2.11 hereof, upon any reduction or termination in whole or in part of the Commitment.
Section 2.21    [Reserved].
Section 2.22    Nature of Fees. Except as otherwise specified in the Fee Letter or the Collateral Agent Fee Letter, as applicable, all Fees shall be paid on the dates due, in immediately available funds, (a) to the Administrative Agent, as provided herein and in the Fee Letter or (b) to the Collateral Agent, as applicable, as provided in the Collateral Agent Fee Letter, as applicable. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.23    Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), the Administrative Agent, the Collateral Agent and each Lender (and their respective banking Affiliates) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding the Escrow Accounts) at any time held and other indebtedness at any time owing by the Administrative Agent, the Collateral Agent and each Lender (or any of such banking Affiliates) to or for the credit or the account of any Loan Party against any and all of any such overdue amounts owing to such Person under the Loan Documents, irrespective of whether or not the Administrative Agent, the Collateral Agent or such Lender shall have made any demand under any Loan Document; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(d) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender, the Collateral Agent and the Administrative Agent agree promptly to notify the Loan Parties after any such set-off and application made by such Lender, the Collateral Agent or the Administrative Agent (or any of such banking Affiliates), as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, the Collateral Agent and the Administrative Agent under this Section 2.23 are in addition to other rights and remedies which such Lender, the Administrative Agent and the Collateral Agent may have upon the occurrence and during the continuance of any Event of Default.
Section 2.24    Debt Service Coverage Cure. To the extent that Collections received in the Collection Account with respect to any Quarterly Reporting Period are insufficient to satisfy the Debt Service Coverage Ratio Test for such Quarterly Reporting Period (the “Shortfall Period”), at any time prior to the related Determination Date the Borrowers may deposit, or cause to be deposited into the Collection Account, funds in an amount necessary to satisfy the Debt Service Coverage Ratio Test for such Shortfall Period (determined as if such deposited funds constitute Collections attributable to such Shortfall Period); provided that (x) deposits made pursuant to this Section 2.24 shall not occur more than five (5) times in the aggregate since the Closing Date and no more than two (2) times in any 12 month period, (y) any such amounts received in the Collection Account on or prior to the applicable Determination Date in accordance with this Section 2.24 will be treated as Collections for the Shortfall Period for purposes of the Debt Service Coverage Ratio Test (the “DSCR Cure”) and all other purposes and (z) amounts deposited in the Collection Account after such Determination Date shall be treated as Collections for the Quarterly Reporting Period in which such funds were deposited and shall not be included in the Debt Service Coverage Ratio Test for the Shortfall Period (amounts deposited pursuant to this paragraph being, “Cure Amounts”).
Section 2.25    Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Loan Parties, the Lenders shall be entitled to immediate payment of such Obligations.
Section 2.26    Defaulting Lenders.
(a)    If at any time any Lender becomes a Defaulting Lender, then the Borrowers may replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.02(b) (with the assignment fee to be waived in such instance and subject to any consents required by such Section) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender.
(b)    Any Lender being replaced pursuant to Section 2.26(a) shall (i) execute and deliver to the Administrative Agent, an Assignment and Acceptance with respect to such Lender’s outstanding Loan Commitments and Loans, and (ii) deliver any documentation evidencing such Loans to the Borrowers or the Administrative Agent. Pursuant to such

Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as specified by the Borrowers and such assignee, of the assigning Lender’s outstanding Commitments and Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Commitments and Loans so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance (including, without limitation, any amounts owed under Section 2.15 due to such replacement occurring on a day other than a Payment Date), and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate documentation executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Commitments and Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender; provided that an assignment contemplated by this Section 2.26(b) shall become effective notwithstanding the failure by the Lender being replaced to deliver the Assignment and Acceptance contemplated by this Section 2.26(b), so long as the other actions specified in this Section 2.26(b) shall have been taken.
(c)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.08.
(d)    Any amount paid by the Borrowers or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.26(f)) the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder and will be applied by the Collateral Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:
first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent;
second, to the payment of the Default Interest and then current interest due and payable to the Lenders which are Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, third, to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth, to pay principal then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them,

fifth, to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and sixth, after the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(e)    The Borrowers may terminate the Unused Commitment of any Lender that is a Defaulting Lender upon not less than [***] prior notice to the Administrative Agent (which shall promptly notify the Non-Defaulting Lenders thereof), and in such event the provisions of Section 2.26(d) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim any Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender.
(f)    If the Borrowers and the Administrative Agent agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Non-Defaulting Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.26(d)), such Lender shall purchase at par such portions of outstanding Loans of the other Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Lenders to hold Loans on a pro rata basis in accordance with their ratable shares, whereupon such Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments shall be made retroactively with respect to fees accrued while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.
(g)    Notwithstanding anything to the contrary herein, the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.05.
Section 2.27    Commitment Increase.
(a)    Borrowers Request. The Borrowers may, by written notice to the Administrative Agent from time to time request, prior to the Termination Date, an increase to the Commitments; provided that after giving effect to such increase, the total Commitments shall not exceed $500,000,000. Such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrowers propose that the increased Commitments shall be effective, which shall be a date not less than [***] after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom the Borrowers propose any portion of such increased Commitments be allocated (each, a “Increase Lender”) and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased Commitments may elect or decline, in its sole discretion, to provide such increased Commitment.
(b)    Conditions. The increased Commitments shall become effective, as of such Increase Effective Date provided that:
(i)    each of the conditions set forth in Section 4.02 shall be satisfied on or prior to such Increase Effective Date;
(ii)    no Event of Default shall have occurred and be continuing or would result from giving effect to the increased Commitments on such Increase Effective Date;
(iii)    after giving pro forma effect to the increased Commitments to be made on such Increase Effective Date, the LTV Ratio shall not exceed the LTV Maximum Threshold; and
(iv)    the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.
(c)    Terms of Loans and Commitments. The terms and provisions of Loans made pursuant to the increased Commitments shall be identical to the Loans. The increased Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such increased Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.27. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Loans shall be deemed, unless the context otherwise requires, to include references to Loans made pursuant to any increased Commitments made pursuant to this Agreement.
(d)    Adjustment of Loans. Each of the existing Lenders shall assign to each of the applicable Increase Lenders, and each of the Increase Lenders shall purchase from each of the existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Loans outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by the existing Lenders and Increase Lenders ratably in accordance with their Commitments after giving effect to the increased Commitments on such Increase Effective Date. If there is a new Borrowing of Loans on such Increase Effective Date, the Lenders after giving effect to such Increase Effective Date shall make such Loans in accordance with Section 2.01(a). Any amounts owed under Section 2.15 due to a reallocation of SOFR Loans pursuant to this Section 2.27(d) occurring on a day other than the last day of an Interest Period applicable thereto shall be payable by the Borrower pursuant to Section 2.15.

(e)    Equal and Ratable Benefit. The Loans and increased Commitments established pursuant to this Section 2.27 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Collateral Documents.
Section 2.28    Extension of Loans.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Extension Offer”), made from time to time by the Borrowers to all Lenders holding Loans with like maturity date, on a pro rata basis (based on the aggregate Commitments with like maturity date) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in any such Extension Offers to extend the scheduled maturity date with respect to all or a portion of any outstanding principal amount of such Lender’s Loans and otherwise modify the terms of such Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such Commitments) (each, an “Extension”, and each group of Loans, as so extended, as well as the original Loans not so extended, being a “tranche of Loans”, and subject to the last sentence of the definition of “Class” any Extended Loan shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted), so long as the following terms are satisfied or waived:
(i)    no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the applicable Lenders (the “Extension Offer Date”);
(ii)    except as to interest rates, fees, scheduled amortization payments of principal and final maturity (which shall be as set forth in the relevant Extension Offer), the Loan of any Lender that agrees to an Extension with respect to such Loan extended pursuant to an Extension Amendment (an “Extended Loan”), shall be a Loan with the same terms as the original Loans; provided that (1) the permanent repayment of Extended Loans after the applicable Extension shall be made on a pro rata basis with all other Loans, except that the Borrowers shall be permitted to permanently repay any such tranche of Loans on a better than a pro rata basis as compared to any other tranche of Loans with a later maturity date than such tranche of Loans, (2) assignments and participations of Extended Loans shall be governed by the same assignment and participation provisions applicable to Loans and (3) at no time shall there be Loans hereunder (including Extended Loans and any original Loans) which have more than five different maturity dates;
(iii)    all documentation in respect of such Extension shall be consistent with the foregoing;

(iv)    the Borrowers may amend, revoke or replace an Extension Offer at any time prior to the date on which Lenders under the tranche of Loans are requested to respond to the offer; and
(v)    any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers.
For the avoidance of doubt, no Lender shall be obligated to accept any Extension Offer.
(b)    [Reserved].
(c)    With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.28, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 or Section 2.13 and (ii) each Extension Offer shall specify the minimum amount of Loans to be tendered, which shall be a minimum amount reasonably approved by the Administrative Agent (a “Minimum Extension Condition”). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.28 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.12, 2.17 and 8.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.28.
(d)    The consent of the Administrative Agent shall not be required to effectuate any Extension. No consent of any Lender shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans (or a portion thereof), as applicable. All Extended Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (each, an “Extension Amendment”) with the Borrowers as may be necessary in order to establish new tranches or sub-tranches or Classes in respect of Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches or Classes, in each case on terms consistent with this Section 2.28.
(e)    In connection with any Extension, the Borrowers shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.28.

SECTION 3.

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make Loans hereunder, each Loan Party jointly and severally represents and warrants as follows:
Section 3.01    Organization and Authority. Each of the Loan Parties (a) is duly organized or incorporated, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization or incorporation and is duly qualified and in good standing in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect and (b) has the requisite corporate or limited liability company power and authority under the laws of the jurisdiction of its organization or incorporation to effect the Transactions, to own or lease and operate its properties and to conduct its business as now or currently proposed to be conducted.
Section 3.02    Air Carrier Status. As of the date hereof, Frontier is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. Frontier holds or co-holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. Frontier is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). Frontier possesses or co-possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents of any Governmental Authority which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.03    Due Execution. The execution, delivery and performance by each of the Loan Parties of each of the Transaction Documents to which it is a party:
(a)    are within the respective corporate, company or limited liability company powers of such Loan Party, have been duly authorized by all necessary corporate, company or limited liability company action, including the consent of shareholders or members where required, and do not (i) contravene the charter, memorandum and articles of association, by-laws or limited liability company agreement (or equivalent documentation) of such Loan Party, (ii) violate any applicable law (including, without limitation, the Exchange Act) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by a Loan Party which would not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on a Loan Party or any of their properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect or (iv) result in or require the creation or imposition of any Lien (other than Permitted Liens) upon any of the property of any of the Loan Parties other than the Liens granted pursuant to this Agreement or the other Loan Documents; and
(b)    do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) the filing of financing statements under the UCC, (ii) such as may be required in order to perfect and register the security interests and liens purported to be created by the Collateral Documents (including appropriate filings with the U.S. Patent and Trademark Office), (iii) approvals, consents and exemptions that have been obtained on or prior to the Closing Date and remain in full force and effect, (iv) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect and (v) routine reporting obligations. Each Transaction Document to which a Loan Party is a party has been duly executed and delivered by such Loan Party. This Agreement and the other Transaction Documents to which any Loan Party is a party, when delivered hereunder or thereunder, will be a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.04    Statements Made.
(a)    The written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other written information so furnished), together with the Annual Report on Form 10 K for 2023 of Parent filed with the SEC and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed since December 31, 2023, by Parent with the SEC (as amended), taken as a whole as of the Closing Date did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not materially misleading in light of the circumstances in which such information was provided; provided that, with respect to projections, estimates or other forward looking information the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time that such forward-looking information was prepared.
(b)    The Annual Report on Form 10-K of Parent most recently filed with the SEC, and each Quarterly Report on Form 10-Q and Current Report on Form 8-K of Parent filed with the SEC subsequently and prior to the date that this representation and warranty is being made, did not as of the date filed with the SEC (giving effect to any amendments thereof made prior to the date that this representation and warranty is being made) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not materially misleading.
Section 3.05    Financial Statements; Material Adverse Change.

(a)    The audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2023, included in Parent’s Annual Report on Form 10-K for 2023 filed with the SEC, present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis as of such date and for such period (except that any unaudited consolidated financial statements are subject to normal year-end audit adjustments and the absence of footnotes).
(b)    Except as disclosed in Parent’s Annual Report on Form 10 K for 2023 or any subsequent report filed by Parent on Form 10 Q or Form 8 K with the SEC, December 31, 2023, there has been no Material Adverse Change.
Section 3.06    Ownership of Subsidiaries. As of the Closing Date, other than as set forth on Schedule 3.06, (a) each of the Persons listed on Schedule 3.06 is a wholly owned, direct or indirect Subsidiary of Parent and (b) Parent owns no other Subsidiaries (other than Immaterial Subsidiaries), whether directly or indirectly.
Section 3.07    Liens. There are no Liens of any nature whatsoever on any Collateral except for Permitted Liens.
Section 3.08    Use of Proceeds. The proceeds of the Loans received on the Closing Date shall be used (a) to fund the Reserve Account, (b) to make the Frontier Intercompany Loan (the proceeds of which may be used by Frontier for any general corporate purposes or any other purpose, including repaying existing Indebtedness), and (c) to pay transaction costs, fees and expenses as contemplated hereby and as referred to in Section 2.19.
Section 3.09    Litigation and Compliance with Laws.
(a)    Except as disclosed in Parent’s Annual Report on Form 10-K for 2023 or any subsequent report filed by Parent on Form 10-Q or Form 8-K with the SEC since December 31, 2023, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Loan Parties, threatened against any Loan Party or any of their respective properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (i) are likely to have a Material Adverse Effect or (ii) could reasonably be expected to affect the legality, validity, binding effect or enforceability of the Loan Documents, the IP Agreements or the Frontier Miles Agreements or, in any material respect, the rights and remedies of the Senior Secured Parties under the Loan Documents or in connection with the Transactions.
(b)    Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party to its knowledge is currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and ownership of its property.

Section 3.10    [Reserved].
Section 3.11    [Reserved].
Section 3.12    Margin Regulations; Investment Company Act.
(a)    No Loan Party is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board, “Margin Stock”), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.
(b)    No Loan Party is, or immediately after the making of the Loans will be, or is required to be, registered as an “investment company” under the 40 Act.
Section 3.13    Beneficial Ownership Certification. As of the Closing Date, the information included in each Beneficial Ownership Certification, if any, is true and correct in all respects.
Section 3.14    Ownership of Collateral.
(a)    Each Grantor has good title, leasehold, license or rights to use, all Collateral (other than Intellectual Property and data, which is addressed below in clause (b) and (c)) owned or purported to be owned by it that is material to the conduct of the business of such Grantor, in each case free and clear of all Liens other than Permitted Liens.
(b)    Except for Intellectual Property and data that is not material, individually or in the aggregate, to the conduct of the business of the Brand IP Borrower or the Brand Intellectual Property, the Brand IP Borrower has good title to all Intellectual Property and data that is Collateral owned or purported to be owned by it, in each case free and clear of all Liens other than Permitted Liens, subject to the filing of assignments at the applicable intellectual property office for Intellectual Property contributed directly or indirectly to the Brand IP Borrower pursuant to the Contribution Agreements
(c)    Except for Intellectual Property and data that is not material, individually or in the aggregate, to the conduct of the business of the Loyalty IP Borrower, the Frontier Miles Program or the Discount Den Program, the Loyalty IP Borrower has good title to all Intellectual Property and data that is Collateral owned or purported to be owned by it, in each case free and clear of all Liens other than Permitted Liens, subject to the filing of assignments at the applicable intellectual property office for Intellectual Property contributed directly or indirectly to the Loyalty IP Borrower pursuant to the Contribution Agreements.
Section 3.15    Perfected Security Interests. The Collateral Documents, taken as a whole, are effective to create in favor of the Collateral Agent, as applicable, for the benefit of the Senior Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. With respect to the Collateral as of the Closing Date, at such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid), (b) the execution of Account Control Agreements, and (c) the appropriate filings with the United States Patent and Trademark Office are made, the Collateral Agent, for the benefit of the Senior Secured Parties, shall have a first priority perfected security interest and/or mortgage (or comparable Lien) in all of such Collateral to the extent that the Liens on such Collateral may be perfected upon the filings, registrations or recordations or upon the taking of the actions described in clauses (a), (b) and (c) above, subject in each case only to Permitted Liens, and such security interest is entitled to the benefits, rights and protections afforded under the Collateral Documents applicable thereto (subject to the qualification set forth in the first sentence of this Section 3.15).
Section 3.16    Payment of Taxes. Each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed by it through the date hereof, except for such exceptions as would not individually or collectively result in a Material Adverse Effect, and has paid or caused to be paid when due all Taxes required to have been paid by it, except such Taxes as are being contested in good faith by appropriate proceedings or as would not, individually or collectively result in a Material Adverse Effect.
Section 3.17    Anti-Corruption Laws and Sanctions; Compliance with Anti-Money Laundering Laws.
(a)    None of the Loan Parties or any of their respective subsidiaries, nor, to the knowledge of any Loan Party, any director, officer, employee or agent acting on behalf of any Loan Party or any of their respective subsidiaries has materially violated in the past five years or is in material violation of (i) laws relating to the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) laws relating to direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (iii) the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder or (iv) laws relating to bribes, rebates, payoffs, influence payments, kickbacks or other unlawful payments. Each Loan Party has implemented compliance programs for purposes of (A) informing the appropriate officers and employees of such Loan Party and their respective subsidiaries of the Loan Parties’ policies to reasonably ensure compliance with the laws described under (i) through (iv) above, and (B) requiring such officers and employees to report to the Loan Parties any knowledge they may have of violations of the Loan Parties’ policies referred to above. No Loan Party will directly or indirectly use the proceeds of any Borrowing hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries or joint venture partners or any other person or entity, for any purpose in breach of any laws described in clauses (i) through (iv) above.
(b)    None of the Loan Parties or any of their respective subsidiaries or, to the knowledge of any Loan Party, any director, officer, agent, employee, affiliate or other person acting on behalf of any Loan Party or any of their respective subsidiaries is currently (i) the subject of any Sanctions or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (currently, as of the date of this Agreement, Crimea, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic, Cuba, Iran, North Korea and Syria); and no Loan Party will directly or knowingly indirectly use the proceeds of any Borrowing hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries or joint venture partners or any other person or entity, for the purpose of financing the activities of any person currently the subject of any Sanctions in a manner that would constitute or give rise to a violation of any Sanctions by any party hereto.
(c)    The operations of each Loan Party and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970 (31 U.S.C. 5311 et seq.), as amended by Title III of the Patriot Act, and the applicable anti-money laundering statutes of jurisdictions where the Loan Parties and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Loan Party or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of any Loan Party, threatened; and no Loan Party will directly or knowingly indirectly use the proceeds of any Borrowing hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries or joint venture partners or any other person or entity, for the purpose of financing the activities of any person in a manner that would constitute or give rise to a violation of any Anti-Money Laundering Laws by any party hereto.
Section 3.18    Schedule of the Frontier Miles Agreements. Schedule 3.18 sets forth the name of each Frontier Miles Agreement and each Material Frontier Miles Agreement as of the Closing Date. After giving effect to any agreements, licenses or sublicenses terminated or cancelled on the Closing Date, the Frontier Intercompany Note, the Deeds of Undertaking, the IP Management Agreements and the IP Agreements provided to the Administrative Agent prior to the Closing Date, no Loan Party is party to any material agreement, license or sublicense with any other Loan Party governing the Frontier Miles Program.
Section 3.19    Representations Regarding the Frontier Miles Agreements. With respect to each Frontier Miles Agreement as of the Closing Date and on the date that an agreement is designated as a “Frontier Miles Agreement” on Schedule 3.18 (solely in respect of such Frontier Miles Agreement) pursuant to Section 5.17(j):
(a)    (i) each Loan Party that is a party to such Frontier Miles Agreement had full legal capacity to execute and deliver such Frontier Miles Agreement and (ii) (x) such Frontier Miles Agreement is in full force and effect and constitutes the legal, valid and binding obligation of the applicable Loan Party enforceable against such Loan Party in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations and (y) such Frontier Miles Agreement is not subject to, or the subject of any assertions in respect of, any material litigation, dispute or offset of the applicable Loan Party or its Subsidiaries;

(b)    to the knowledge of the Loan Parties, (i) no default by any party thereto exists and (ii) no party thereto is delinquent in payment of any other amounts required to be paid thereunder, in each case, that would reasonably be expected to result in a Material Adverse Effect;
(c)    such Frontier Miles Agreement complies with, and will not violate, any applicable law except as would not reasonably be expected to result in a Material Adverse Effect;
(d)    except as disclosed to the Administrative Agent, such Frontier Miles Agreements permit the Loan Parties to grant a security interest therein granted to the Collateral Agent pursuant to the Collateral Documents; and
(e)    as of the Closing Date, the Collateral includes Frontier’s rights to receive payments under Material Frontier Miles Agreements.
Section 3.20    Compliance with IP Agreements. Each Loan Party is in compliance in all material respects with the terms and conditions of each IP Agreement to which it is a party as of the Closing Date.
Section 3.21    Solvency. As of the Closing Date, immediately after giving effect to the Borrowings on the Closing Date and the payment of all costs and expenses in connection therewith, the Loan Parties (taken as a whole) are Solvent.
Section 3.22    Intellectual Property.
(a)    Except as would not be reasonably expected to result in a Material Adverse Effect, Parent and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the Frontier Miles Customer Data and all Trade Secrets of Frontier and its Subsidiaries included in the Frontier Miles Intellectual Property and the Brand Intellectual Property (and any material Trade Secrets owned by any Person to whom any Loan Party or any of its Subsidiaries has a confidentiality obligation with respect to the Frontier Miles Program), as determined in their commercially reasonable business judgment. No material portion of the Frontier Miles Customer Data, and no such material Trade Secrets have been disclosed by Parent or its Subsidiaries to any Person other than (i) pursuant to a written agreement restricting the disclosure and use thereof or (ii) Frontier Miles Customer Data disclosed to members in the ordinary course of operating the Frontier Miles Program or the Discount Den Program. Except as would not be reasonably expected to result in a Material Adverse Effect, no current or former employee, contractor or consultant of Parent or its Subsidiaries or their Affiliates has any right, title or interest in or to any Frontier Miles Intellectual Property or any Brand Intellectual Property. All Persons (including any current or former employees, contractors or consultants) who have developed, created, conceived or reduced to practice any material Frontier Miles Intellectual Property or Brand Intellectual Property for Parent or any of its Subsidiaries have assigned all right, title and interest in and to all such Frontier Miles Intellectual Property or Brand Intellectual Property pursuant to a valid and enforceable written contract or by operation of law.

(b)    Following the contribution on the Closing Date of the Frontier Miles Intellectual Property by Frontier, directly or indirectly, to the Loyalty IP Borrower pursuant to the Contribution Agreements, Parent and each of its Subsidiaries (other than the Loyalty IP Borrower) would not be able to operate the Frontier Miles Program or the Discount Den Program in a manner materially consistent with the operation of the Frontier Miles Program or the Discount Den Program on the Closing Date, or any other similar airline loyalty program (other than a Permitted Acquisition Loyalty Program), without the rights granted to Frontier with respect to such Intellectual Property under the IP Licenses.
Section 3.23    Privacy and Data Security.
(a)    Except as would not be reasonably expected to result in a Material Adverse Effect, each applicable Loan Party maintains commercially reasonable privacy and data security policies. Except as would not be reasonably expected to result in a Material Adverse Effect, during the five (5) year period preceding the date hereof, each applicable Loan Party and each of its Subsidiaries and each of its Third Party Processors have been and, as of the date hereof, is in compliance with (i) all applicable internal privacy policies and privacy policies contained on any websites maintained by or on behalf of each such Loan Party or such Subsidiary, and such policies are consistent with the actual practices of such entity, (ii) all applicable Data Protection Laws with respect to Personal Data, including Data Protection Laws anywhere in the United States, the Cayman Islands, the United Kingdom and the European Union and (iii) its contractual commitments and obligations regarding Personal Data.
(b)    Except as would not be reasonably expected to result in a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not cause any Loan Party to be in violation or breach of any policy of any Loan Party, law of the United States or European Union or contractual agreement to which any Loan Party is a party, in each case with respect to Personal Data.
SECTION 4.

CONDITIONS OF LENDING
Section 4.01    Conditions Precedent to Closing. This Agreement shall become effective on the date on which the following conditions precedent shall have been satisfied (or waived by the Lenders in accordance with Section 10.08 and by the Administrative Agent), subject in all respects to Section 4.03:
(a)    Supporting Documents. The Administrative Agent shall have received with respect to the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent:
(i)    to the extent available in the applicable jurisdiction, (x) a certificate of the Secretary of State of the state of such entity’s incorporation or formation (other than in respect of any entity incorporated in the Cayman Islands), dated as of a recent date, as to the good standing of that entity and (y) a certificate of good standing issued by the registrar of companies dated as of a recent date in respect of each Loan Party incorporated, registered or formed in the Cayman Islands;
(ii)    a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation, registration or formation and the memorandum and articles of association, by-laws or limited liability company or other operating agreement (as the case may be) (or equivalent constitutional documents) of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, board of managers or members (or similar managing body) of that entity authorizing the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, and the granting of the Liens contemplated hereby or the other Loan Documents (in each case to the extent applicable to such entity), (C) that the certificate of incorporation, registration or formation (or equivalent constitutional documents) of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above (if applicable), and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer or similar authorized person of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii)); and
(iii)    an Officer’s Certificate from the Borrowers certifying (A) as to the accuracy in all material respects of the representations and warranties of all of the Loan Parties set forth in the Loan Documents as though made on the Closing Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects as of the applicable date, immediately after giving effect to the Transactions) and (B) as to the absence of any Cash Trap Event or an Event of Default occurring and continuing on the Closing Date immediately after giving effect to the Transactions.
(b)    Loan Credit Agreement. Each party hereto (including each Borrower and each Guarantor) shall have duly executed and delivered to the Administrative Agent this Agreement.

(c)    Security Agreements. The Loan Parties shall have duly executed and delivered to the Administrative Agent the Security Agreement, the Frontier Security Agreement, each Cayman Share Mortgage in relation to shares in the Borrowers, HoldCo 1 and HoldCo 2, and each of the IP Security Agreements, in each case in form and substance reasonably acceptable to the Administrative Agent and all financing statements reasonably requested by the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent and required to grant an enforceable security interest in the applicable Collateral (subject to the terms hereof and of the other Loan Documents) in accordance with the UCC as enacted in all relevant jurisdictions, together with certificates, if any, representing the pledged Equity Interests accompanied by undated stock powers executed in blank to the extent required by the Security Agreement or the Frontier Security Agreement.
(d)    Collateral Agency and Accounts Agreement. The Borrowers, the Collateral Agent and the Depositary shall have executed the Collateral Agency and Accounts Agreement.
(e)    Opinions of Counsel. The Administrative Agent and the Collateral Agent shall have received each of the following, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent:
(i)    a customary written opinion of Latham & Watkins LLP, special New York counsel to the Loan Parties, including a true contribution opinion and a non-conflict with certain contractual obligations opinion;
(ii)    a customary written opinion of in-house counsel to Frontier; and
(iii)    a customary written opinion of Walkers (Cayman) LLP, special Cayman Islands counsel to the Senior Secured Parties and the Loan Parties, including as to non-consolidation of the Borrowers, HoldCo 1, HoldCo 2 and Frontier and a true contribution opinion.
(f)    Account Control Agreements. The Administrative Agent shall have received a fully executed copy of the Account Control Agreement with respect to the Payment Account, the ECF Account and the Reserve Account.
(g)    Payment of Fees and Expenses. The Borrowers shall have paid to the Agents and the Lenders the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, as referred to in Section 2.19, and all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Collateral Agent and the Depositary (including reasonable attorneys’ fees of Milbank LLP and Walkers (Cayman) LLP) for which invoices have been presented at least two (2) Business Days prior to the Closing Date.
(h)    Lien Searches. The Administrative Agent shall have received copies of (UCC, tax and judgment lien searches, in each case as of a recent date that name Frontier, the Borrowers and the other SPV Parties (under their current and any previous names used within the last five years) and in such offices and the states (or other jurisdictions) of formation of such Persons or in which the chief executive office of each such Person is located together with copies of the financing statements (or similar documents) disclosed by such search, in each case, accompanied by evidence reasonably satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) are in respect of a Permitted Lien.
(i)    Appraisal. Frontier shall deliver an Appraisal of the value of the Collateral, and such Appraisal shall be determined as of a date no earlier than 60 days prior to the Closing Date.
(j)    Representations and Warranties. All representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents executed and delivered on the date hereof or on the Closing Date shall be true and correct in all material respects on and as of the Closing Date, immediately after giving effect to the Transactions, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects, as though made on and as of the applicable date, immediately after giving effect to the Transactions.
(k)    No Cash Trap Event or Event of Default. Immediately after giving effect to the Transactions, no Cash Trap Event or Event of Default shall have occurred and be continuing on the Closing Date.
(l)    Patriot Act. The Lenders shall have received at least three (3) days prior to the Closing Date all documentation and other information, including a Beneficial Ownership Certification, required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case that such Lenders shall have reasonably requested from any Loan Party in writing at least ten (10) days prior to the Closing Date.
(m)    Solvency Certificate. The Administrative Agent shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of Frontier certifying that as of the Closing Date, immediately after giving effect to the Borrowings on the Closing Date, the Loan Parties (taken as a whole) are Solvent.
(n)    Direction of Payment. Frontier shall provide confirmation that a Direction of Payment has been delivered to a sufficient number of counterparties under Frontier Miles Agreements to cause at least [***] of the Frontier Miles Program Revenues to be directly deposited into the Loyalty Collection Account.
(o)    Contribution Agreements. Frontier shall provide copies of executed agreements evidencing the transfer to the Borrowers of (i) all of Frontier’s, HoldCo 1’s and

HoldCo 2’s rights, title and interest in and to the Frontier Miles Intellectual Property and Brand Intellectual Property that it owns or purports to own (excluding the Specified Intellectual Property except as expressly provided in the Contribution Agreements), (ii) all of Frontier’s, HoldCo 1’s and HoldCo 2’s rights to establish, create, organize, initiate, participate, operate, assist, benefit from, promote or otherwise be involved in or associated with, in any capacity, the Frontier Miles Program and the Discount Den Program, or any other customer loyalty miles program or any similar customer loyalty program (other than with respect to a Permitted Acquisition Loyalty Program), and (iii) all of the Assigned Frontier Miles Agreement Rights, in each case, pursuant to Contribution Agreements in form and substance reasonably satisfactory to the Administrative Agent.
(p)    Other Transaction Documents. The Administrative Agent shall have received a copy of each other Transaction Document required to be delivered on the Closing Date duly executed and delivered by each of the parties thereto.
(q)    Bankruptcy Case. No Bankruptcy Case shall have occurred and be continuing on the Closing Date.
(r)    No Going Concern Qualification. The opinion of the independent public accountants (after giving effect to any reissuance or revision of such opinion) on the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2023, included in Parent’s Annual Report on Form 10-K for 2023 filed with the SEC, shall not include a “going concern” qualification under GAAP.
The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.
Section 4.02    Conditions Precedent to Each Loan. The obligation of the Lenders to make any Loans on a Borrowing Date is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:
(a)    Notice. The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to such Borrowing.
(b)    Representations and Warranties. All representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents to which it is a party shall be true and correct in all material respects on and as of the Borrowing Date, immediately before and after giving effect to Borrowing of such Loan, as though made on and as of such date (except to the extent any such representation or warranty expressly relate to a specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects, as though made on and as of the applicable date, immediately before and after giving effect to Borrowing of such Loan.

(c)    No Cash Trap Event or Event of Default. Immediately before and after giving effect to the Borrowing of such Loan on a pro forma basis, no Cash Trap Event or Event of Default shall have occurred and be continuing on the date such Loan is made.
(d)    Financial Covenant. Immediately before and after giving effect to the Borrowing of such Loan on a pro forma basis, no breach of the Financial Covenant shall have occurred and be continuing on such Borrowing Date.
(e)    Debt Service Coverage Ratio Test. Immediately before and after giving effect to the Borrowing of such Loan on a pro forma basis, no breach of the Debt Service Coverage Ratio Test shall have occurred and be continuing on such Borrowing Date.
(f)    LTV Ratio. Immediately before and after giving effect to the Borrowing of such Loan on a pro forma basis, the LTV Ratio shall not exceed [***].
(g)    Bankruptcy Case. No Bankruptcy Case shall have occurred and be continuing on such Borrowing Date.
(h)    Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate from the Borrowers certifying as to the satisfaction of the conditions set forth in this Section 4.02.
(i)    Payment of Fees and Expenses. The Borrowers shall have paid to the Agents and the Lenders the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, as referred to in Section 2.19 or Section 2.20, and all reasonable and documented out-of-pocket expenses of the Administrative Agent and the Collateral Agent and the Depositary (including reasonable attorneys’ fees of Milbank LLP and Walkers (Cayman) LLP) for which invoices have been presented at least two (2) Business Days prior to the Closing Date, or the Borrowers shall have authorized that such fees and expenses be deducted from the proceeds of the Loans.
(j)    No Going Concern Qualification. On the Borrowing Date, the opinion of the independent public accountants (after giving effect to any reissuance or revision of such opinion) on the most recent audited consolidated financial statements delivered by Parent pursuant to Section 5.01(a) shall not include a “going concern” qualification under GAAP as in effect on the date of this Agreement or, if there is a change in the relevant provisions of GAAP thereafter, any like qualification or exception under GAAP after giving effect to such change.
(k)    Required Deposit Amount. The Required Deposit Amount for the next Payment Date shall have been deposited in the Collection Account assuming that the aggregate principal amount of such Loan (together with the outstanding principal balance of the other Loans) will remain outstanding on the next Payment Date.
The acceptance by the Borrowers of each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Section 4.02 have been satisfied at that time.

Section 4.03    Conditions Subsequent.
(a)    Any assignment, pursuant to a Contribution Agreement, of Intellectual Property registered in the United States shall be filed in the applicable intellectual property office on or before the date that is thirty (30) days after the Closing Date (as extendable automatically for not more than thirty (30) days without further consent to the extent the Borrowers are diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of conditions (e.g., natural disaster), which are outside the control of the Borrowers); provided that such period may be extended to a later date as the Collateral Agent (acting at the direction of the Required Debtholders) may agree. Any assignment, pursuant to a Contribution Agreement, of Intellectual Property registered outside the United States shall be filed in the applicable intellectual property office on or before the date that is one hundred and eighty (180) days after the Closing Date (as extended automatically without further consent to the extent the Borrowers are diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of applicable law or other conditions (e.g., natural disaster), which are outside the control of the Borrowers); provided that such period may be extended to a later date as the Collateral Agent (acting at the direction of the Required Debtholders) may agree.
(b)    On or before the date that is six (6) months after the Closing Date (or such later date as agreed by the Collateral Agent (acting at the direction of the Required Debtholders)), Frontier shall segregate, compile and host, and thereafter Frontier shall maintain, current and future Frontier Miles Customer Data in a database (the “Frontier Miles Customer Database”) separate from the database containing any data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Parent or any of its Subsidiaries (other than the Frontier Miles Customer Data); provided that Frontier is not required to segregate or remove copies of Frontier Traveler Data contained in the Frontier Miles Customer Database but copies of any such Frontier Traveler Data contained in the Frontier Miles Customer Database shall be subject to the Lien granted under the Collateral Documents over the Frontier Miles Customer Database and Frontier shall not have access to the Frontier Miles Customer Database (including the copies of Frontier Traveler Data contained therein) upon the termination of the licenses granted under any IP License. The proviso in the immediately preceding sentence shall not restrict or limit Frontier’s rights with respect to Frontier Traveler Data maintained on any database that is not the Frontier Miles Customer Database. As between the parties, it is Frontier’s responsibility to maintain a separate version of the Frontier Traveler Data, but a failure by Frontier to do so shall not be deemed a breach of this Agreement. The Frontier Miles Customer Database shall be property of the Borrowers and subject to the Lien granted under the Collateral Documents.
SECTION 5.

AFFIRMATIVE COVENANTS
From the date hereof and for so long as the Commitments remain in effect, the principal of or interest on any Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 5.01    Financial Statements, Reports, Etc. The Borrowers shall deliver to the Administrative Agent on behalf of the Lenders:
(a)    Within ninety (90) days after the end of each fiscal year (or such longer period as may be applicable under the rules and regulations of the SEC including any extension allowed by the SEC), Parent’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, such consolidated financial statements of Parent to be audited for Parent by independent public accountants of recognized national standing and to be accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that the foregoing delivery requirement shall be satisfied if Parent shall have filed with the SEC its Annual Report on Form 10-K for such fiscal year, which is available to the public via EDGAR or any similar successor system;
(b)    Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year (or such longer period as may be applicable under the rules and regulations of the SEC), Parent’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, each certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided that the foregoing delivery requirement shall be satisfied if Parent shall have filed with the SEC its Quarterly Report on Form 10-Q for such fiscal quarter, which is available to the public via EDGAR or any similar successor system;
(c)    Within ninety (90) days after the end of the fiscal year, beginning with the fiscal year ending December 31, 2024, a certificate of a Responsible Officer of Frontier certifying that, to the knowledge of such Responsible Officer, no Cash Trap Event or Event of Default has occurred and is continuing, or, if, to the knowledge of such Responsible Officer, such an Cash Trap Event or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;
(d)    On or prior to each Determination Date with respect to each Related Quarterly Reporting Period, an Officer’s Certificate setting forth all calculations and statements demonstrating compliance with (i) Section 6.08 as of the last day of the Related Quarterly Reporting Period and (ii) the Debt Service Coverage Ratio Test as of the last day of the Related Quarterly Reporting Period;

(e)    No later than each Determination Date with respect to each Related Quarterly Reporting Period, a certificate of a Responsible Officer of Frontier, (i) setting forth the name of each new Frontier Miles Agreement entered into as of such date and each of the parties thereto, (ii) updating Schedule 3.18 to the extent required to cause the Material Frontier Miles Agreements listed on Schedule 3.18 to, in the aggregate, represent at least 85% of Frontier Miles Transaction Revenues generated in the 12 month period preceding the date of delivery of such certificate, (iii) certifying compliance with deposit requirements with respect to such Frontier Miles Agreements and (iv) certifying that Transaction Revenues representing 85% of all Frontier Miles Program Revenues for such Quarterly Reporting Period were deposited directly into the Loyalty Collection Account;
(f)    Promptly after the occurrence thereof, written notice of the termination of a Plan of Parent or an ERISA Affiliate pursuant to Section 4042 of ERISA to the extent such termination would constitute an Event of Default;
(g)    So long as any Commitment or Loan is outstanding, promptly upon knowledge thereof by a Responsible Officer of a Borrower, notice in writing of any Default, Cash Trap Event or Event of Default and what action the Borrowers, Frontier, Parent and its Subsidiaries are taking or propose to take with respect thereto (with a copy to the Collateral Agent);
(h)    Promptly after a Responsible Officer of Parent or a Borrower obtains knowledge thereof, written notice of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect;
(i)    Subject to any confidentiality restrictions under binding agreements or limitations imposed by applicable law, a notice (which will be posted on a password protected website to which the Administrative Agent will have access to such notice (or which will otherwise be delivered to the Administrative Agent, including, without limitation, by electronic mail)) with respect to the occurrence of: (i) any material amendment, restatement, supplement, waiver or other material modification to any Material Frontier Miles Agreement (with such notice posted or delivered, as applicable, by the next Determination Date after the effectiveness of such material amendment, restatement, supplement, waiver or other material modification) and (ii) any termination, cancellation or expiration of a Material Frontier Miles Agreement (with such notice posted or delivered, as applicable, as soon as reasonably practicable after such termination, cancellation or expiration); and
(j)    On each Determination Date, deliver a Payment Date Statement to the Administrative Agent and the Collateral Agent. The Administrative Agent may, prior to the related Payment Date, provide notice to the Borrowers and the Collateral Agent of any information contained in the Payment Date Statement that the Administrative Agent believes to be incorrect. If the Administrative Agent provides such a notice, the Borrowers shall use their reasonable efforts to resolve the discrepancy and provide an updated Payment Date Statement on or prior to the related Payment Date. If the discrepancy is not resolved and a replacement

Payment Date Statement is not received by the Collateral Agent prior to the payment of Available Funds on the related Payment Date pursuant to Section 2.10(b), and it is later determined that the information identified by the Administrative Agent as incorrect was in fact incorrect and such error resulted in a party receiving a smaller distribution on the Payment Date than they would have received had there not been such an error, then the Borrowers shall indemnify such party for such shortfall. For the avoidance of doubt and, notwithstanding anything to the contrary herein or in any other Loan Document, the Collateral Agent and the Administrative Agent shall have no obligation to inquire into, investigate, verify or perform any calculations in connection with a Payment Date Statement or, in the case of the Collateral Agent, notice from the Administrative Agent in respect of the same; it being understood and agreed that the Administrative Agent and the Collateral Agent shall be entitled to conclusively rely, and shall not be liable for so relying, on the Payment Date Statement last received by it on or prior to each Payment Date and the Administrative Agent and the Collateral Agent shall have no obligation, responsibility or liability in connection with any indemnification payment of the Borrowers pursuant to the immediately preceding sentence.
Any certificate to be delivered under this Section 5.01 may, at any Borrower’s option, be combined with any other certificate to be delivered under this Section 5.01 within the same time period.
In no event shall the Administrative Agent be entitled to inspect, receive and make copies of materials, (i) except in connection with any enforcement or exercise of remedies, (A) that constitute non-registered Frontier Miles Intellectual Property or Brand Intellectual Property, non-financial Trade Secrets (including the Frontier Miles Customer Data) or non-financial proprietary information, or (B) in respect of which disclosure to the Administrative Agent, the Collateral Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement (or would otherwise cause a breach or default thereunder) (including, but not limited to, copies of any Frontier Miles Agreements or any information thereof) or (ii) that are subject to attorney client or similar privilege or constitute attorney work product or constitute Excluded Intellectual Property or an Frontier Miles Agreement. The Borrowers agree to provide copies of any notices or any deliverables given or received under the Collateral Agency and Accounts Agreement to the Administrative Agent, including any notice or deliverable required to be provided to the Senior Secured Debt Representatives.
Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the Debtdomain website on the Internet at http://www.debtdomain.com. Information required to be delivered pursuant to this Section 5.01 by any Loan Party shall be delivered pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrowers provide written notice to the Administrative Agent that such information has been posted on Frontier’s general commercial website on the Internet (to the extent such information has been posted or is available as described in such notice), as such website may be specified by the Borrowers to the Administrative Agent from time to time. Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information unless (i) expressly marked by a Loan Party as “PUBLIC”, (ii) such notice or communication consists of copies of any Loan Party’s public filings with the SEC or (iii) such notice or communication has been posted on Frontier’s general commercial website on the Internet, as such website may be specified by the Borrowers to the Administrative Agent from time to time.
Delivery of reports, information and documents to the Collateral Agent is for informational purposes only, and its receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including any Loan Party’s or any other Person’s compliance with any of its covenants under this Agreement or any other Loan Document. The Collateral Agent shall have no liability or responsibility for the content, filing or timeliness of any report or other information delivered, filed or posted under or in connection with this Agreement, the other Loan Documents or the transactions contemplated hereunder or thereunder. For the avoidance of doubt, the Collateral Agent shall have no duty to monitor or access any website of a Loan Party or any other Person referenced herein, shall not have any duty to monitor, determine or inquire as to compliance or performance by any Loan Party or any other Person of its obligations under this Section 5.01 or otherwise and the Collateral Agent shall not be responsible or liable for any Loan Party’s or any other Person’s non-performance or non-compliance with such obligations.
Section 5.02    Taxes. Each Loan Party shall pay, and shall cause each of its Subsidiaries to pay, all material taxes, assessments and governmental levies imposed or assessed on any of them or any of their assets before the same shall become more than 90 days delinquent, other than taxes, assessments and levies (i) being contested in good faith by appropriate proceedings or (ii) the failure to effect such payment of which are not reasonably be expected to have, individually or collectively, a Material Adverse Effect.
Section 5.03    [Reserved].
Section 5.04    Corporate Existence. Each Loan Party shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:
(a)    its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational and/or constitutional documents (as the same may be amended from time to time) of such Loan Party or any such Subsidiary; and
(b)    the rights (charter and statutory) and material franchises of each Loan Party and its Subsidiaries; provided that no Loan Party shall be required to preserve any such right or franchise, or the corporate, partnership or other existence of such Loan Party (other than an SPV Party) or any of its Subsidiaries (other than an SPV Party), if a Responsible Officer of

Frontier or Parent shall, in such officer’s reasonable judgment, determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect.
For the avoidance of doubt, this Section 5.04 shall not prohibit any actions permitted by Section 6.04 or Section 6.10(b).
Section 5.05    Compliance with Laws. Each Loan Party shall comply, and cause each of its Restricted Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, Frontier and Parent will maintain in effect policies and procedures intended to ensure compliance by such Parent Guarantors, their Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.06    Appraisals. Frontier shall be required to deliver an Appraisal of the Collateral that was appraised in the initial Appraisal (and, upon the GoWild! Contribution, the comparable additional Collateral with respect to GoWild!) to the Administrative Agent on an annual basis. Frontier, in its sole discretion, may include in an Appraisal any additional Collateral not otherwise required to be included in such Appraisal pursuant to the immediately preceding sentence. Frontier shall deliver such Appraisal on the Determination Date occurring in October of each year (commencing in October 2025), and such Appraisal shall be determined as of a date no earlier than 30 days prior to such Determination Date. The value of the Collateral determined in such Appraisal will be used to test the LTV Ratio on such Determination Date. Frontier may also elect (at its sole discretion) to deliver an Appraisal to the Administrative Agent on any other date (whether or not a Determination Date, an “Optional LTV Test Date”) on which no Appraisal was required (which Appraisal shall be determined no earlier than 30 days prior to such Optional LTV Test Date) and shall be permitted to re-test the LTV Ratio on such Optional LTV Test Date using such updated Appraisal. All Appraisals delivered to the Administrative Agent must be performed by an Approved Appraisal Firm.
Section 5.07    Contribution of Intellectual Property. Frontier shall contribute Intellectual Property and data to the Borrowers pursuant to the Contribution Agreements from time to time so that at all times Parent and its Subsidiaries (other than the Borrowers) would not be able to operate the Frontier Miles Program, the Discount Den Program, or only upon the GoWild! Contribution, GoWild! in a manner materially consistent with the operation of the Frontier Miles Program, the Discount Den Program, or only upon the GoWild! Contribution, GoWild! at such time, or any other similar airline loyalty program (other than a Permitted Acquisition Loyalty Program), without the rights granted to Frontier with respect to such Intellectual Property under the IP Licenses; provided that, for the avoidance of doubt, Frontier shall not be required to so contribute any Excluded Intellectual Property or sublicense any Intellectual Property owned by any non-Affiliate third party.

Section 5.08    Special Purpose Entity. Other than as required or permitted by the Transaction Documents or the Frontier Miles Agreements, the SPV Parties have not and shall not:
(a)    engage in any business or activity other than (i) the purchase, receipt, management and sale of Collateral and Excluded Property; provided that in no event shall any SPV Party purchase, receive, manage or sell real property, (ii) the transfer and pledge of Collateral pursuant to the terms of the Collateral Documents and the Senior Secured Debt Documents and the Junior Lien Debt Documents, (iii) the entry into and the performance under the Transaction Documents and Frontier Miles Agreements to which it is a party and the Senior Secured Debt Documents and Junior Lien Debt Documents, (iv) financing activities, and (v) such other activities as are incidental to the foregoing clauses (i) through (iv);
(b)    acquire or own any material assets other than (i) the Collateral and Excluded Property; provided that in no event shall any SPV Party acquire or own real property, or (ii) incidental property as may be necessary or desirable for the operation of any SPV Party and the performance of its obligations under the Transaction Documents and Frontier Miles Agreements to which it is a party and the Priority Lien Debt Documents and the Junior Lien Debt Documents;
(c)    except as permitted by this Agreement (i) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets, or (ii) change its legal structure (except in connection with a Permitted SPV Reorganization), or jurisdiction of incorporation, unless, in connection with any of the foregoing, such action shall result in the substantially contemporaneous occurrence of the Discharge of Senior Secured Debt Obligations;
(d)    except as otherwise permitted under Section 5.08(c), fail to preserve its existence as an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(e)    form, acquire or own any Subsidiary, own any Equity Interests in any other entity, or make any Investment in any Person other than to the extent permitted in its memorandum and articles of association and the Loan Documents;
(f)    except as contemplated in the Senior Secured Debt Documents, commingle its assets with the assets of any of its Affiliates, or of any other Person;
(g)    incur any Indebtedness other than (i) Senior Secured Debt, (ii) Junior Lien Debt, (iii) Hedging Obligations not incurred for speculative purposes and (iv) ordinary course contingent obligations under or any terms thereof related to the Frontier Miles Agreements (such as customary indemnities to fronting banks, administrative agents, collateral agents, depository banks, escrow agents, etc.);
(h)    become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due in the ordinary course of business;

(i)    fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;
(j)    enter into any contract or agreement with any Person, except (i) the Transaction Documents to which it is a party and the Priority Lien Debt Documents and the Junior Lien Debt Documents, (ii) organizational documents, (iii) Frontier Miles Agreements or other co-branding, partnering or similar agreements, (iv) agreements between any SPV Party and Frontier and/or its Subsidiaries substantially consistent with Frontier’s arrangements with its other Subsidiaries that (I) terminate upon such SPV Party ceasing to be a Subsidiary of Frontier, (II) do not involve the payment of cash to or from such SPV Party, (III) are entered into for the primary purpose of managing the transfer and processing of data among the parties thereto and (IV) contain non-petition and nonrecourse covenants with respect to such SPV Party consistent with the provisions set forth in this Agreement, (v) intercompany loans from the Borrowers to Frontier permitted under Section 6.01, or (vi) other contracts or agreements that (x) are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s length basis with third parties other than such Person, (y) contain non-petition covenants with respect to such SPV Party consistent with the provisions set forth in this Agreement and (z) contain nonrecourse covenants with respect to such SPV Party consistent with the provisions set forth in this Agreement;
(k)    seek its dissolution or winding up in whole or in part;
(l)    fail to use commercially reasonable efforts to correct promptly any material known misunderstandings regarding the separate identities of any SPV Party, on the one hand, and any Affiliate or any principal thereof or any other Person, on the other hand;
(m)    except pursuant to the Transaction Documents, any Hedging Obligations permitted to be incurred in the Senior Secured Debt Documents and the Junior Lien Debt Documents, guarantee, become obligated for, or hold itself out to be responsible for the Indebtedness of another Person;
(n)    fail, in any material respect, either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business, solely in its own name in order not (i) to mislead others as to the identity of the Person with which such other party is transacting business, or (ii) to suggest that it is responsible for the Indebtedness of any third party (including any of its principals or Affiliates (other than as contemplated or required pursuant to the Transaction Documents or Frontier Miles Agreements));
(o)    fail, to the extent of its own funds (taking into account the requirements in the Transaction Documents and Frontier Miles Agreements), to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(p)    [reserved];

(q)    fail to maintain records, books of account and bank accounts separate and apart from those of any other Person;
(r)    fail to pay its own separate liabilities and expenses only out of its own funds (other than as contemplated or required pursuant to the Transaction Documents);
(s)    maintain, hire or employ any individuals as employees; provided that the SPV Parties are not prohibited or limited in any manner from having directors and officers;
(t)    acquire the obligations or securities issued by its Affiliates or members (other than (i) any equity interests of another SPV Party that is a Subsidiary of such SPV Party or (ii) intercompany loans permitted under Section 6.01);
(u)    fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;
(v)    pledge its assets to secure the obligations of any other Person other than pursuant to the Transaction Documents, the Senior Secured Debt Documents and the Junior Lien Debt Documents;
(w)    fail to have such Independent Directors as are required under Section 5.09;
(x)    (i) institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy, winding up or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, provisional liquidator, assignee, trustee, sequestrator, collateral agent, restructuring officer or any similar official for any SPV Party, (v) make any general assignment for the benefit of any SPV Party’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action to approve any of the foregoing; or
(y)    fail to file its own tax returns separate from those of any other Person, except to the extent that any SPV Party is treated as a disregarded entity for U.S. federal and applicable state and local income tax purposes or except as otherwise required by law.
Section 5.09    SPV Party Independent Directors.
(a)    No SPV Party shall fail for seven (7) consecutive Business Days to have the Required Number of Independent Directors (or 30 days in the case of such Independent Director’s death, disability or resignation). Each SPV Party agrees that no vote for a “Material Action” (as defined in the Specified Organization Document of such SPV Party) shall be held unless such SPV Party has the Required Number of Independent Directors at such time, all of the Required Number of Independent Directors are present for such vote and the affirmative vote of all Independent Directors is required for such SPV Party to take such “Material Action.”

(b)    No SPV Party shall fail to have a Special Shareholder, and no Extraordinary Resolution shall be passed by, or with respect to, any SPV Party without the unanimous vote of all shareholders thereof, including the affirmative vote of the Special Shareholder of such SPV Party.
Section 5.10    Regulatory Matters; Utilization. Frontier will:
(a)    maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold or co-hold a certificate under Section 41102(a)(1) of Title 49; and
(b)    maintain at all times its status at the FAA as an “air carrier” and hold or co-hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14.
Section 5.11    Collateral Ownership. Subject to the provisions described (including the actions permitted) under Section 6 hereof, each Grantor will continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral, (it being understood that the foregoing shall not restrict Frontier’s ability to discontinue the Discount Den Program or GoWild! under any circumstances).
Section 5.12    Beneficial Ownership Certification. The Borrowers shall provide the Administrative Agent with prompt notification of any change in the information provided in the latest Beneficial Ownership Certification, if any, that would result in a change to the list of beneficial owners identified in such certification.
Section 5.13    Guarantors; Grantors; Collateral.
(a)    Parent shall take, and cause each Subsidiary to take, such actions as are necessary in order to ensure that the obligations of the Loan Parties hereunder and under the other Loan Documents are guaranteed by all Guarantors. If (x) Parent or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the Closing Date or (y) Parent, in its sole discretion, elects to cause a Domestic Subsidiary that is not a Guarantor to become a Guarantor, then Parent will promptly cause such Domestic Subsidiary to guarantee the Guaranteed Obligations and become a Guarantor by executing an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit B; provided, that any Domestic Subsidiary that constitutes an Excluded Subsidiary need not become a Guarantor unless and until (1) 30 Business Days after such time as it ceases to be (and is no longer any of) an Excluded Subsidiary or (2) such time as it guarantees, or pledges any property or assets to secure, any other Obligations.
(b)    If any Domestic Subsidiary that constitutes an Excluded Subsidiary on the Closing Date ceases to be (and is no longer any of) an Excluded Subsidiary or at such time as it guarantees, or pledges any property or assets to secure, Obligations hereunder, then Parent will promptly cause such Domestic Subsidiary to guarantee the Guaranteed Obligations and become a Guarantor by executing an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit B within 30 Business Days after such time as it ceases to be (and is no longer any of) an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Obligations.
(c)    Parent, Frontier and the Borrowers shall, in each case at their own expense, (A) cause each Subsidiary of any SPV Party to become a Grantor and to become a party to the Security Agreement and each other applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Senior Secured Parties in substantially all of its assets (other than Excluded Property), subject to and in accordance with the terms, conditions and provisions of the Loan Documents, (B) promptly execute and deliver (or cause such Grantor to execute and deliver) to the Administrative Agent and the Collateral Agent such documents and take such actions to create, grant, establish, preserve and perfect the applicable priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under Section 6.06 and the filing of UCC financing statements, as applicable) in favor of the Collateral Agent, as applicable, on such assets of any Grantor to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Administrative Agent or the Collateral Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens (it being understood that only Frontier and the SPV Parties shall be required to become Grantors and pledge their respective Collateral) and (C) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent, for the benefit of the Senior Secured Parties, the Collateral Agent and the Depositary, a customary written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to Parent or such Grantor, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral.
Section 5.14    Access to Books and Records.
(a)    Each Loan Party will make and keep books, records and accounts in which full, true and correct entries in conformity with GAAP are made of all financial dealings and transactions in relation to its business and activities, including, without limitation, an accurate and fair reflection of the transactions and dispositions of the assets of the Loan Parties.
(b)    Each Loan Party will permit, to the extent not prohibited by applicable law or contractual obligations (including all confidentiality obligations set forth in the Frontier Miles Agreements), any representatives designated by the Administrative Agent or any Governmental Authority that is authorized to supervise or regulate the operations of a Lender, as designated by such Lender, upon reasonable prior written notice and, so long as no Event of Default has occurred and is continuing, at no out-of-pocket cost to any Loan Party and not more than once per fiscal year, to (x) visit and inspect the Collateral (excluding the Frontier Miles Agreements), (y) examine its books and records (excluding the Frontier Miles Agreements) and (z) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours (it being understood that a representative of Frontier will be present); provided that if an Event of Default has occurred and is continuing, the Loan Parties shall be responsible for the reasonable costs and expenses of any visits of the Administrative Agent and the Lenders, acting together (but not separately); provided, further, that with respect to Collateral and matters relating thereto, the rights of Administrative Agent and the Lenders under this Section 5.14 shall be limited to the following: upon the request of the Administrative Agent, the applicable Grantor will permit the Administrative Agent or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to (x) visit during normal business hours its offices and sites and (y) inspect any documents (excluding the Frontier Miles Agreements) relating to (i) the existence of such Collateral, (ii) with respect to Collateral, the condition of such Collateral, and (iii) the validity, perfection and priority of the Liens on such Collateral, and to discuss such matters with its officers, except to the extent the disclosure of any such document or any such discussion would result in the applicable Grantor’s violation of its contractual (including all confidentiality obligations set forth in the Frontier Miles Agreements) or legal obligations. All confidential or proprietary information obtained in connection with any such visit, inspection or discussion shall be held confidential by the Administrative Agent and each agent or representative thereof and shall not be furnished or disclosed by any of them to anyone other than their respective bank examiners, auditors, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any Governmental Authority. None of Parent or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter pursuant to this Section 5.14 (i) except after the occurrence of an Event of Default and of the exercise of remedies hereunder, that constitutes non-registered Frontier Miles Intellectual Property or Brand Intellectual Property, non-financial Trade Secrets (including the Frontier Miles Customer Data) or non-financial proprietary information, including the Frontier Miles Agreements, (ii) in respect of which disclosure to Administrative Agent or any Lender (or their respective designees or representatives) is prohibited by law or any binding agreement (or would otherwise cause a breach or default thereunder), (iii) that is Excluded Intellectual Property or an Frontier Miles Agreement, or (iv) that is subject to attorney-client or similar privilege or constitutes attorney work product.
Section 5.15    Further Assurances.
(a)    In each case, subject to the terms, conditions and limitations in the Loan Documents, each Loan Party (other than Parent and Frontier Airlines Holdings) shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law or that the Collateral Agent may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, in each case to the extent required under this Agreement or the Collateral Documents. For the avoidance of doubt, the requirements of this Section 5.15(a) shall not create any obligation of the Loan Party to provide any Frontier Miles Agreements (or copies thereof), or disclose any information therein that is not otherwise disclosed on the Closing Date.
(b)    Promptly following the entry by Parent or any of its Subsidiaries into any Frontier Miles Agreements after the Closing Date (or, in the case of an agreement that previously was a Retained Agreement that becomes a Frontier Miles Agreement, upon such agreement becoming an Frontier Miles Agreement), the Borrowers will deliver to the Administrative Agent an executed Direction of Payment.

(c)    Promptly after the date upon which it is permissible to transfer and assign any Specified Intellectual Property, the Loan Parties shall, if such Specified Intellectual Property is not transferred and assigned pursuant to an existing Contribution Agreement or an amendment thereto, execute and deliver one or more Contribution Agreements together with all further documents and instruments that may be required and advisable, and take all further actions that may be required or advisable under applicable law or that the Collateral Agent may reasonably request, to transfer and assign all of the Loan Parties’ right, title and interest in and to such Specified Intellectual Property to the Borrowers, and shall promptly provide the Administrative Agent and the Collateral Agent copies of any such documents.
Section 5.16    [Reserved].
Section 5.17    Frontier Miles Program; Frontier Miles Agreements.
(a)    Each Loan Party (as applicable) agrees to honor Miles according to the policies and procedures of the Frontier Miles Program except to the extent that would not reasonably be expected to cause a Payment Material Adverse Effect.
(b)    Each Loan Party shall take any action permitted under the Frontier Miles Agreements and applicable law that it, in its reasonable business judgment, determines is advisable, in order to diligently and promptly (i) enforce its rights and any remedies available to it under the Frontier Miles Agreements, (ii) perform its obligations under the Frontier Miles Agreements and (iii) cause the applicable counterparties to perform their obligations under the related Frontier Miles Agreements, including such counterparties’ obligations to make payments to and indemnify the applicable Loan Parties in accordance with the terms thereof in each case except to the extent that would not reasonably be expected to cause a Payment Material Adverse Effect.
(c)    The Loan Parties shall not substantially reduce the Frontier Miles Program business or modify the terms of the Frontier Miles Program in any manner that would reasonably be expected to cause a Payment Material Adverse Effect.
(d)    Parent shall not and shall not permit any of its Subsidiaries to change the policies and procedures of the Frontier Miles Program in any manner that would reasonably be expected to cause a Payment Material Adverse Effect.
(e)    No Loan Party shall, or shall permit any of its Subsidiaries to, establish, create, or operate any Loyalty Program, other than a Permitted Acquisition Loyalty Program (or until the GoWild! Contribution, GoWild!), unless substantially all (i) such Loyalty Program cash payments (which excludes, for the avoidance of doubt, airline revenues such as ticket sales and baggage fees), (ii) accounts in which such cash payments are deposited, (iii) Intellectual Property and member data (but solely to the extent that such Intellectual Property and member data would be included in the definition of Frontier Miles Intellectual Property, substituting references to the Frontier Miles Program with references to such other Loyalty Program), and (iv) material third-party co-branding, partnering or similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Loyalty Program (but solely to the extent that such agreements would be included in the definition of Frontier Miles

Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or later again become Retained Agreements), substituting references to the Frontier Miles Program with references to such other Loyalty Program) and intercompany agreements concerning the operation of such Loyalty Program are transferred to and held by the applicable Borrower or a Subsidiary thereof and pledged as Collateral on a first lien basis (except to the extent such revenues or assets constitute Excluded Property), subject to Permitted Liens; provided that, for the avoidance of doubt, nothing shall prohibit Parent or any of its Subsidiaries from offering and providing discounts or other incentives for travel or carriage on Frontier.
(f)    The Loan Parties agree that, with respect to each Frontier Miles Agreement entered into after the Closing Date that would be an Frontier Miles Agreement and not a Retained Agreement at such time, (i) the Borrowers shall either be (A) party to such Frontier Miles Agreement and have right to enforce the terms of such Frontier Miles Agreement pursuant to the terms thereof or (B) an express third party beneficiary of such Frontier Miles Agreement, including the express right to enforce the terms of such Frontier Miles Agreement, pursuant to the terms thereof and (ii) such Frontier Miles Agreement shall (x) provide that payment made by the counterparty thereunder shall be made to the Borrowers and deposited directly into the Collection Account and (y) permit the Borrowers to grant a Lien on such Frontier Miles Agreement to secure the Obligations; provided, that the foregoing shall not apply to any renewals, extensions or modifications of Closing Date Frontier Miles Agreements as long as commercially reasonable efforts (as determined by Frontier) have first been made to have the Borrowers be a party to (or an express third party beneficiary of) such renewed, extended or modified agreement; provided further that in no event shall Frontier be required to pay or provide concessions to a counterparty of such a renewed, extended or modified Closing Date Frontier Miles Agreement in order to have the Borrowers added as a party to such agreement (or an express third party beneficiary thereof). In the event that the Barclays Co-Branded Credit Card Agreement is renewed, extended or modified, Frontier and the Borrowers shall ensure that the applicable Barclays Co-Branded Consent is effective with respect to such renewed, extended or modified agreement.
(g)    Frontier shall assign all of its Assigned Frontier Miles Agreement Rights with respect to each Frontier Miles Agreement and all of its rights to the Discount Den Program to the Borrowers. The Loan Parties shall, if any such Assigned Frontier Miles Agreement Rights with respect to any Frontier Miles Agreement is not assigned pursuant to an existing Contribution Agreement, execute and deliver one or more Contribution Agreements together with all further documents and instruments that may be required, and take all further actions that may be required under applicable law or that the Collateral Agent may reasonably request, to transfer and assign all of the Loan Parties’ Assigned Frontier Miles Agreement Rights to the Borrowers, and shall promptly provide the Administrative Agent and the Collateral Agent copies of any such documents.
(h)    Notwithstanding anything to the contrary, with respect to any Permitted Acquisition Loyalty Program, each Loan Party shall be permitted to undertake any of the following actions at any time after such actions are permitted under the Material Frontier Miles Agreements and applicable law:

(i)    terminate the Permitted Acquisition Loyalty Program;
(ii)    merge and consolidate the Permitted Acquisition Loyalty Program into the Frontier Miles Program; or
(iii)    cause all or part of the Permitted Acquisition Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees) to be pledged as Collateral.
(i)    For the avoidance of doubt, (i) until it is merged into or consolidated with the Frontier Miles Program or substantially all of the payments in cash and Intellectual Property of such Permitted Acquisition Loyalty Program, all material third-party co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of Frontier Miles Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the Frontier Miles Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Permitted Acquisition Loyalty Program are transferred and held by the applicable Borrower or a Subsidiary thereof and pledged as Collateral on a first lien basis, any Permitted Acquisition Loyalty Program shall not be deemed part of the Frontier Miles Program, its co-branding, partnering or similar agreements, including airline-to-airline frequent flyer program agreements, shall not constitute Frontier Miles Agreements, and its customer data shall not constitute Frontier Miles Customer Data and (ii) following a merger or consolidation of such Permitted Acquisition Loyalty Program into the Frontier Miles Program or substantially all of the payments in cash and Intellectual Property of such Permitted Acquisition Loyalty Program, all material third-party co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of Frontier Miles Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or later again become Retained Agreements), substituting references to the Frontier Miles Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Permitted Acquisition Loyalty Program are transferred and held by the applicable Borrower or a Subsidiary thereof and pledged as Collateral on a first lien basis (subject to Permitted Liens), (A) none of the restrictions described in the definition of “Permitted Acquisition Loyalty Program” will continue to apply to the merged program, (B) the co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Permitted Acquisition Loyalty Program shall become Frontier Miles Agreements (but solely to the extent that such agreements would be included in the definition of Frontier Miles Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the Frontier Miles Program with references to such other Permitted Acquisition Loyalty Program) and (C) to the extent not effected pursuant to such merger or consolidation, Frontier shall promptly cause such Permitted Acquisition Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees), accounts in which such payment in cash are deposited, Intellectual Property and member data related to such Permitted Acquisition Loyalty Program (but solely to the extent that such Intellectual Property and member data would be included in the definition of Frontier Miles Intellectual Property, substituting references to the Frontier Miles Program with references to such other Permitted Acquisition Loyalty Program), all material third-party co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of Frontier Miles Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the Frontier Miles Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Loyalty Program and all other assets of such Permitted Acquisition Loyalty Program to be transferred and held by the applicable Borrower or a Subsidiary thereof and be pledged as Collateral pursuant to the Collateral Documents.
(j)    Each Loan Party agrees that if, as of any Determination Date, the aggregate amount of payments in cash attributable to the Retained Agreements for the preceding four Quarterly Reporting Periods (or, in the case of the first three Quarterly Reporting Periods, since the Closing Date) are greater than or equal to 5.0% of the Frontier Miles Program Revenues for such period, (i) Frontier shall promptly transfer (or cause to be transferred) its Assigned Frontier Miles Agreement Rights with respect to one or more Retained Agreements to the Loyalty IP Borrower such that the aggregate amount of payments in cash produced by the Retained Agreements not so transferred is less than 5.0% of the Frontier Miles Program Revenues (including any revenue attributable to the Retained Agreement) in such period (on a pro forma basis) and shall deliver updates to Schedule 3.18 to list such transferred agreement(s) as Frontier Miles Agreement(s) and (ii) upon the effectiveness of such transfer, such Retained Agreement(s) shall become Frontier Miles Agreement(s).
(k)    [Reserved].
(l)    [Reserved].
(m)     Parent shall not enter into, be party to or otherwise obtain any rights under any Frontier Miles Agreement.
Section 5.18    Reserve Account.
(a)    Subject to Section 8.05(c), the Borrowers shall establish and maintain or cause to be maintained at the Collateral Agent, a segregated non-interest bearing trust account in the name of a Borrower, for the purpose of holding a minimum balance of not less than the Reserve Account Required Balance (such account, the “Reserve Account”). The Reserve Account shall be subject at all times to an Account Control Agreement, subject to Section 8.05(c). So long as the Collateral Agent has not been notified by the Administrative Agent or any Borrower that an Event of Default has occurred and is continuing, then the Collateral Agent shall, at the written direction of either Borrower from time to time cause the funds held in the Reserve Account, from time to time, to be invested in one or more Cash Equivalents selected by such Borrower (which Cash Equivalents shall at all times be subject to the Lien created hereunder); provided that in no event shall the Collateral Agent: (i) have any responsibility whatsoever as to the validity or quality of any Cash Equivalent (or for determining whether any investment made qualifies under the definition of “Cash Equivalent”), (ii) be liable for the selection of Cash Equivalents or for investment losses incurred thereon or in respect of losses incurred as a result of the liquidation of any Cash Equivalent before its stated maturity pursuant to this Section 5.18 or the failure of a Borrower to provide timely written investment direction or (iii) have any obligation to invest or reinvest any such amounts in the absence of such investment direction. Following the Collateral Agent’s receipt of written notice from the Administrative Agent or from a Borrower that an Event of Default has occurred and is continuing, the Collateral Agent shall cease making or renewing such Investments and funds on deposit in the Reserve Account shall thereafter remain uninvested. The Collateral Agent shall not have any obligation to invest or reinvest the funds held in the Reserve Account on any day to the extent that the Collateral Agent has not received investment instruction on or prior to 11:00 a.m. (New York time) on such day. Notwithstanding anything in this Agreement to the contrary, in no event shall any Borrower direct any investment in any such Cash Equivalent that will mature later than the Business Day before the next occurring Payment Date. It is agreed and understood that the entity serving as the Collateral Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Collateral Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Collateral Agent or its respective affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments. All income from such Cash Equivalents shall be retained in the Reserve Account, subject to release as permitted by this Agreement. All investments in such Cash Equivalents shall be at the risk of the Borrowers. All income from Cash Equivalents in the Reserve Account shall be taxable to the Borrowers (or its regarded parent entity), and the Collateral Agent shall prepare and timely distribute to Frontier or the Borrowers, as applicable, Form 1099 or other appropriate U.S. federal and state income tax forms with respect to such income.
(b)    As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, the Borrowers hereby grants to the Collateral Agent for the benefit of the Senior Secured Parties a security interest in and lien upon, all of the Borrowers’ right, title and interest in and to the Reserve Account, (i) all funds held in the Reserve Account, and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds, (ii) all Investments from time to time of amounts in the Reserve Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Collateral in the Reserve Account, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Collateral in the Reserve Account.
(c)    The Borrowers hereby acknowledge and agree that: (i) the Collateral Agent shall be the only Person that has a right to withdraw from the Reserve Account and (ii) the funds on deposit in the Reserve Account shall at all times continue to be Collateral security for the benefit of the Senior Secured Parties and shall not be subject to any Lien other than a Lien benefiting the Collateral Agent on behalf of the Senior Secured Parties.
(d)    If, on any Determination Date, the amount on deposit in the Reserve Account exceeds the Reserve Account Required Balance for the related Payment Date, unless otherwise instructed by the Borrowers, the excess amount shall be transferred to the Payment Account on the related Payment Date. Notwithstanding the foregoing, the Borrowers shall be entitled to request the Collateral Agent by notice in writing (which may be the Payment Date Statement) to transfer such excess amounts in the Reserve Account to the Collection Account on the related Allocation Date, and in such circumstances, the Collateral Agent shall wire such excess amounts from the Reserve Account to the Collection Account.
(e)    If, on any Determination Date, Available Funds for the related Payment Date will not be sufficient to pay in full the amounts due pursuant to clauses (i), (ii) and (iii) of Section 2.10(b) on the related Payment Date, the Borrowers shall request by notice in writing (which may be the Payment Date Statement) to the Collateral Agent that the Collateral Agent, on or prior to the related Payment Date, transfer amounts in the Reserve Account to the Payment Account to the extent necessary so that Available Funds on the related Payment Date will be sufficient to pay such amounts on the related Payment Date. In such circumstances, the Collateral Agent shall wire such amounts from the Reserve Account to the Payment Account.
(f)    The Borrowers will at all times maintain a minimum balance of not less than the Reserve Account Required Balance in the Reserve Account (for the avoidance of doubt, except to the extent a lesser balance is maintained during the period from (and including) any Allocation Date to the time at which funds are distributed in accordance with Section 2.10(b) on the related Payment Date as a result of funds being remitted from the Reserve Account to the Payment Account in accordance with the Loan Documents).
(g)    In the event that (A) a Responsible Officer of a Borrower obtains actual knowledge that the Collateral Agent shall no longer have the deposit rating necessary for the Reserve Account to be an Eligible Deposit Account or (B) a Borrower receives notice from the Administrative Agent of such deposit rating change, the Borrowers shall provide prompt written notice to the Administrative Agent and, within thirty (30) days (as may be extended by the Administrative Agent) of obtaining such knowledge or receiving such notice, move the Reserve Account to a new depositary institution pursuant to Section 8.05(c).
Section 5.19    Payment Account.
(a)    Subject to Section 8.05(c), the Borrowers shall establish and maintain or cause to be maintained at the Collateral Agent, a segregated non-interest bearing trust account in the name of a Borrower, for the purpose of holding amounts allocated to the Loans pursuant to the terms hereof (such account, the “Payment Account”). The Payment Account shall be subject at all times to an Account Control Agreement, subject to Section 8.05(c). Funds on deposit in the Payment Account shall be uninvested.
(b)    As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, the Borrowers hereby grants to the Collateral Agent for the benefit of the Senior Secured Parties a security interest in and lien upon, all of the Borrowers’ right, title and interest in and to (i) the Payment Account, (ii) all funds held in the Payment Account, and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds, (iii) all Investments from time to time of amounts in the Payment Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Collateral in the Payment Account, and (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Collateral in the Payment Account.
(c)    Each Loan Party hereby acknowledges and agrees that: (i) at all times, the Collateral Agent shall be the only Person that has a right to withdraw funds from the Payment Account and (ii) the funds on deposit in the Payment Account shall at all times continue to be Collateral security for all of the Obligations and shall not be subject to any Lien other than a Lien benefiting the Collateral Agent on behalf of the Senior Secured Parties.
(d)    In the event that (A) a Responsible Officer of a Borrower obtains actual knowledge that the Collateral Agent shall no longer have the deposit rating necessary for the Payment Account to be an Eligible Deposit Account or (B) a Borrower receives notice from the Administrative Agent of such deposit rating change, the Borrowers shall provide prompt written notice to the Administrative Agent and, within thirty (30) days (as may be extended by the Administrative Agent) of obtaining such knowledge or receiving such notice, move the Payment Account to a new depositary institution pursuant to Section 8.05(c).
Section 5.20    Collections; Releases from Collection Account.
(a)    Frontier and the Borrowers shall instruct and use commercially reasonable efforts to cause sufficient counterparties to Frontier Miles Agreements to direct payments of Transaction Revenue into the Collection Account such that in any Quarterly Reporting Period, at least 85% of Frontier Miles Program Revenues are deposited directly into the Collection Account.
(b)    To the extent any Loan Party or any of its controlled Affiliates receives any payments of Transaction Revenues to an account other than the Collection Account, such Loan Party or Affiliate shall cause such amounts to be deposited into the Collection Account within [***] after receipt and identification thereof; provided that in the case of any revenues from the Discount Den Program (and upon the GoWild! Contribution, GoWild!) such revenues for each calendar month shall be deposited by Frontier into the Collection Account on or prior to the [***] after the end of such calendar month.
(c)    The Parent Guarantors and HoldCo 2 shall make, and the Borrowers shall ensure that, all payments payable to the Borrowers pursuant to the IP Licenses are made directly into the Collection Account.
(d)    No Loan Party shall withdraw or release funds from the Collection Account except in accordance with the terms of the Collateral Agency and Accounts Agreement. Notwithstanding anything to the contrary set forth herein (including, but not limited to, Section 5.08, 6.01 or 6.05) or in any other Transaction Document, any amount released to the Borrowers from the Payment Account in accordance with Section 2.10(b)(xi) of this Agreement or the Collection Account in accordance with Section 2.11 of the Collateral Agency and Accounts Agreement may be transferred by the Borrowers to Frontier in any manner without restriction.
Section 5.21    ECF Account.
(a)    Subject to Section 8.05(c), the Borrowers shall establish and maintain or cause to be maintained at the Collateral Agent, a segregated non-interest bearing trust account in the name of one or both of the Borrowers, for the purpose of holding Required Excess Cash Flow amounts (such account, the “ECF Account”). Only Required Excess Cash Flow will be permitted to be deposited in the ECF Account. The ECF Account shall be subject at all times to an Account Control Agreement, subject to Section 8.05(c). Amounts on deposit in the ECF Account shall be uninvested.
(b)    On each Payment Date, if a Cash Trap Period is in effect as of the last day of the related Quarterly Reporting Period and a Cash Trap Cure has not occurred on or prior to such Payment Date, then the Borrowers, in the Payment Date Statement, shall direct the Collateral Agent to deposit any Required Excess Cash Flow for such Payment Date to the ECF Account pursuant to Section 2.10. On the next succeeding Payment Date after any such Payment Date, the Borrowers shall prepay (the “ECF Prepayment”) the maximum principal amount of Loans on a pro rata basis that may be prepaid out of such Required Excess Cash Flow at a prepayment price equal to 100.0% of the principal amount of the Loans to be prepaid, plus accrued and unpaid interest thereon to, but excluding, the date of such prepayment (the “ECF Prepayment Date”).
(c)    On any ECF Prepayment Date, the Collateral Agent shall apply all of the Required Excess Cash Flow to effect the prepayment by the Borrowers of the Loans of the Lenders at a prepayment price equal to 100.0% of the principal amount of the Loans to be prepaid, plus accrued and unpaid interest thereon to, but excluding, the ECF Prepayment Date (the “ECF Prepayment Price”); provided that if the aggregate ECF Prepayment Price for the Loans exceeds the total amount of Required Excess Cash Flow, then such Loans shall be prepaid pro rata up to the maximum amount of Loans that can be prepaid with such Required Excess Cash Flow. If a DSCR Cure occurs, any amounts on deposit in the ECF Account on account of the Cash Trap Event related to such DSCR Cure shall not be used to prepay Loans and shall instead be released to or at the direction of the applicable Borrower.
(d)    As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, the Borrowers hereby grant to the Collateral Agent for the benefit of the Senior Secured Parties a security interest in and lien upon, all of the Borrowers’ right, title and interest in and to (i) the ECF Account, (ii) all funds held in the ECF Account, and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds, (iii) all Investments from time to time of amounts in the ECF Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Senior Secured Party or any assignee or agent on behalf of the Collateral Agent or any Senior Secured Party in substitution for or in addition to any of the then existing Collateral in the ECF Account, and (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Collateral in the ECF Account.
(e)    Each Loan Party hereby acknowledges and agrees that: (i) at all times, the Collateral Agent shall be the only Person that has a right to withdraw funds from the ECF Account and (ii) the funds on deposit in the ECF Account shall at all times continue to be Collateral security for all of the Obligations and shall not be subject to any Lien other than a Lien benefiting the Collateral Agent on behalf of the Senior Secured Parties.
(f)    If, at any time, the ECF Account shall no longer be an Eligible Deposit Account, the Borrowers shall provide prompt written notice to the Administrative Agent and, within sixty (60) days, move the ECF Account to a new depositary institution pursuant to Section 8.05(c).
(g)    Upon any ECF Prepayment of the Loans pursuant to this Section 5.21, the Commitments of each Lender shall be reduced on a pro rata basis by an amount equal to such ECF Prepayment.
Section 5.22    Mandatory Prepayments. To the extent not applied in accordance with Section 2.12, the Borrowers shall cause an amount equal to the Net Proceeds from all transactions that result in mandatory prepayments pursuant to the terms of Section 2.12 to be deposited promptly into the Collection Account, which amounts shall be applied in accordance with the terms of Section 2.12.
Section 5.23    Privacy and Data Security.  Except as would not reasonably be expected to result in a Material Adverse Effect, each applicable Loan Party shall maintain in effect commercially reasonable privacy and data security policies. Without limiting the generality of the foregoing, except as would not reasonably be expected to result in a Material Adverse Effect, each applicable Loan Party shall comply in all material respects, and shall cause each of its Subsidiaries to be, and shall use commercially reasonable efforts to cause each of its Third Party Processors to be, in compliance in all material respects, with (i) all applicable internal privacy policies and privacy policies contained on any websites maintained by or on behalf of each such Loan Party or such Subsidiary and such policies are consistent with the actual practices of such entity, (ii) all applicable Data Protection Laws with respect to Personal Data, including Data Protection Laws anywhere in the United States, the Cayman Islands, the United Kingdom and the European Union and (iii) its contractual commitments and obligations regarding Personal Data.
SECTION 6.

NEGATIVE COVENANTS
From the date hereof and for so long as the Commitments remain in effect or principal of or interest on any Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 6.01    Restricted Payments.
(a)    The SPV Parties shall not, directly or indirectly:
(i)    declare or pay any dividend or make any other payment or distribution on account of any SPV Party’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation) or to the direct or indirect holders of any SPV Party’s Equity Interests in their capacity as such;
(ii)    purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent or any SPV Party;
(iii)    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness other than the Senior Secured Debt; or
(iv)    make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), other than solely with respect to:
(1)    Restricted Payments (including the making of any intercompany loans, any payments in respect of intercompany debt or Junior Lien Debt) with amounts released to the Borrowers under Section 2.10(b)(xi) of this Agreement or pursuant to Section 2.11 of the Collateral Agency and Accounts Agreement; and
(2)    the making of the Frontier Intercompany Loan on the Closing Date from the proceeds of the Loans and any other intercompany loan with proceeds of debt permitted to be incurred hereunder;

provided, that notwithstanding anything to the contrary in this Agreement or any other Loan Document, other than funds released to the Borrowers pursuant to clause (vi) of the priority of payments in Section 7.01, no SPV Party shall be permitted to make any Restricted Payment at any time when an Event of Default has occurred and is continuing.
Section 6.02    Incurrence of Indebtedness and Issuance of Preferred Stock. The SPV Parties shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness other than the following (and Parent and its Subsidiaries shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness with respect to any Pre-paid Miles Purchase other than as set forth in clause (b) below):
(a)    Junior Lien Debt; provided that (i) no Event of Default or Cash Trap Event shall have occurred and be continuing or would immediately result from the issuance of such Junior Lien Debt, (ii) immediately after giving effect to the issuance of such Junior Lien Debt, the Total DSCR is not less than 1.75 to 1.00 and the LTV Ratio is not more than 100.0%, in each case, on a pro forma basis after giving effect to the issuance of such Junior Lien Debt;
(b)    Pre-paid Miles Purchases, so long as (i) the aggregate amount of Miles purchased or other Indebtedness incurred in connection with such Pre-paid Miles Purchases during any fiscal year does not exceed [***], (ii) such sale is non-recourse to the SPV Parties, and (iii) the Indebtedness related thereto is unsecured or secured by assets of Frontier or its Subsidiaries (other than the SPV Parties) that do not constitute Collateral;
(c)    Indebtedness issued in a Capital Markets Offering by the Borrowers or any other Indebtedness (including term loan facilities); provided that:
(i)    any such Indebtedness shall be Priority Lien Debt permitted under (and subject to the requirements of) this Section 6.02(c),
(ii)    the maturity date for such Indebtedness shall be at least [***] after the Maturity Date,
(iii)    shall not be subject to or benefit from any Guarantee by any Person other than a Loan Party shall not be subject to or benefit from any Guarantee by any Person other than a Loan Party (including any person that becomes a Loan Party substantially concurrently with the incurrence of such Indebtedness),
(iv)    the Liens on the Collateral securing such debt are pari passu to the liens on the Collateral securing the Loans pursuant to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent,
(v)    no Event of Default or Cash Trap Event shall have occurred and be continuing or would immediately result from the issuance of such Indebtedness,

(vi)    after giving effect to the issuance of such Indebtedness, the outstanding principal amount of the Priority Lien Debt shall not exceed the Priority Lien Cap (plus, fees, expenses, premium and accrued interest in respect of any Indebtedness incurred pursuant to this Section 6.02(c) which refinances other Indebtedness of the Borrowers permitted hereunder) and
(vii)    (A) the terms and conditions governing such Indebtedness shall (x) be reasonably acceptable to the Administrative Agent or (y) be substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by the Borrowers) to the investors or holders providing such Indebtedness than those applicable to the then-outstanding Loans (except to the extent such terms are applicable solely to periods after the latest final maturity date of the then-outstanding Loans at the time of such incurrence) and (B) shall be issued pursuant to one or more other credit agreements or indentures, and the applicable agent or trustee thereunder shall become a Senior Secured Debt Representative and the holders of such Indebtedness shall be subject to and bound by the Collateral Agency and Accounts Agreement; provided that notwithstanding the foregoing, in no event shall such Indebtedness be subject to events of default resulting (either directly or through a cross-default or cross-acceleration provision) from the occurrence of any event described in the definition of “Parent Bankruptcy Event” (or the occurrence of any such event with respect to any Subsidiary of Parent other than any SPV Party) except on the same terms as the then-outstanding Loans or as provided above;
(d)    Hedging Obligations not incurred for speculative purposes;
(e)    Indebtedness arising from customary indemnification or other similar obligations under the Loan Documents and the other agreements entered into on the Closing Date in connection therewith (or replacements or amendments thereto which are permitted under this Agreement); and
(f)    Indebtedness otherwise permitted to be secured under Section 6.06.
Section 6.03    [Reserved].
Section 6.04    Disposition of Collateral. Frontier shall not sell or otherwise Dispose of any Collateral (including by way of any Sale of a Grantor) and (b) no SPV Party shall sell or otherwise Dispose of any of its property or assets (including the Collateral, and including by way of any Sale of a Grantor), in the case of each of clauses (a) and (b), except for a Permitted Disposition.
Section 6.05    [Reserved].
Section 6.06    Liens. Frontier shall not directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset owned by Frontier that constitutes Collateral except Permitted Liens. No SPV Party will directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any of its property or assets (including the Collateral) except Permitted Liens.
Section 6.07    Business Activities.
(a)    The Parent Guarantors will not, and will not permit any of their Subsidiaries (other than the SPV Parties) to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent Guarantors and their Subsidiaries (other than the SPV Parties) taken as a whole.
(b)    The SPV Parties shall not engage in any business other than Permitted Businesses.
Section 6.08    Liquidity. The Parent will not permit the aggregate amount of Liquidity to be less than [***] at the end of any Business Day following the Closing Date (the “Financial Covenant”). The Parent shall promptly provide written notice to the Administrative Agent on the date of any breach of the Financial Covenant.
Section 6.09    GoWild! Negative Pledge. Until the occurrence of the GoWild! Contribution, no Loan Party shall directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, or otherwise dispose of, GoWild! or the related Intellectual Property or other rights with respect to GoWild!; provided that the foregoing will not restrict Frontier’s right to discontinue GoWild!.
Section 6.10    Merger, Consolidation, or Sale of Assets.
(a)    No Parent Guarantor shall directly or indirectly: (i) consolidate or merge with or into another Person (whether or not such Parent Guarantor is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Parent Guarantor, as applicable, and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)    either:
(A)    such Parent Guarantor is the surviving corporation; or
(B)    the Person formed by or surviving any such consolidation or merger (if other than such Parent Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)    the Person formed by or surviving any such consolidation or merger (if other than such Parent Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Parent Guarantor under the Transaction Documents by operation of law (if such Parent

Guarantor is the surviving Person) or pursuant to agreements reasonably satisfactory to the Administrative Agent;

(3)    immediately after such transaction, no Cash Trap Event or Event of Default exists; and
(4)    such Parent Guarantor shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition complies with this Agreement.
In addition, no Parent Guarantor will directly or indirectly, lease all or substantially all of the properties and assets of such Parent Guarantor, as applicable, and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
(b)    Section 6.10(a) will not apply to (i) any Permitted Frontier Reorganization or to (ii) any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent and/or its Subsidiaries that are not SPV Parties.
Clauses (3) and (4) of Section 6.10(a) will not apply to any merger, consolidation or transfer of assets:
(1)    between or among Parent and any of Parent’s Subsidiaries that are not SPV Parties;
(2)    between or among any of Parent’s Subsidiaries that are not SPV Parties or by a Subsidiary that is not a Loan Party; or
(3)    with or into an Affiliate solely for the purpose of reincorporating such Parent Guarantor in another jurisdiction.
(c)    Notwithstanding the foregoing, no SPV Party shall: (i) consolidate or merge with or into another Person, or permit any other Person to merge into or consolidate with it, or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties, in one or more related transactions, to another Person except pursuant to a Permitted SPV Reorganization.
(d)    Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of any Parent Guarantor in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a), the successor Person formed by such consolidation or into or with which such Parent Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to such Parent Guarantor shall refer instead to the successor Person and not to such Parent Guarantor), and may exercise every right and power of such Parent Guarantor under this Agreement with the same effect as if such successor Person had been named as a Parent Guarantor herein; provided, however, that a Parent Guarantor, if applicable, shall not be relieved from the obligation to pay the principal of, and interest, if any, on the Loan except in the case of a sale of all or substantially all of such Parent Guarantor’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a).
Section 6.11    [Reserved].
Section 6.12    Direction of Payment. No Loan Party shall revoke, or permit to be revoked, any Direction of Payment.
Section 6.13    IP Agreements. The Loan Parties shall not terminate, amend, waive, supplement or otherwise modify any IP Agreement or any provision thereof or exercise any right or remedy under or pursuant to or under any IP Agreement, in each case, without the prior written consent of the Required Lenders if such termination, amendment, waiver, supplement or modification or exercise of remedies would reasonably be expected to result in a Material Adverse Effect; provided that (i) termination of any IP Agreement or any amendment to the termination provisions thereof, or (ii) any amendment to an IP Agreement that (A) materially and adversely affects rights to the Frontier Miles Intellectual Property or the Brand Intellectual Property or rights to use Frontier Miles Intellectual Property or in the case of the Contribution Agreements, rights to or rights to use other applicable Collateral, (B) shortens the scheduled term thereof, (C) in the case of any IP License, materially and adversely changes the amount or calculation of the termination payment, or the amount, calculation or rate of fees due and owing thereunder, (D) changes the contractual subordination of payments thereunder in a manner materially adverse to the Lenders, (E) reduces the frequency of payments thereunder to an SPV Party or permits payments due to an SPV Party thereunder to be deposited to an account other than the Collection Account, (F) changes the amendment standards applicable to such IP Agreement (other than changes affecting rights of the Administrative Agent or the Collateral Agent to consent to amendments, which is covered by clause (G)) in a manner that would reasonably be expected to result in a Material Adverse Effect or (G) materially impairs the rights of the Administrative Agent or the Collateral Agent to enforce or consent to amendments to any provisions thereof in accordance therewith shall, in each case, be deemed to have a Material Adverse Effect.
Section 6.14    Specified Organization Documents. No Loan Party shall amend, modify or waive any SPV Provision of any Specified Organization Document. No Loan Party shall amend, modify or waive any other provision of any Specified Organization Document in a manner materially adverse to the Lenders.
SECTION 7.

EVENTS OF DEFAULT AND CASH TRAP EVENTS
Section 7.01    Events of Default. In the case of the occurrence of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):

(a)    any representation or warranty made by any Loan Party in this Agreement or in any other Loan Document shall prove to have been false or incorrect in any material respect when made, and such representation or warranty, to the extent capable of being corrected, is not corrected within 30 Business Days after the earlier of (A) a Responsible Officer of Frontier or the Borrowers obtaining knowledge of such default or (B) receipt by a Borrower of notice from the Administrative Agent of such default; or
(b)    default shall be made in the payment of (i) any principal amount of the Loans when and as the same shall become due and payable; (ii) any interest on the Loans and such default shall continue unremedied for more than 30 days (or, upon the occurrence of a Bankruptcy Case, more than the earlier of (x) 60 days and (y) 15 days after the date on which an Assumption Order is entered) after the earlier of (A) a Responsible Officer of Frontier or the Borrowers obtaining knowledge of such default or (B) receipt by a Borrower of notice from the Administrative Agent of such default; or (iii) any other amount payable hereunder when due and such default shall continue unremedied for more than 10 Business Days after the earlier of (A) a Responsible Officer of Frontier or the Borrowers obtaining knowledge of such default or (B) receipt by a Borrower of notice from the Administrative Agent of such default; it being understood that if any default shall be made by any Loan Party in the due observance or performance of the covenants set in Section 5 shall not constitute a default subject to this Section 7.01(b); or
(c)    default shall be made by any Loan Party in the due observance of (i) the covenants in Section 5.18, 5.19, 5.20, 5.21 or 6.08 or (ii) a covenant in Section 5.01 and such default shall continue unremedied for more than, in the case of clause (i), 5 Business Days and in the case of clause (ii), 120 days, after the earlier of (A) a Responsible Officer of Frontier or the Borrowers obtaining knowledge of such default or (B) receipt by Frontier or the Borrowers of notice from the Administrative Agent of such default; or
(d)    default shall be made by any Loan Party or any Subsidiary in the due observance or performance of any other covenant, condition or agreement to be observed or performed by it pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied or uncured for more than 60 days after the earlier of (i) a Responsible Officer of Frontier or the Borrowers obtaining knowledge of such default or (ii) receipt by Frontier or the Borrowers of notice from the Administrative Agent of such default; provided that, if such Person is proceeding with diligence and good faith to cure or remedy such default and such default is susceptible to cure or remedy, such 60 day period shall be extended as may be necessary to cure such failure, such extended period not to exceed 120 days; or
(e)    (i) any material provision of any Loan Document to which a Loan Party is a party ceases to be a valid and binding obligation of such Loan Party, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Document, (ii) the Lien on any material portion of the Collateral intended to be created by the Collateral Documents shall cease to be or shall not be a valid and perfected (to the extent required hereunder or under such Collateral Documents) Lien having the priorities contemplated thereby (subject to Permitted Liens and except as permitted by the terms of this Agreement or the Collateral Documents or as a result of the action, delay or inaction of the Administrative Agent) or (iii) the guaranty in Section 9.01 hereof shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of such guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of such guaranty, or any Guarantor shall deny that it has any further liability under such guaranty; provided that, in each case, unless any Loan Party shall have contested or challenged, other than good faith disputes regarding interpretation of contractual provisions, the validity, perfection or priority of, or attempted to invalidate, such liens or the validity or enforceability of a material provision of any Loan Document or material portion of any Collateral or guaranty document, such breach shall not be an Event of Default unless such breach continues unremedied or uncured for more than 30 Business Days after the earlier of (x) a Responsible Officer of Frontier or the Borrowers obtaining knowledge of such default or (y) receipt by a Borrower of written notice from the Administrative Agent of such default; or
(f)    a Bankruptcy Case occurs and is continuing with respect to any SPV Party (for the avoidance of doubt, subject to any grace or cure periods contained in the definition of “Bankruptcy Case”);
(g)    failure by any SPV Party, any Parent Guarantor, or any of Frontier’s Material Subsidiaries to pay one or more final judgments entered by a court or courts of competent jurisdiction aggregating in excess of [***] (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, vacated, satisfied or stayed for a period of sixty (60) days; or
(h)    (i) any Loan Party (other than an SPV Party) shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders caused such Material Indebtedness to become due prior to its scheduled final maturity date or (ii) any Loan Party (other than an SPV Party) shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of such Loan Party, any applicable grace periods shall have expired and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any time unpaid exceeding $100.0 million; provided that such payment default or acceleration resulting from a Parent Bankruptcy Event shall not constitute a default under this Section 7.01(i); or
(i)    (i) any SPV Party shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall have caused, or shall be entitled or permit or have the right to cause, such Material Indebtedness to become due prior to its scheduled final maturity date or (ii) any SPV Party shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of such SPV Party, any applicable grace periods shall have expired following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any time unpaid exceeding [***]; provided, further, that if any such default shall be waived or cured (as evidenced in writing from the applicable holder, agent or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon waived or cured; or
(j)    a termination of a Plan of Frontier or an ERISA Affiliate pursuant to Section 4042 of ERISA that would reasonably be expected to result in a Material Adverse Effect; or
(k)    (i) an exit from, or a termination or cancellation of, the Frontier Miles Program or (ii) any termination, expiration or cancellation of (1) the Frontier Intercompany Loan or (2) a Material Frontier Miles Agreement for which, solely in the case of clause (2), a Permitted Replacement Frontier Miles Agreement is not entered into as of the effective date of such termination, expiration or cancellation; or
(l)    any Loan Party makes a Material Modification to a Material Frontier Miles Agreement or the Frontier Intercompany Loan without the prior written consent of the Administrative Agent (acting at the direction of the Required Debtholders); or
(m)    any termination or cancellation of any IP License; or
(n)    after the occurrence of a Parent Bankruptcy Event, any of the Frontier Case Milestones shall cease to be met or complied with, as applicable; or
(o)    a SPV Party Change of Control; or
(p)    the LTV Ratio exceeds the LTV Maximum Threshold as of any LTV Test Date, unless the Borrowers prepay all or a portion of the Loans within [***] of such LTV Test Date such that the LTV Ratio does not exceed the LTV Maximum Threshold; or
(q)    (i) failure of any SPV Party to maintain at least the Required Number of Independent Directors for more than five (5) consecutive Business Days (or 30 days in the case of such Independent Director’s death, disability or resignation, provided that in the case of the Borrowers, one Independent Director remains at the Borrowers during such period) or (ii) an Independent Director of any SPV Party that does not satisfy the Independent Director Criteria shall be appointed without the consent of the Administrative Agent;
then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by written notice to the Borrowers (with a copy to the Collateral Agent), take one or more of the following actions, at the same or different times:
A.    terminate forthwith the Commitments;

B.    declare the Loans or any portion thereof then-outstanding to be forthwith due and payable, whereupon the principal of the Loans and other Obligations and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding;
C.    set-off amounts in any accounts (other than accounts pledged to secure other Indebtedness of any Loan Party, Escrow Accounts, Payroll Accounts or other accounts held in trust for an identified beneficiary) maintained with the Administrative Agent, the Collateral Agent or the Depositary (or any of their respective affiliates) and apply such amounts to the obligations of the Loan Parties hereunder and in the other Loan Documents; and
D.    subject to the terms of the Loan Documents, exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent, the Collateral Agent and the Lenders.
In case of any event described in clause (f), (g) or (o) of this Section 7.01, the actions and events described in clauses (A) and (B) above shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Subject to the terms of the Collateral Agency and Accounts Agreement, after the occurrence and during the continuance of any Event of Default, any Available Funds and other amounts received, including any amounts realized upon enforcement of any Collateral Documents or any payments, recoveries or distributions received in any proceeding under any Bankruptcy Laws including adequate protection and Chapter 11 plan distributions, to the extent received by the Collateral Agent shall be applied by the Collateral Agent as follows:
(i)    first, (x) ratably, to (so long as Citibank, N.A. should be serving as the Collateral Agent and the Depositary, together with any amounts transferred to the Payment Account with respect to such Payment Date to pay such amounts) the Depositary and the Collateral Agent, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to the Depositary and the Collateral Agent pursuant to the terms of the Loan Documents and then (y) to the Administrative Agent, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to the Administrative Agent pursuant to the terms of the Loan Documents and then (z) ratably, the Loans’ Pro Rata Share of the amount of fees, expenses and other amounts due and owing to any Independent Director of any SPV Party (and any independent director service provider of such Independent Director) or any Administrator (to the extent not otherwise paid);
(ii)    second, to the Administrative Agent, on behalf of the Lenders, any due and unpaid interest on the Loans;

(iii)    third, to the Administrative Agent, on behalf of the Lenders in an amount equal to the amount necessary to pay the outstanding principal balance of the Loans in full;
(iv)    fourth, to pay to the Administrative Agent on behalf of the Lenders, any additional Obligations then due and payable;
(v)    fifth, until all Priority Lien Debt is paid in full, to the Collateral Agent to be maintained in the Collection Account or distributed in accordance with the Collateral Agency and Accounts Agreement; and
(vi)    sixth, all remaining amounts shall be released to or at the direction of the Borrowers, which may be distributed directly or indirectly to Frontier without any restriction.
Section 7.02    Cash Trap Event. In the case of the happening of any Cash Trap Event, the Administrative Agent may, and at the direction of the Required Lenders shall, by notice to the Borrowers, provide written notice to the Borrowers that a Cash Trap Event has occurred.
SECTION 8.

THE AGENTS
Section 8.01    Administration by Agents.
(a)    Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints the Collateral Agent to act on its behalf as the Collateral Agent hereunder and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The Collateral Agent shall be the Senior Secured Debt Representative (as defined in the Collateral Agency and Accounts Agreement) on behalf of the Lenders and the other Senior Secured Parties. For any Act of Required Debtholders under the Collateral Agency and Accounts Agreement, the Collateral Agent shall take instruction from the Administrative Agent (on behalf of the Required Lenders) hereunder (which such instruction shall include a certification by the Administrative Agent as to the aggregate principal amount of the Loans represented by such instruction).
(b)    Each of the Lenders hereby authorizes the Administrative Agent and the Collateral Agent, as applicable, and in their sole discretion:
(i)    to execute (or direct the execution of) any documents or instruments or take any other actions reasonably requested by the Loan Parties to release a Lien granted to the Collateral Agent, for the benefit of the Senior Secured Parties, on any asset that is part of the Collateral of the Loan Parties (A) upon the payment in full of all Obligations (except for contingent obligations in respect of which a claim has not yet been made) and the termination of the Commitments, (B) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted by the terms of this Agreement or under any other Loan Document to a Person that is not a Loan Party, (C) if the property subject to such Lien is owned by a Loan Party, upon the release of such Loan Party from its Guarantee otherwise in accordance with the Loan Documents, (D) as to the extent provided in the Collateral Documents, (E) that constitutes Excluded Property, or (F) if approved, authorized or ratified in writing in accordance with Section 10.08;
(ii)    to determine that the cost to either Borrower or any other Grantor, as the case may be, is disproportionate to the benefit to be realized by the Senior Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that such Borrower or such other Grantor, as the case may be, should not be required to perfect such Lien in favor of the Collateral Agent, for the benefit of the Senior Secured Parties;
(iii)    to enter into the other Loan Documents on terms acceptable to the Administrative Agent and the Collateral Agent and to perform its respective obligations thereunder;
(iv)    to execute any documents or instruments or take any other actions reasonably requested by the Loan Parties to release any Guarantor from the guarantees provided herein pursuant to Section 9.05;
(v)    to enter into (or direct the entrance into) any Intercreditor Agreement or intercreditor and/or subordination agreements in accordance herewith, including Section 6.06, on terms reasonably acceptable to the Administrative Agent, and in each case to perform its obligations thereunder and to take such action and to exercise the powers, rights and remedies granted to it thereunder and with respect thereto; and
(vi)    to enter into (or direct the entrance into) any other agreements reasonably satisfactory to the Administrative Agent granting Liens to the Collateral Agent, for the benefit of the Senior Secured Parties, on any assets of the Borrowers or any other Grantor to secure the Obligations.
(c)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information to any Disqualified Institutions.
(d)    Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Collateral Documents and any other related agreements in the form delivered to the Collateral Agent. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Collateral Documents and any other related agreements in such capacity.
Section 8.02    Rights of Administrative Agent and the Other Agents. Any institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate of Parent as if it were not an Agent hereunder. The rights, privileges, protections, indemnities, immunities and benefits given to the Collateral Agent are extended to, and shall be enforceable by, (i) the Collateral Agent in each Loan Document and each other document related hereto to which it is a party and (ii) the entity acting as the Collateral Agent in each of its capacities hereunder and under the other Loan Documents and any related document whether or not specifically set forth therein.
Section 8.03    Liability of Agents.
(a)    No Agent shall have any duties or obligations except those expressly set forth herein and in any other applicable Loan Document. Without limiting the generality of the foregoing, (i) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Cash Trap Event or an Event of Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08), (iii) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, Parent or any of Parent’s Subsidiaries that is communicated to or obtained by the institution serving as an Agent or any of its Affiliates in any capacity and (iv) no Agent will be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect. No Agent shall be liable for any action taken or not taken by it with the consent of, or at the request of (i) the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or (ii) in the case of the Collateral Agent and the Administrative Agent, or in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Cash Trap Event, Event of Default or Default unless and until written notice thereof is given to the Administrative Agent or the Collateral Agent, respectively, by, in the case of the Administrative Agent or the Collateral Agent, any Borrower,

Parent or a Lender or, in the case of the Administrative Agent, and neither Administrative Agent nor the Collateral Agent shall be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith or in connection with any other Loan Document, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document or related document, (D) the validity, enforceability, effectiveness, value, sufficiency or genuineness of this Agreement or any other agreement, instrument or document or any Collateral or security interest, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(b)    Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Parent or the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(c)    Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities as such Agent. The Collateral Agent shall not be responsible for the acts or omissions of any such sub-agent appointed with due care.
(d)    The following additional rights and protections shall be applicable to the Collateral Agent in connection with this Agreement, the other Loan Documents and any related document:
(i)    The Collateral Agent shall not have any liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts.
(ii)    Nothing in this Agreement or any other Loan Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.
(iii)    The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any other Loan

Document at the request or direction of the Administrative Agent or the Lenders, unless such Person shall have offered to the Collateral Agent, as applicable, security or indemnity (satisfactory to the Collateral Agent, as applicable, in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.
(iv)    Notwithstanding anything to the contrary herein or in any other Transaction Document, the Collateral Agent shall not be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement and any other Loan Document to which it is a party, whether or not an original or a copy of such agreement has been provided to the Collateral Agent, as applicable, and shall not be subject to, or bound by, the terms and provisions of any documents to which it is not a party.
(v)    In the event that any Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, the Collateral Agent is hereby expressly authorized, each in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Collateral Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Loan Parties or to any other Person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
(vi)    The Collateral Agent shall be entitled to request and receive written instructions from the Administrative Agent and shall have no responsibility or liability to the Lenders for any losses or damages of any nature that may arise from any action taken or not taken by the Collateral Agent in accordance with the written direction of the Administrative Agent.
(vii)    The Collateral Agent may request, rely on and act in accordance with Officer’s Certificates and/or opinions of counsel, and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such Officer’s Certificates and opinions of counsel.
(viii)    If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement or any other Loan Document, or the Collateral Agent is in doubt as to the action to be taken hereunder or the Collateral Agent may, at its option, after sending written notice of the same to the Administrative Agent, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Collateral or otherwise regarding such matter or (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Collateral Agent, directing delivery of the Collateral or otherwise regarding such matter. The Collateral Agent will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Collateral Agent may file an interpleader action in a state or federal court, and upon the filing thereof, the Collateral Agent will be relieved of all liability as to the Collateral and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.
(ix)    The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics, pandemics or similar health crises; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
(x)    The Collateral Agent shall not have any obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Agent pursuant to this Agreement or any other Loan Document or any related document or (ii) enable the Collateral Agent to exercise and enforce its rights under this Agreement or any other Loan Document or any related document with respect to such pledge and security interest.
(xi)    For purposes of clarity, but without limiting any rights, protections, immunities or indemnities afforded to the Collateral Agent hereunder (including without limitation in this Section 8) and under the other Loan Documents, phrases such as “satisfactory to the Collateral Agent,” “approved by the Collateral Agent,” “acceptable to the Collateral Agent,” “as determined by the Collateral Agent,” “in the Collateral Agent’s discretion,” “selected by the Collateral Agent,” “elected by the Collateral Agent,” “requested by the Collateral Agent,” and phrases of similar import that authorize or permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Collateral Agent, as applicable, receiving written direction from the Administrative Agent to take such action or to exercise such rights.
(e)    Anything herein to the contrary notwithstanding, the Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

Section 8.04    Reimbursement and Indemnification. Each Lender agrees (a) to reimburse on demand the Administrative Agent (and the Collateral Agent and the Depositary) for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders or the Agents under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Agents, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Loan Parties and (b) to indemnify and hold harmless the Administrative Agent, the Collateral Agent and any of their Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall result from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgement).
Section 8.05    Successor Agents.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers (with a copy to the Collateral Agent). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent (provided no Event of Default has occurred and is continuing) of the Borrowers (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed)) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), in consultation with the Borrowers, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. For the avoidance of doubt, whether or not a successor Administrative Agent has been appointed, the retiring Administrative Agent’s resignation shall nonetheless become effective in accordance with such notice of resignation on the Resignation Effective Date. With effect from the Resignation Effective Date, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan

Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 8 and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.
(b)    The Collateral Agent may at any time resign at any time upon at least 30 days’ prior written notice to the Borrowers and the Administrative Agent; provided that, no resignation of the Collateral Agent will be permitted unless a successor Collateral Agent has been appointed. Promptly after receipt of notice of the Collateral Agent’s resignation, the Administrative Agent shall promptly appoint a successor Collateral Agent (which successor Collateral Agent shall be reasonably acceptable to the Required Lenders and, so long as no Event of Default under Section 7.01(b), (f), (g) or (o) has occurred and is continuing, the Borrowers) by written instrument, copies of which instrument shall be delivered to the Borrowers, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 30 days after the giving of notice of such resignation, the Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent. The Administrative Agent upon at least 30 days’ prior written notice to the Collateral Agent and the Borrowers, may with or without cause remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of the Collateral Agent, the Administrative Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Agent (which successor Collateral Agent shall be reasonably acceptable to the Required Lenders and, so long as no Event of Default under Section 7.01(b), (f), (g) or (o) has occurred and is continuing, the Borrowers). Any such appointment shall be accomplished by written instrument and a copy shall be delivered to the Collateral Agent and the successor Collateral Agent and the Borrowers.
(c)    In the event that the Collateral Agent shall no longer have the deposit rating necessary for the Collection Accounts, Payment Account, ECF Account and Reserve Account to be Eligible Deposit Accounts, the Borrowers shall be permitted to and shall promptly, and in any event within 30 days (as such deadline may be extended by the Administrative Agent) of (A) a Responsible Officer of Frontier or the Borrowers obtaining actual knowledge of such ratings change or (B) receipt by a Borrower of notice from the Administrative Agent of such ratings change, move the Collection Accounts, Payment Account, ECF Account and the Reserve Account, as applicable, to a depository institution (i) selected by the Borrowers that that has the deposit rating necessary for the Collection Accounts, Payment Account, ECF Account and Reserve Account to be Eligible Deposit Accounts or (ii) that is otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned, or delayed), and will cause such depositary institution to execute an Account Control Agreement as soon as reasonably practicable thereafter.

Section 8.06    Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 8.07    Advances and Payments.
(a)    On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to, but excluding, the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the Interest Rate otherwise applicable to such Loan. If such Lender pays such amount to the Administrative Agent, then (x) such amount shall constitute such Lender’s Loan included in such Loan and the Borrowers shall not be obligated to repay such amount pursuant to the preceding sentence if not previously repaid and (y) if such amount was previously repaid by the Borrowers, the Administrative Agent shall promptly make a corresponding amount available to the Borrowers.
(b)    Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.10(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.
Section 8.08    Sharing of Setoffs. Each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against a Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender’s Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then-outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). Each Loan Party expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Loan acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by a Loan Party to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation. The provisions of this Section 8.08 shall not be construed to apply to (a) any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it or (c) any payment made by a Loan Party pursuant to the Fee Letter.
Section 8.09    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.
Section 8.10    Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Agents, and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Senior Secured Parties and all powers, rights, and remedies under the Senior Secured Debt Documents may be exercised solely by the Collateral Agent, in each case to the extent permitted by applicable law and in accordance with the terms hereof, the other Loan Documents and the other Senior Secured Debt Documents, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Senior Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
Section 8.11    Intercreditor Agreements Govern. The Administrative Agent and each other Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Collateral Agent to enter into each intercreditor agreement (including each Intercreditor Agreement) entered into pursuant to the terms hereof and to subject the Liens securing the Obligations to the provisions thereof and (c) hereby authorizes and instructs the Collateral Agent to enter into any intercreditor agreement that includes, or to amend any then existing intercreditor agreement to provide for, the terms described in the definition of “Junior Lien Debt”. In the event of any conflict or inconsistency between the provisions of each intercreditor agreement (including any Intercreditor Agreement) and this Agreement, the provisions of such intercreditor agreement shall control in all respects. With respect to any reference in this Agreement to another intercreditor agreement, subordination agreement or arrangement reasonably acceptable to the Administrative Agent and the Borrowers’ (or other similar description), Administrative Agent and the Collateral Agent hereby agree to, and each Secured Party and each Lender hereby directs the Administrative Agent to, negotiate with the Borrowers in good faith and promptly (and in any event not later than ten (10) Business Days following written request by the Borrowers) enter into such other intercreditor or subordination agreement that is reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned, delayed or denied) upon request by the Borrowers.
Each Lender hereby agrees (i) that all Obligations will be and are secured equally and ratably by all Priority Liens (as defined in the Collateral Agency and Accounts Agreement) at any time granted by any Grantor to the Collateral Agent to secure any obligations in respect of any other Series of Senior Secured Debt (as defined in the Collateral Agency and Accounts Agreement), whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Agent for the benefit of all holders of Senior Secured Debt Obligations (as defined in the Collateral Agency and Accounts Agreement) equally and ratably; and (ii) that each Lender is bound by the provisions of the Collateral Agency and Accounts Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and each Lender consents to the terms of the Collateral Agency and Accounts Agreement and the Collateral Agent’s performance of, and directing the Collateral Agent to perform its obligations under, the Collateral Agency and Accounts Agreement and the other Senior Secured Debt Documents.
Section 8.12    Collateral Agent as Beneficiary. Without limitation of the terms of the Collateral Agency and Accounts Agreement, the parties hereto agree that the Collateral Agent is a third party beneficiary of Sections 8.02, 8.03 and 8.04, and any other terms hereof which operate to the benefit of the Collateral Agent, with full rights to enforce the same and no such term may be amended, modified or waived in any respect that would be materially adverse to the Collateral Agent without its written consent.
SECTION 9.

GUARANTY
Section 9.01    Guaranty.
(a)    Each of the Guarantors unconditionally and irrevocably guarantees on a senior basis the due and punctual payment by the Borrowers of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding) (collectively, the “Guaranteed Obligations”). Each of the Guarantors further agrees that, to the extent permitted by applicable law, the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several. Each of the Guarantors further agrees that its guaranty hereunder is a primary obligation of such Guarantor and not merely a contract of surety.
(b)    To the extent permitted by applicable law, each of the Guarantors waives presentation to, demand for payment from and protest to the Borrowers or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent, the Collateral Agent or a Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Collateral Agent for the Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Collateral or any other Guarantor.
(c)    To the extent permitted by applicable law, each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Collateral Agent, the Depositary or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent, the Collateral Agent or a Lender in favor of any Borrower or any other Guarantor, or to any other Person.
(d)    To the extent permitted by applicable law, each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrowers and of any other Guarantor and any circumstances affecting the ability of the Borrowers to perform under this Agreement.

(e)    To the extent permitted by applicable law, each Guarantor’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty (other than payment in full in cash of the Obligations in accordance with the terms of this Agreement (other than those that constitute unasserted contingent indemnification obligations)). None of the Administrative Agent, the Collateral Agent or any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.
(f)    Upon the occurrence of the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent.
(g)    The Guarantors hereby irrevocably agree that the obligations of each Guarantor hereunder are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Code.
Section 9.02    No Impairment of Guaranty. To the extent permitted by applicable law, the obligations of the Loan Parties hereunder shall not be subject to any reduction, limitation or impairment for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, other than pursuant to a written agreement in compliance with Section 10.08 and shall not be subject to any defense or set-off, counterclaim, netting, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of any Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Loan Party or would otherwise operate as a discharge of such Loan Party as a matter of law.
Section 9.03    Continuation and Reinstatement, Etc. Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any other Secured Party upon the bankruptcy or reorganization of a Borrower or a Guarantor, or otherwise.
Section 9.04    Subrogation; Fraudulent Conveyance.

(a)    Upon payment by any Guarantor of any sums to the Administrative Agent, the Collateral Agent, the Depositary or a Lender hereunder, all rights of such Guarantor against the Borrowers arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrowers relating to the Obligations prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of the Administrative Agent, the Collateral Agent and the Lenders and shall forthwith be paid to the Administrative Agent, the Collateral Agent, the Depositary and the Lenders to be credited and applied to the Obligations, whether matured or unmatured. Each Loan Party hereby agrees that (1) (a) all Indebtedness and other payment obligations owed to Frontier or any other Guarantor by the Borrowers or any other SPV Party shall be subordinate and junior in right of payment to (and not subject to setoff, netting or recoupment prior to) the prior payment in full in cash of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding); and (b) all Indebtedness and other payment obligations owed to Frontier or any other Guarantor by any other of Frontier or any other Guarantor shall be subordinate and junior in right of payment to (and not subject to setoff, netting or recoupment prior to) the prior payment in full in cash of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding); provided that, in the case of each of clauses (a) and (b) above, so long as no Event of Default shall have occurred and be continuing, any payments in respect of such Indebtedness and other payment obligations shall not be prohibited (to the extent not otherwise prohibited under any Loan Document); and (2) all Indebtedness and other payment obligations owed by Frontier or any Guarantor to the Borrowers or any other SPV Party shall not be subordinated or junior in right of payment to, and shall rank pari passu with, any other senior unsubordinated indebtedness or payment obligations of Frontier or such Guarantor, as applicable. Notwithstanding anything in this paragraph to the contrary, in no event will setoff, recoupment or netting apply with respect to amounts due from any Loan Party to the Borrowers (or any other SPV Party) pursuant to the Frontier Intercompany Note or any IP Agreement or with respect to funds such Loan Party has received pursuant to any Frontier Miles Agreement or any Retained Agreement.
(b)    Each Guarantor, and by its acceptance of this Agreement, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guaranties hereunder and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent, the other Senior Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under the guaranties hereunder at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guaranty not constituting a fraudulent transfer or conveyance.

Section 9.05    Discharge of Guaranty.
(a)    In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor (other than Parent and the Cayman Guarantors), by way of merger, consolidation or otherwise, or a sale or other disposition of all Capital Stock of any Guarantor (other than Parent and any Cayman Guarantor), in each case to a Person that is not (either before or after giving effect to such transactions) Parent or a Subsidiary of Parent or the merger or consolidation of a Guarantor (other than any Cayman Guarantor) with or into Frontier or another Guarantor, in each case, in a transaction permitted under this Agreement, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations.
(b)    Upon the request of Frontier, the guarantee of any Guarantor that is or becomes an Excluded Subsidiary shall be promptly released; provided that (i) no Event of Default shall have occurred and be continuing or shall result therefrom and (ii) Frontier shall have delivered an Officer’s Certificate certifying that such Subsidiary is an Excluded Subsidiary.
(c)    The Administrative Agent shall promptly execute and deliver, at the Borrowers’ expense to the extent required by Section 10.04, such documents as any Loan Party may reasonably request to evidence the release of the guaranty of such Guarantor provided herein.
(d)    Each Guarantor will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations upon the first date on which all of the Loans and Obligations then due and owing shall have been satisfied by payment in full in cash (other than contingent indemnification obligations) and the Commitments shall be terminated.

SECTION 10.

MISCELLANEOUS
Section 10.01    Notices.
(a)    Subject to paragraph (b) below, all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile or electronic mail), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail or telecopy, as follows:
(i)    if to the Borrowers and/or any Guarantor:
c/o Frontier Airlines, Inc.
4545 Airport Way

Denver, Colorado 80239
Attn: Howard Diamond, General Counsel
Email: ###,
with copies (which shall not constitute notice) to:

Walkers Fiduciary Limited
190 Elgin Avenue,
George Town,
Grand Cayman KY1-9008,
Cayman Islands

and

Latham & Watkins LLP
555 Eleventh Street NW, Suite 1000
Washington D.C. 20004
Attn: Benjamin Berman; Jen Kent
Email: ###; ###

(ii)    if to the Administrative Agent, (A) with respect to any notice provided under Section 2, to it at: 388 Greenwich Street, New York, NY 10013, Attention of: Albert Mari, Jr., Senior Trust Officer; email: ###, ###, ###, ### or such other address as the Administrative Agent notifies the Borrowers and the Lenders in writing from time to time;
(iii)    if to the Collateral Agent, to it at Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention of: Albert Mari, Jr., Senior Trust Officer; email: ###, ###, ###, ### or such other address as the Collateral Agent notifies the Borrowers and the Lenders in writing from time to time; and
(iv)    if to any Lender, to it at its address (or telecopy number) set forth in, (A) in the case of each initial Lender, in its administrative questionnaire in a form as the Administrative Agent may require and (B) in the case of any other Lender, its Assignment and Acceptance.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications; provided further that no such approval shall be required for any notice delivered to the Administrative Agent by electronic mail pursuant to Section 2.13(a).

(c)    Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.02    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void), provided that the foregoing shall not restrict any transaction permitted by Section 6.10, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section 10.02) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Collateral Agent, the Depositary and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided further that the Depositary shall be express third party beneficiaries of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender, in the ordinary course of business and in accordance with applicable law, may assign to one or more assignees (other than to any Defaulting Lender, Disqualified Institution or natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it), pursuant to an Assignment and Acceptance with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (I) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee and (II) of Loans made pursuant to Section 2.18(b) or 2.26(a); and
(B)    the Borrowers; provided that no consent of the Borrowers shall be required for an assignment (I) other than with respect to an assignment to any Defaulting Lender, Disqualified Institution or natural person, if an Event of Default under Section 7.01(b), 7.01(f), 7.01(g) or 7.01(o) has occurred and is continuing, (II) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or (III) of Loans by the Arranger or any of its Affiliates as part of the primary syndication of the Loans (as determined by the Arranger) as previously consented to in writing (including by email) by the Borrowers, in each case so long as such assignee is an Eligible Assignee; provided, further that the Borrowers’ consent to any assignment of Loans will be deemed given with respect to a proposed assignment if no response is received within ten (10) Business Days after having received a written request from such Lender pursuant to this Section 10.02(b)(i)(B);
(ii)    Assignments shall be subject to the following additional conditions:
(A)    any assignment of any portion of the Commitment and Loans shall be made to an Eligible Assignee;
(B)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of such Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, and after giving effect to such assignment, the portion of the Loan or Commitment held by the assigning Lender of the same tranche as the assigned portion of the Loan or Commitment shall not be less than $1,000,000, in each case, unless the Borrowers and the Administrative Agent otherwise consent; provided, that no consent of a Borrower shall be required with respect to such assignment if an Event of Default has occurred and is continuing; provided further, that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;
(C)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(D)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of [***] (unless waived by the Administrative Agent in any given case) for the account of the Administrative Agent (except in the case of assignments made by or to the Arranger or any of its respective affiliates); and
(E)    the assignee, if it was not a Lender immediately prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require.
For the purposes of this Section 10.02(b), the term “Approved Fund” shall mean, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender. Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Defaulting Lender, Disqualified Institution or natural person and any such assignment shall be void ab initio, except to the extent the Borrowers and the Administrative Agent have consented to such assignment in writing (in which case such Lender will not be considered a Defaulting Lender, Disqualified Institution or natural person solely for that particular assignment).
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.02.
(iv)    The Administrative Agent, as agent for the Borrowers, shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender (only with respect to such Lender’s Loans), at any reasonable time and from time to time upon reasonable prior notice.
(v)    Notwithstanding anything to the contrary contained herein no assignment may be made hereunder to any Defaulting Lender, Disqualified Institution or natural person or any of their respective subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v). Any assignment by a Lender to any of the foregoing Persons described in this clause (v) shall be deemed null and void ab initio and the Register shall be modified to reflect a reversal of such assignment, and the Borrowers shall be entitled to pursue any remedy available to it (whether at law or in equity, including specific performance to unwind such assignment) against the Lender and such Person.
(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrowers, Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Aggregate Exposure Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 10.02 and any written consent to such assignment required by clause (b) of this Section 10.02, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04, 8.04 or 10.04(d), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (c).
(d)    Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations (other than to any Defaulting Lender, Disqualified Institution or natural person) to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents and (D) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to Section 10.02(d), the Borrowers agree that each Participant shall be entitled to the benefits of (and the obligations under) Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.02(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended, successor or final version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Loan Parties and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Defaulting Lender, Disqualified Institution or natural person and any such participation shall be void ab initio, except to the extent that the Borrower has consented to such participation in writing (in which case such Lender will not be considered a Defaulting Lender, Disqualified Institution or natural person solely for that particular participation). Any attempted participation which does not comply with Section 10.02 shall be null and void. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant and shall be subject to the terms of Section 2.18(a). The Lender selling the participation to such Participant shall be subject to the terms of Section 2.18(b) if such Participant requests compensation or additional amounts pursuant to Section 2.14 or 2.16. A Participant shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(f) as though it were a Lender.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Loan Parties furnished to such Lender by or on behalf of any Loan Party; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant provides to the

Administrative Agent its agreement in writing to be bound for the benefit of the Borrowers by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.
    Each Lender making an assignment to a Borrower acknowledges and agrees that in connection with such assignment, (1) such Borrower then may have, and later may come into possession of, information regarding the Loans or the Loan Parties that is not known to such Lender and that may be material to a decision by such Lender to assign the Loans (“Excluded Information”), (2) such Lender has independently and, without reliance on the Borrowers, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Borrowers, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrowers, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender entering into such an assignment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders.
(h)    No assignment or participation made or purported to be made to any assignee or Participant shall be effective without the prior written consent of a Borrower if it would require such Borrower to make any filing with any Governmental Authority or qualify any Loan under the laws of any jurisdiction, and such Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.
(i)    In connection with any replacement of a Lender pursuant to Section 2.18, 2.26(a), 10.08(d) or other provision hereof (collectively, a “Replaceable Lender”), if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within one (1) Business Day of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Replaceable Lender
Section 10.03    Confidentiality. Each Lender and each Agent agrees to keep any information delivered or made available by (or on behalf of) any Loan Party to it confidential, in accordance with its customary procedures, from anyone other than Persons employed or retained by such Lender, Agent or their respective Affiliates who are or are expected to become engaged in evaluating, approving, structuring, insuring or administering the Loans, and who are advised by such Lender or Agent of the confidential nature of such information; provided that nothing herein shall prevent any Lender or Agent from disclosing such information (a) to any of its Affiliates and its and their respective agents, directors and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or to any other Lender (provided that such Lender shall be responsible for such recipient’s compliance with this Section

10.03), (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority (including any self-regulatory authority), (d) which has been publicly disclosed other than as a result of a disclosure by any Agent or any Lender which is not permitted by this Agreement or other confidentiality obligations owed to Parent or any of its Subsidiaries, (e) in connection with any litigation to which any Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required under applicable rules of discovery, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Senior Secured Debt Document, (g) to such Lender’s or Agent’s legal counsel, independent auditors, accountants and other professional advisors, (h) on a confidential basis to (I) any rating agency in connection with rating Parent and its Subsidiaries or any Facility, (II) any direct or indirect provider of credit protection to such Lender or its Affiliates (or its brokers) (other than a Disqualified Institution or any other Person to whom the Borrowers have refused to consent to an assignment) (provided that such Lender shall be responsible for such recipient’s compliance with this Section 10.03) and (III) market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders after the Closing Date and in connection with the administration and management of the Facility (provided that such information is limited to the existence of this Agreement and information about the Facility that is customarily shared for facilities of this type), (i) with the prior consent of the Borrowers, (j) to any actual or proposed participant or assignee of all or part of its rights hereunder (other than a Disqualified Institution or any other Person to whom the Borrowers have refused to consent to an assignment) or to any direct or indirect contractual counterparty (or the legal counsel, independent auditors, accountants and other professional advisors thereto) to any swap or derivative transaction relating to the Borrowers and their obligations, in each case, subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty for purposes of this Section 10.03(j)), (k) to the extent that such information is received by such Lender or Agent from a third party that is not, to such Lender’s or Agent’s knowledge, subject to confidentiality obligations to a Borrower or any of its Affiliates, (l) to the extent that such information is independently developed by such Lender or Agent and (m) to the extent required, or otherwise contemplated, by this Agreement or any other Senior Secured Debt Document. If any Lender or Agent is in any manner requested or required to disclose any of the information delivered or made available to it by any Loan Party under clause (b) or (e) of this Section 10.03, such Lender or Agent will, to the extent permitted by law, provide the Loan Parties with prompt notice, to the extent reasonable, so that the Loan Parties may seek, at their sole expense, a protective order or other appropriate remedy or may waive compliance with this Section 10.03.
Section 10.04    Expenses; Indemnity; Damage Waiver.
(a)    (i) The Borrowers shall, jointly and severally, pay or reimburse:
(1)    all reasonable fees and reasonable and documented out-of-pocket expenses of the Administrative Agent, the Collateral Agent, the Depositary and the Arranger (in the case of legal counsel and other advisors, limited to the reasonable fees, disbursements and other charges of (i) Milbank LLP, special counsel to the Administrative Agent, special counsel to the Collateral Agent and the Depositary, (ii) local counsel in each material jurisdiction and (iii) other advisors that are approved by the Borrowers so long as no Event of Default has occurred or is continuing) associated with the syndication of the Facility and the preparation, execution, delivery and administration of the Loan Documents and the performance of its duties hereunder and thereunder and (in the case of the Administrative Agent) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees and out-of-pocket, documented expenses of one outside counsel for the Administrative Agent with respect thereto and one outside counsel for the Collateral Agent and the Depositary collectively, and with respect to advising the Administrative Agent as to its rights and remedies under this Agreement (and, in the case of an actual or perceived conflict of interest or potential conflict of interest no more than the number of additional law firms as counsel for the various parties as is necessary to avoid any such actual or potential conflict of interest);
(2)    in connection with any enforcement of the Loan Documents, all reasonable and documented fees and out-of-pocket expenses of the Administrative Agent, the Collateral Agent, the Depositary and the Lenders (limited to the reasonable fees, disbursements and other charges of (x) in the case of legal counsel, one outside counsel for the Administrative Agent, and one outside counsel for the Lenders, collectively, and one outside counsel for the Collateral Agent, collectively, and if necessary regulatory and local counsel in each material jurisdiction and, in the case of an actual or perceived conflict of interest or potential conflict of interest no more than the number of additional law firms as counsel for the various parties as is necessary to avoid any such actual or potential conflict of interest and (y) other advisors); and
(3)    all reasonable, documented, out-of-pocket costs, expenses, taxes, assessments and other charges (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent and the Collateral Agent) incurred by the Administrative Agent and the Collateral Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or incurred in connection with any release or addition of Collateral after the Closing Date.
(ii)    All payments or reimbursements pursuant to the foregoing clause (a)(i) shall be paid within thirty (30) days of written demand together with back-up documentation supporting such reimbursement request.
(b)    The Borrowers shall, jointly and severally, indemnify each Agent, each Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (limited in the case of legal fees and expenses, to one (1) outside counsel (and, if necessary, one regulatory counsel and one firm of local counsel in each appropriate jurisdiction) to all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected Indemnitees)) arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding (including any investigating, preparing for or defending any such claims, actions, suits, investigations or proceedings, whether or not in connection with pending or threatened litigation in which such Indemnitee is a party), whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by any Borrower, its equity holders, its Affiliates, its creditors or any other Person, relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Parent or any of its Subsidiaries, or any Environmental Liability related in any way to, or asserted against, Parent or any of its Subsidiaries; provided that the foregoing indemnity will not, as to any Indemnitee (or any of its Related Parties), be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or material breach of funding obligations under this Agreement by, such Indemnitee (or of any of its Related Parties), and in such case such Indemnitee (and its Related Parties) shall repay the applicable Borrower the amount of any expenses previously reimbursed by such Borrower in connection with any such loss, claims, damages, expenses or liability to such Indemnitee and, to the extent not repaid by any of them, such Indemnitee’s Related Parties not a party to this Agreement or (y) result from any proceeding between or among Indemnitees that does not involve an action or omission by any Borrower or its Affiliates (other than claims against any Indemnitee in its capacity or in fulfilling its role as an Agent, trustee, and Arranger or any other similar role under the Facility (excluding its role as a Lender)). This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim. Neither the Borrowers nor any Indemnitee shall be liable for any indirect, special, punitive or consequential damages hereunder; provided that nothing contained in this sentence shall limit any Borrower’s indemnity or reimbursement obligations under this Section 10.04 to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.
(c)    In case any action or proceeding shall be brought or asserted against an Indemnitee in respect of which indemnity may be sought against the Borrowers under the provisions of any Loan Document, such Indemnitee shall promptly notify the Borrowers in writing and the Borrowers shall, if the Borrowers desire to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee but only if (i) no Event of Default shall have occurred and be continuing, (ii) such action or proceeding does not involve any risk of criminal liability or material risk of material civil money penalties being imposed on such Indemnitee and (iii) the Indemnitees do not notify the Borrowers in writing that they elect to employ separate counsel at the expense of the Borrowers in accordance with the below. The Borrowers shall not enter into any settlement of any action or proceeding unless such settlement (x) includes an unconditional release of such Indemnitees from all liability or claims that are the subject matter of such action or proceeding and (y) does not include any statement as to fault or culpability. The failure to so notify the Borrowers shall not affect any obligations the Borrowers may have to such Indemnitee under the Loan Documents or otherwise other than to the extent that the Borrowers are materially adversely affected by such failure. The Indemnitees shall have the right to employ separate counsel in such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitees unless: (i) the Borrowers have agreed to pay such fees and expenses, (ii) the Borrowers have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnitees or (iii) the Indemnitees shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of any Borrower and the Indemnitees in conducting the defense of such action or proceeding or that there may be legal defenses available to the Indemnitees different from or in addition to those available to the Borrowers, in which case, if the Indemnitees notify the Borrowers in writing that they elect to employ separate counsel at the expense of the Borrowers, the Borrowers shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitees; provided, however, that the Borrowers shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel for the Collateral Agent, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in addition to any regulatory counsel and any local counsel. The Borrowers shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Borrowers (which shall not be unreasonably withheld or delayed).
(d)    To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under paragraph (a), (b) or (c) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent such portion of the unpaid amount equal to such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.
(e)    To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof; provided that nothing in this clause (e) shall relieve any party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
Section 10.05    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement and any claims, controversy, dispute, or cause of action (whether in contract, tort, or otherwise and whether at law or in equity) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby and thereby and, unless otherwise specified therein, each other Loan Document shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding (whether in contract, tort, or otherwise and whether at law or in equity) arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding (whether in contract, tort, or otherwise and whether at law or in equity) may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.05(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)    Each of the SPV Parties hereby irrevocably appoints Frontier (in the manner provided for notices in Section 10.01) as its true and lawful attorney in fact in its name, place and stead (as well as that of its respective successors and assigns) to accept service of any and all such writs, process and summonses, and agrees that the failure of Frontier to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon.
Section 10.06    No Waiver. No failure on the part of any Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
Section 10.07    Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

Section 10.08    Amendments, Etc.
(a)    Except as set forth in Section 2.09 and Section 2.27 or as otherwise set forth in this Agreement, no modification, amendment or waiver of any provision of this Agreement or any Collateral Document (other than any Account Control Agreement, the Security Agreement and the Frontier Security Agreement, each of which may be amended in accordance with its terms), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Required Lenders (or signed by the Administrative Agent or the Collateral Agent with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the prior consent of:
(i)    each Lender directly and adversely affected thereby (A) increase the Commitment of such Lender or extend the termination date of the Commitment of such Lender (it being understood that a waiver of any Default, Event of Default or mandatory repayment required under this Agreement shall not constitute an increase in or extension of the termination date of the Commitment of a Lender), (B) reduce the principal amount or premium, if any, of any Loan, or the rate of interest payable thereon (provided that only the consent of the Required Lenders shall be necessary for a waiver of Default Interest referred to in Section 2.08) or (C) extend any scheduled date for the payment of principal, interest or Fees hereunder or to reduce such percentage of any Fees payable hereunder or extend the scheduled final maturity of the Borrowers’ obligations hereunder;
(ii)    all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders to reduce such percentage or (B) release all or substantially all of the Liens granted to the Collateral Agent hereunder or under any other Collateral Document (except to the extent contemplated hereby or by the terms of a Collateral Document), or release all or substantially all of the Guarantors (except to the extent contemplated by Section 9.05);
(iii)    the Instructing Group (A) for the release of liens on Collateral (other than as permitted hereunder or under any Loan Document), (B) to release any guarantees of this Facility (other than as permitted hereunder or under any Loan Document), (other than as permitted under this Agreement), (C) for any shortening or subordinating of term or reduction in liquidated damages under any IP License or (D) subordinate the Loans to any other obligations of the Loan Parties;
(iv)    in connection with an amendment expressly permitted hereunder that addresses solely a repricing transaction in which any Class of Commitments and/or Loans is refinanced with a replacement Class of Commitments and/or Loans bearing (or is modified in such a manner such that the resulting

Commitments and/or Loans bear) a lower effective yield, any Lender holding Commitments and/or Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced Class of Commitments and/or Loans or modified Class of Commitments and/or Loans;
(v)    the applicable Required Class Lenders in connection with an amendment to Section 2.10, Section 2.17, Section 4.02 or the last paragraph of Section 7.01 that directly and materially adversely affect the rights of Lenders holding Commitments or Loans of one Class differently from the rights of Lenders holding Commitments or Loans of any other Class;
(vi)    all Lenders under any Class, change the application of prepayments as among or between Classes under Section 2.12 which is being allocated a lesser repayment or prepayment as a result thereof (it being understood that if additional Classes of Loans or additional Loans under this Agreement consented to by the Required Lenders or additional Loans permitted hereby are made, such new Loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.12); and
(vii)    all Lenders, reduce the percentage specified in the definition of “Required Lenders” or “Required Class Lenders” or otherwise amend this Section 10.08 in a manner that has the effect of changing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent;
provided, further, that any Collateral Document may be amended, supplemented or otherwise modified with the consent of the applicable Grantor and the Collateral Agent, as applicable, (i) to add assets (or categories of assets) to the Collateral covered by such Collateral Document or (ii) to remove any asset or type or category of asset (including after-acquired assets of that type or category) from the Collateral covered by such Collateral Document to the extent being or having been sold or transferred to the extent the release thereof is permitted by the Loan Documents.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrowers, the other Loan Parties, such Lenders, the Administrative Agent, the Collateral Agent and all future holders of the affected Loans. In the case of any waiver, the Borrowers, the other Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.
The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released (i) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement and the Collateral Documents (and the Collateral Agent shall rely conclusively on a certificate and/or opinion of counsel to that effect provided to it by any Loan Party, including upon its reasonable request without further inquiry), (ii) to the extent such Collateral is comprised of property leased to a Loan Party (other than the Parent and Frontier Airlines Holdings), upon termination or expiration of such lease, (iii) if the release of such Lien is approved, authorized or ratified in writing by the Instructing Group, (iv) to the extent the property constituting such Collateral is owned by any Guarantor (other than the Parent and Frontier Airlines Holdings), upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the second following sentence), (v) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents and (vi) if such assets become Excluded Property. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties (other than the Parent and Frontier Airlines Holdings), including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to, and the Administrative Agent and the Collateral Agent agree to, promptly execute and deliver any instruments, documents, and agreements necessary or desirable or reasonably requested by the Borrowers to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.
Notwithstanding anything herein to the contrary, the Loan Documents may be amended to (i) add syndication or documentation agents and make customary changes and references related thereto, (ii) if applicable, add or modify “parallel debt” language in any jurisdiction in favor of the Collateral Agents and (iii) make the GoWild! Contribution, in each case under (i), (ii) and (iii), with the consent of only the Borrowers, the Administrative Agent and in the case of clause (ii), the applicable Collateral Agent.
Notwithstanding anything in this Agreement (including, without limitation, this Section 10.08) or any other Loan Document to the contrary, (i) this Agreement and the other Loan Documents may be amended to effect an extension facility in accordance with this Section 10.08 or Section 2.28, respectively, and the Administrative Agent and the Borrowers may effect such amendments to this Agreement and the other Loan Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the terms of any such extension facility; (ii) no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent with the consent of the Borrowers, are required to effectuate the foregoing); provided, further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document (which shall include any such amendment or modification to Section 2.10(b)) or under any other Loan Document without its prior written consent; (iii) any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document) may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Borrowers), (y) effect administrative changes of a technical or immaterial nature and (z) correct or cure any incorrect cross references or similar inaccuracies and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five (5) Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and (iv) guarantees, collateral documents and related documents executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Loan Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Loan Party or Loan Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Senior Secured Parties, in any property or so that the security interest therein comply with applicable requirements of law, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Senior Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Borrowers) or to cause such guarantee, collateral or security document or other document to be consistent with this Agreement and the other Loan Documents.
Notwithstanding anything in this Agreement or any Collateral Document to the contrary, the Administrative Agent may, in its sole discretion, direct the Collateral Agent, to grant extensions of time for the satisfaction of any of the requirements under Sections 4.03, 5.13, 5.15, 5.18(g) and 5.19(d) and/or any Collateral Documents or Contribution Agreements in respect of any particular Collateral or any particular Subsidiary. The Collateral Agent shall not be required to exercise any discretionary rights or remedies hereunder or give any consent hereunder unless, subject to the other terms and provisions of this Agreement, it shall have been expressly directed to do so in writing as set forth in the immediately preceding sentence.
(b)    Promptly after execution of any amendment or modification to this Agreement, any Collateral Document or any other Loan Document to which the Collateral Agent is a party, the Borrowers shall provide a copy of such executed amendment or modification to the Collateral Agent, as applicable.
(c)    No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against any Loan Party unless signed by the Borrowers.
(d)    Notwithstanding anything to the contrary contained in Section 10.08(a) or elsewhere, (i) in the event that the Borrowers request that (A) this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or all Lenders of a Class or the consent of all Lenders (or all Lenders of a Class) directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders (or at least 50% of the directly and adversely affected Lenders) or Required Class Lenders (or at least 50% of the directly and adversely affected Lenders of such Class) or (B) the maturity of any Class of Loans be extended pursuant to Section 2.28, then the Borrowers may (1) replace any applicable non-consenting Lender (each a “Non-Consenting Lender”) or any non-extending Lender (each a “Non-Extending Lender”), as applicable, in accordance with an assignment pursuant to Section 10.02 (and such Non-Consenting Lender or Non-Extending Lender shall reasonably cooperate in effecting such assignment) or (2) repay such Lender on a non pro rata basis; provided that (x) such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this clause (i)) and (y) such Non-Consenting Lender or Non-Extending Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, accrued interest thereon, accrued Fees and all other amounts due and payable to it under this Agreement from the applicable assignee or the Borrowers and (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that the Commitment and the outstanding Loans or other extensions of credit held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).
Section 10.09    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.10    Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
Section 10.11    Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Cash Trap Event or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions of Sections 2.14, 2.15, 2.16, 10.04, 10.22 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, the termination of this Agreement or any provision hereof, or the resignation or removal of any Agent.
Section 10.12    Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement. Notwithstanding anything contained herein to the contrary, the Collateral Agent is not under any obligation to accept an electronic .pdf copy unless expressly agreed to by the Collateral Agent pursuant to procedures approved by it. The Collateral Agent shall not have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and both shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any other Loan Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.13    USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (for purposes of this Section 10.13, “Applicable Law”), the Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, subject to the terms of any binding confidentiality restrictions or limitations imposed by Applicable Law, each of the parties agrees to provide to the Collateral Agent promptly following its reasonable request from time to time such customary and reasonably available identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Law.
Section 10.14    New Value. It is the intention of the parties hereto that any provision of Collateral by a Grantor as a condition to, or in connection with, the making of any Loan hereunder, shall be made as a contemporaneous exchange for new value given by the Lenders to the Borrowers.
Section 10.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
Section 10.16    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrowers, their stockholders and/or their affiliates. Each Borrower agrees that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrowers, their stockholders or their affiliates, on the other hand. The parties hereto (other than the Collateral Agent) acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its stockholders or its affiliates on other matters) or any other obligation to any Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, affiliates, creditors or any other Person. Each Borrower acknowledges and agrees that such Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender or the Collateral Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with such transaction or the process leading thereto.

Section 10.17    CFC or a FSHCO Provisions. Notwithstanding any term of any Loan Document, no loan or other obligation of any Borrower, under any Loan Document, may be, directly or indirectly (including by application of any payments made by or amounts received or recovered from any CFC or FSHCO):
(i)    guaranteed by a CFC or a FSHCO or a Subsidiary of a CFC or FSHCO;
(ii)    secured by any assets of a CFC or FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO); or
(iii)    secured by a pledge or other security interest in excess of 65% of the voting equity interests of any CFC or FSHCO.
Section 10.18    [Reserved].
Section 10.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.20    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each party to this Agreement, each Arranger and their respective Affiliates, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement; or
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each party to this Agreement, each Arranger and their respective Affiliates, that, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 10.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 10.22    Limited Recourse; Non-Petition. Notwithstanding any other provision of this Agreement or any other document to which it may be a party, the obligations of each SPV Party from time to time and at any time hereunder are limited recourse obligations of such SPV Party and are payable solely from the assets thereof available at such time and amounts derived therefrom and following realization of the assets of such SPV Party, and application of the Proceeds (as defined in the UCC) (including proceeds of assets upon which a Lien was purported to be granted) thereof in accordance with this Agreement, all obligations of and any remaining claims against such SPV Party hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, shareholder, administrator or incorporator of the SPV Parties or their respective successors or assigns for any amounts payable hereunder. Notwithstanding any other provision of this Agreement, no Person may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the Discharge of Senior Secured Debt Obligations, institute against, or join any other Person in instituting against, the SPV Parties any bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium, restructuring or liquidation (including provisional liquidation) proceeding, or other proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws. Nothing in this Section 10.22 shall preclude, or be deemed to estop, the parties hereto (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or insolvency or liquidation proceeding voluntarily filed or commenced by any SPV Party or (B) any involuntary insolvency or liquidation proceeding filed or commenced by any other Person, or (ii) from commencing against any SPV Party or any of its property any legal action which is not an insolvency, bankruptcy, winding up, reorganization, arrangement, moratorium, restructuring or liquidation (including provisional liquidation) proceeding. It is understood that the foregoing provisions of this Section shall not (x) prevent recourse to the assets of the SPV Parties (including the Collateral and sums due or to become due under any security, instrument or agreement which is part of the Collateral) or (y) constitute a waiver, release or discharge of any Indebtedness or obligation secured hereby until all assets of SPV Parties (including the Collateral and sums due or to become due under any security, instrument or agreement which is part of the Collateral) have been realized. It is further understood that the foregoing provisions of this Section shall not limit the right of any Person to name any SPV Party as a party defendant in any proceeding or in the exercise of any other remedy hereunder, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Persons.
Section 10.23    GoWild! Contribution. Within 30 days of the earlier of (a) the aggregate amount of the annual revenues of GoWild! exceed [***] (calculated on last four quarters basis, beginning from July 1, 2024) and (b) the aggregate amount of the annual revenues of GoWild! exceed those of the Discount Den Program (calculated on last four quarters basis, beginning from July 1, 2024), Frontier shall contribute GoWild! to the Collateral, by, including but not limited to, contributing the related Intellectual Property, depositing GoWild! revenues into the Collection Account, designating GoWild! as a “Loyalty Program”, and otherwise incorporating the GoWild! program into the Facility in the same manner as the Loyalty Programs that form part of the Collateral on the Closing Date (the “GoWild! Contribution”).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written above.
BORROWERS:

Executed as a deed on behalf of:

FRONTIER BRAND INTELLECTUAL PROPERTY, LTD., a Cayman Islands exempted company with limited liability

By:    /s/ Howard M. Diamond
Name: Howard M. Diamond
Title: Director

in the presence of:

    /s/ Shannon Muir
Name: Shannon Muir
Title: Sr. Manager, Corporate Contracts & Licensing

[REVOLVING LOAN AND GUARANTY AGREEMENT]

Executed as a deed on behalf of:

FRONTIER LOYALTY PROGRAMS, LTD., a Cayman Islands exempted company with limited liability

By:    /s/ Howard M. Diamond
Name: Howard M. Diamond
Title: Director

in the presence of:

    /s/ Shannon Muir
Name: Shannon Muir
Title: Sr. Manager, Corporate Contracts & Licensing

[REVOLVING LOAN AND GUARANTY AGREEMENT]

FRONTIER AIRLINES, INC., a Colorado corporation

By:    /s/ Howard M. Diamond
Name: Howard M. Diamond
Title: Executive Vice President, Legal and Corporate Affairs; Corporate Secretary

[REVOLVING LOAN AND GUARANTY AGREEMENT]

FRONTIER GROUP HOLDINGS, INC., a Delaware corporation

By:    /s/ Howard M. Diamond
Name: Howard M. Diamond
Title: Executive Vice President, Legal and Corporate Affairs; Corporate Secretary

[REVOLVING LOAN AND GUARANTY AGREEMENT]

FRONTIER AIRLINES HOLDINGS, INC., a Delaware corporation

By:    /s/ Howard M. Diamond
Name: Howard M. Diamond
Title: Executive Vice President, Legal and Corporate Affairs; Corporate Secretary

[REVOLVING LOAN AND GUARANTY AGREEMENT]

Executed as a deed on behalf of:

FRONTIER FINANCE 1, LTD., a Cayman Islands exempted company with limited liability

By:    /s/ Howard M. Diamond
Name: Howard M. Diamond
Title: Director

in the presence of:

    /s/ Shannon Muir
Name: Shannon Muir
Title: Sr. Manager, Corporate Contracts & Licensing

[REVOLVING LOAN AND GUARANTY AGREEMENT]

Executed as a deed on behalf of:

FRONTIER FINANCE 2, LTD., a Cayman Islands exempted company with limited liability

By:    /s/ Howard M. Diamond
Name: Howard M. Diamond
Title: Director

in the presence of:

    /s/ Shannon Muir
Name: Shannon Muir
Title: Sr. Manager, Corporate Contracts & Licensing
[REVOLVING LOAN AND GUARANTY AGREEMENT]

CITIBANK, N.A.,
as Administrative Agent

By:    /s/ Albert Mari, Jr.
Name: Albert Mari, Jr
Title: Senior Trust Officer
[REVOLVING LOAN AND GUARANTY AGREEMENT]

CITIBANK, N.A., as a Lender

By:    /s/ Michael Leonard
Name: Michael Leonard
Title: VP
[REVOLVING LOAN AND GUARANTY AGREEMENT]

BARCLAYS BANK PLC, as a Lender

By:    /s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Vice President

[REVOLVING LOAN AND GUARANTY AGREEMENT]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:    /s/ Michael King
Name: Michael King
Title: Vice President

[REVOLVING LOAN AND GUARANTY AGREEMENT]

CITIBANK, N.A., as Collateral Agent

By:    /s/ Albert Mari, Jr.
Name: Albert Mari, Jr.
Title: Senior Trust Officer

[REVOLVING LOAN AND GUARANTY AGREEMENT]

Annex A – Lenders and Commitments

EXHIBIT A
to Revolving Loan and Guaranty Agreement

FORM OF COLLATERAL AGENCY AND ACCOUNTS AGREEMENT

[See Attached]

EXHIBIT B
to Revolving Loan and Guaranty Agreement
FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER
TO REVOLVING LOAN AND GUARANTY AGREEMENT
ASSUMPTION AND JOINDER AGREEMENT, dated as of [____] (the “Assumption Agreement”), made by [____] a [Insert State of Organization] [exempted company incorporated with limited liability, corporation, limited partnership or limited liability company] (the “Company”) for the benefit of the Secured Parties (as such term is defined in that certain Revolving Loan and Guaranty Agreement dated as of September 26, 2024 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”)), among Frontier Brand Intellectual Property, Ltd. (“Brand IP Borrower”), Frontier Loyalty Programs, Ltd. (“Loyalty IP Borrower” and together with Brand IP Borrower, the “Borrowers”), Frontier Airlines, Inc. (“Frontier”), Frontier Airlines Holdings, Inc. (“Frontier Airlines Holdings”), Frontier Group Holdings, Inc. (the “Parent”, and together with Frontier and Frontier Airlines Holdings, the “Parent Guarantors”), the other Guarantors from time to time party thereto, each of the several banks and other financial institutions or entities from time to time party thereto as a lender (the “Lenders”), Citibank, N.A. as administrative agent for the Lenders (together with its permitted successors and permitted assigns in such capacity, the “Administrative Agent”) and Citibank, N.A. as collateral agent (in such capacity, together with its permitted successors and permitted assigns in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.
W I T N E S E T H:
The Company is a [Insert Jurisdiction of Organization] [exempted company incorporated with limited liability, corporation, limited partnership or limited liability company], and is a Subsidiary of Parent. Pursuant to Section 5.13 of the Credit Agreement, the Company is required to execute this document.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:
SECTION 1.    Assumption and Joinder. The Company hereby agrees to perform and observe each and every one of the covenants and agreements and hereby assumes the obligations and liabilities of [(i)] a Guarantor under the Credit Agreement applicable to the Company as a Guarantor thereunder[ and (ii) an SPV Party under the Credit Agreement applicable to the Company as an SPV Party thereunder].1 By virtue of the foregoing, the Company hereby accepts and assumes any liability of [(x)] a Guarantor related to each representation or warranty, covenant or obligation made by a Guarantor in the Credit Agreement, and hereby expressly affirms in all material respects, as of the date hereof, each of such representations, warranties, covenants
1     Note to Preparer: Include if the Company is a SPV Party.

and obligations as they apply to the Company[ and (y) an SPV Party related to each representation or warranty, covenant or obligation made by a SPV Party in the Credit Agreement, and hereby expressly affirms in all material respects, as of the date hereof, each of such representations, warranties, covenants and obligations as they apply to the Company],2 in each case, except to the extent that such representation or warranty, covenant or obligation expressly relates to an earlier date (in which event such representation or warranty, covenant or obligation is affirmed in all material respects as of such earlier date).
(a)    Guarantee.
(i)    All references to the term “Guarantor” in the Credit Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company, in each case as of and after the date hereof.
(ii)    The Company, as Guarantor, as of the date hereof, hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement as a Guarantor thereunder, including without limitation, Section 9 thereof, and each other Transaction Document that is applicable to the Guarantors with the same force and effect as if originally referred to therein as a Guarantor.
[(b)    SPV Party.
    (i)    All references to the term “SPV Party” in the Credit Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company as of and after the date hereof.
(ii)     The Company, as an SPV Party, as of the date hereof, hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement and each other Transaction Document that is applicable to the SPV Parties with the same force and effect as if originally referred to therein as an SPV Party.]3
SECTION 2.    Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Secured Parties as follows as of the date first above written:
(a)    The Company has the requisite [corporate, company, partnership or limited liability company] power and authority to enter into this Assumption Agreement and to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery and performance of this Assumption Agreement by the Company and the performance of its obligations hereunder and under the Loan Documents to which it is a party, have been duly authorized by all necessary [corporate,
2     Note to Preparer: Include if the Company is a SPV Party.
3     Note to Preparer: Include if the Company is a SPV Party.
    3

company, partnership or limited liability company] action, including the consent of shareholders, partners or members where required. This Assumption Agreement has been duly executed and delivered by the Company. This Assumption Agreement and the Loan Documents to which it is a party each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    [The Company has delivered or has caused to be delivered to the Administrative Agent and the Collateral Agent all Collateral Documents required to be delivered with respect to the Company pursuant to Section 5.13 of the Credit Agreement].4
SECTION 3.    Binding Effect. This Assumption Agreement shall be binding upon the Company and shall inure to the benefit of the Secured Parties and their respective permitted successors and assigns.
SECTION 4.    GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 5.        Counterparts. This Assumption Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile or .pdf electronic transmission shall be deemed to be an original signature thereto. The words “execution,” “signed,” “signature,” and words of like import in this Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature Pages Follow]

4     Note to Preparer: Include to the extent that the Company intends to pledge collateral contemporaneous with the delivery of this Assumption Agreement.
    4

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.
[NAME OF COMPANY]
By:    ________________________________
Name:    ______________________________
Title:    _______________________________
ACKNOWLEDGED AND AGREED:
Citibank, N.A.
as Administrative Agent
By:
Name:
Title:
    5

EXHIBIT C
to Revolving Loan and Guaranty Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Revolving Loan and Guaranty Agreement identified below (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Facility identified below (including any guarantees included in such Facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

Assignor: ______________________________

Assignee: ______________________________

[and is an Affiliate/Approved Fund of [identify Lender]5]

Borrowers: Frontier Brand Intellectual Property, Ltd. and Frontier Loyalty Programs, Ltd.

Administrative Agent: Citibank, N.A., as administrative agent under the Credit Agreement

Credit Agreement: The Revolving Loan and Guaranty Agreement dated as of September 26, 2024, among Frontier Brand Intellectual Property, Ltd. (“Brand IP Borrower”), Frontier Loyalty Programs, Ltd. (“Loyalty IP Borrower” and together with Brand IP Borrower,
5     Select as applicable.

the “Borrowers”), Frontier Airlines, Inc. (“Frontier”), Frontier Airlines Holdings, Inc. (“Frontier Airlines Holdings”), Frontier Group Holdings, Inc. (the “Parent”, and together with Frontier and Frontier Airlines Holdings, the “Parent Guarantors”), the other Guarantors from time to time party thereto, each of the several banks and other financial institutions or entities from time to time party thereto as a lender (the “Lenders”), Citibank, N.A. as administrative agent for the Lenders (together with its permitted successors and permitted assigns in such capacity, the “Administrative Agent”) and Citibank, N.A. as collateral agent (in such capacity, together with its permitted successors and permitted assigns in such capacity, the “Collateral Agent”).

Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[6]
	$	$	%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Guarantors and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR
By: ______________________________
Name:_____________________________
Title: ______________________________

ASSIGNEE

NAME OF ASSIGNOR
By: ______________________________
Name:_____________________________
Title: ______________________________
Consented to and Accepted:
6     Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.
7

CITIBANK, N.A., as Administrative Agent
By: ______________________________
Name: ______________________________
Title: ______________________________
Consented to:7
[FRONTIER BRAND INTELLECTUAL PROPERTY, LTD., as a Borrower]
By: ______________________________
Name: ______________________________
Title: ______________________________
[FRONTIER LOYALTY PROGRAMS, LTD., as a Borrower]
By: ______________________________
Name: ______________________________
Title: ______________________________
7     If such consent is required under the Credit Agreement.
8

ANNEX 1

The Revolving Loan and Guaranty Agreement dated as of September 26, 2024 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), among Frontier Brand Intellectual Property, Ltd. (“Brand IP Borrower”), Frontier Loyalty Programs, Ltd. (“Loyalty IP Borrower” and together with Brand IP Borrower, the “Borrowers”), Frontier Airlines, Inc. (“Frontier”), Frontier Airlines Holdings, Inc. (“Frontier Airlines Holdings”), Frontier Group Holdings, Inc. (the “Parent”, and together with Frontier and Frontier Airlines Holdings, the “Parent Guarantors”), the other Guarantors from time to time party thereto, each of the several banks and other financial institutions or entities from time to time party thereto as a lender (the “Lenders”), Citibank, N.A. as administrative agent for the Lenders (together with its permitted successors and permitted assigns in such capacity, the “Administrative Agent”) and Citibank, N.A. as collateral agent (in such capacity, together with its permitted successors and permitted assigns in such capacity, the “Collateral Agent”).

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.01(a) and (b) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it is an

#4881-3552-2278v2

Eligible Assignee and (vi) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns. The Borrowers and the Guarantors are express third-party beneficiaries of this Assignment and Acceptance. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

10

EXHIBIT D
to Revolving Loan and Guaranty Agreement

FORM OF LOAN REQUEST

[______], 2024

Citibank, N.A., as Administrative Agent
388 Greenwich Street,
New York, NY 10013
Attention: Albert Mari, Jr., Senior Trust Officer
Email: ###, ###, ###

Re: Revolving Loan and Guaranty Agreement

Ladies and Gentlemen:
We refer to the Revolving Loan and Guaranty Agreement dated as of September 26, 2024 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), among Frontier Brand Intellectual Property, Ltd. (“Brand IP Borrower”), Frontier Loyalty Programs, Ltd. (“Loyalty IP Borrower” and together with Brand IP Borrower, the “Borrowers”), Frontier Airlines, Inc. (“Frontier”), Frontier Airlines Holdings, Inc. (“Frontier Airlines Holdings”), Frontier Group Holdings, Inc. (the “Parent”, and together with Frontier and Frontier Airlines Holdings, the “Parent Guarantors”), the other Guarantors from time to time party thereto, each of the several banks and other financial institutions or entities from time to time party thereto as a lender (the “Lenders”), Citibank, N.A. as administrative agent for the Lenders (together with its permitted successors and permitted assigns in such capacity, the “Administrative Agent”) and Citibank, N.A. as collateral agent (in such capacity, together with its permitted successors and permitted assigns in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
We hereby give you notice requesting a Loan pursuant to Section 2.03 of the Credit Agreement, and we set forth below the required information relating to such Loan (the “Requested Loan”):
1.    The aggregate principal amount of the Requested Loan is $[__].
2.    The Requested Loan is to be a[n ABR Loan/SOFR Loan].
3.    [The initial Interest Period to be applicable thereto shall be a period contemplated by the definition of the term “Interest Period”.]8
2.    The Business Day the Requested Loan shall be made is [__] (the “Borrowing Date”).
3.    The Requested Loan shall be paid in accordance with the funds flow provided to the Administrative Agent by the Borrower prior to the Borrowing Date.

[signature page follows]

8 Note to Preparer: Include if the Requested Loan is to be a SOFR Loan.

FRONTIER BRAND INTELLECTUAL PROPERTY, LTD.
By: ______________________________
Name:_____________________________
Title: ______________________________

FRONTIER LOYALTY PROGRAMS, LTD.
By: ______________________________
Name:_____________________________
Title: ______________________________

EXHIBIT E
to Revolving Loan and Guaranty Agreement

FORM OF PAYMENT DATE STATEMENT

[Date]
Citibank, N.A., as Administrative Agent and Collateral Agent
388 Greenwich Street,
New York, NY 10013
Attention: Albert Mari, Jr., Senior Trust Officer
Email: ###, ###, ###
Pursuant to clauses (d), (e) and (j) of Section 5.01 of that certain Revolving Loan and Guaranty Agreement dated as of September 26, 2024 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), among Frontier Brand Intellectual Property, Ltd. (“Brand IP Borrower”), Frontier Loyalty Programs, Ltd. (“Loyalty IP Borrower” and together with Brand IP Borrower, the “Borrowers”), Frontier Airlines, Inc. (“Frontier”), Frontier Airlines Holdings, Inc. (“Frontier Airlines Holdings”), Frontier Group Holdings, Inc. (the “Parent”, and together with Frontier and Frontier Airlines Holdings, the “Parent Guarantors”), the other Guarantors from time to time party thereto, each of the several banks and other financial institutions or entities from time to time party thereto as a lender (the “Lenders”), Citibank, N.A. as administrative agent for the Lenders (together with its permitted successors and permitted assigns in such capacity, the “Administrative Agent”) and Citibank, N.A. as collateral agent (in such capacity, together with its permitted successors and permitted assigns in such capacity, the “Collateral Agent”), the Borrowers are required to provide to the Administrative Agent and the Collateral Agent a Payment Date Statement on each Determination Date, along with certain certifications.
This Payment Date Statement is being delivered to the Administrative Agent and Collateral Agent with respect to the [_____] 20[_] Determination Date. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.
The undersigned hereby certify as follows as of the date first written above:
    1.    [Pursuant to Section 5.01(d) of the Credit Agreement, the undersigned, being a Responsible Officer of Frontier hereby confirms that the Borrowers have complied with (a) Section 6.08 of the Credit Agreement as of the last day of the Related Quarterly Reporting Period and (b) the Debt Service Coverage Ratio Test in respect of the Related Quarterly Reporting Period.
Debt Service Coverage Ratio: [●]9, in accordance with the below:
    A.     Collections received during the Related Quarterly Reporting Period: $[●]
9     Note to Preparer: To include the ratio from D.

    B.     Cure Amounts deposited in the Collection Account on or prior to the             Determination Date which remain on deposit in the Collection Account: $[●]
    C.
            i.     Commitment Fees: $[●]
            ii.     Interest Distribution Amount: $[●]
            iii.     the sum of the “Interest Distribution Amount” for any other
    Senior Secured Debt and any Junior Lien Debt during the Related Quarterly Reporting Period: $[●]
            iv.     Total [sum of C.i through C.iii]: $[●]
    D.     Total [(sum of A and B) divided by C]: [●]
    E.     Debt Service Coverage Ratio Test satisfied (Yes/No):
    2.    Pursuant to Section 5.01(e) of the Credit Agreement, the undersigned, being a Responsible Officer of Frontier hereby certifies that (i) [there are no new Frontier Miles Agreements entered into as of the date hereof][Annex 1 sets forth the name of each new Frontier Miles Agreement entered into as of the date hereof and each of the parties thereto (to the extent not included on Schedule 3.18 to the Credit Agreement on the Closing Date or previously included in an Annex to a Payment Date Statement)], [(ii) Frontier is in compliance with deposit requirements with respect to such Frontier Miles Agreements] and [(iii)] Transaction Revenues representing 85% of all Frontier Miles Program Revenues for the Quarterly Reporting Period specified below were deposited directly into the Loyalty Collection Account.
3.    Pursuant to Section 5.01(j) of the Credit Agreement, below is the Payment Date Statement for this Determination Date:
Determination Date: [●]
Payment Date: [●]
Quarterly Reporting Period Beginning: [●]
Quarterly Reporting Period Ending: [●]
Days in Quarterly Reporting Period: [●]
Interest Period Beginning: [●]
Interest Period Ending: [●]
Days in Interest Period: [●]
Event of Default Continuing on Payment Date (Yes/No):
Cash Trap Event as of Last Day of Quarterly Reporting Period (Yes/No):
Amount of Allocable Funds $_________
Amount of Available Funds $_________
[Funds transferred to Payment Account from other Series of Senior Secured Debt ________]
I. Amounts to be distributed pursuant to Section 2.10(b)(i) of the Credit Agreement: $[●]
A.    Loans’ Pro Rata Share of the amount of Cayman Islands government fees: $[●]

B.    Depositary (I.B, I.C and I.D subject to a cap of $100,000 in the aggregate per Payment Date): $[●]
C.    Collateral Agent (I.B, I.C and I.D subject to a cap of $100,000 in the aggregate per Payment Date): $[●]
D.    Administrative Agent (I.B, I.C and I.D subject to a cap of $100,000 in the aggregate per Payment Date): $[●]
E.    Loans’ Pro Rata Share of amounts due to any Independent Director of any SPV Party (and any independent director service provider of any such Independent Director) or any government fees: $[●]
II. Amounts to be distributed pursuant to Section 2.10(b)(ii) of the Credit Agreement: $[●]
A.    Interest Distribution Amount for each Class of Loans
i.    Interest Rate: [●]
ii.    Day Count Fraction: [●]
iii.    Outstanding principal amount of Loans as of the first day of the related Interest Period: $[●]
iv.    Unpaid Interest Distribution Amounts from prior Payment Dates: $[●]
v.    Total [(product of II.A.i, II.A.ii and II.A.iii) plus II.A.iv plus (product of II.A.i, II.A.ii and II.A.iv)]: $[●]
B.    Interest paid after immediately preceding Payment Date and prior to Payment Date:
C.    Total [II.A minus II.B]: $[●]
III. Amounts to be distributed pursuant to Section 2.10(b)(iii) of the Credit Agreement: $[●]
A.    On the Termination Date only, an amount equal to the outstanding principal amount of the Loans: $[●]
IV. Amounts to be distributed pursuant to Section 2.10(b)(iv) of the Credit Agreement: $[●]
A.    Amount on deposit in the Reserve Account: $[●]
B.    Reserve Account Required Balance: $[●]
C.    Total [positive difference, if any, of IV.B minus IV.A]: $[●]

V. Amounts to be distributed pursuant to Section 2.10(b)(v) of the Credit Agreement (i) as mandatory prepayments required but unpaid and (ii) any ECF Prepayment pursuant to Section 5.21: $[●]
VI. Amounts to be distributed pursuant to Section 2.10(b)(vi) of the Credit Agreement [Reserved]
VII. Amounts to be distributed pursuant to Section 2.10(b)(vii) of the Credit Agreement [Reserved]
VIII. Amounts to be distributed pursuant to Section 2.10(b)(viii) of the Credit Agreement:
A.    Obligations due to the Collateral Agent: $[●]
B.    Obligations due to the Depositary: $[●]
C.    Obligations due to the Administrative Agent: $[●]
D.    Obligations due to any other Person: $[●]
IX. Amounts to be distributed pursuant to Section 2.10(b)(ix) of the Credit Agreement during a Cash Trap Period: $[●]
A.    If a Cash Trap Period was in effect as of the last day of the Related Quarterly Reporting Period and a Cash Trap Cure has not occurred on or prior to such Payment Date, then to the ECF Account, an amount equal to the Required Excess Cash Flow for such Payment Date: $[●]
B.    In the event of a breach of Section 6.09 with respect to GoWild!, or breach of the obligation to contribute GoWild! as Collateral pursuant to Section 10.23, all such amounts remaining shall be applied to repay the outstanding principal amount of Loans (and accrued interest thereon, if any): $[●]
X. Amounts to be distributed pursuant to Section 2.10(b)(x) of the Credit Agreement released to or at the direction of the Borrowers: $[●]
[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Payment Date Statement as of the date first set forth above.
FRONTIER BRAND INTELLECTUAL PROPERTY, LTD.
By:    ____________________________________
Name:
Title:
FRONTIER LOYALTY PROGRAMS, LTD.
By:    ____________________________________
Name:
Title:

Annex 1 to Payment Date Statement

New Frontier Miles Agreements

EXHIBIT F
to Revolving Loan and Guaranty Agreement

FORM OF DIRECTION OF PAYMENT

FRONTIER AIRLINES, INC.
[4545 Airport Way
Denver, Colorado 80239]

[Date]

To: [●] (collectively, “you”)
[●]
[●]

Direction of Payment

Ladies and Gentlemen:

Reference is made to [Frontier Miles Agreement] (the “Agreement”).

    Commencing as of the date hereof, Frontier Airlines, Inc. (“Frontier”) hereby authorizes and directs you to pay all amounts due to Frontier or its affiliates pursuant to the Agreement by wire transfer to the account set forth below:

Acct Name: ###
Bank: Citibank, N.A.
Routing Number: ###
Swift Number: ###
Acct Number: ###
Attn: Erik Hauglid, Director of Treasury

    The authorization and direction contained in this letter agreement shall not constitute, and are not intended to be, an amendment to, or a waiver of any of the other provisions set forth in, the Agreement, and all provisions of the Agreement are and shall remain in full force and effect.

Please evidence your acknowledgment and agreement to the terms of this Direction of Payment, including your agreement to direct all proceeds attributable to the Agreement in accordance with the instructions above, by providing a signed acknowledgement of this Direction of Payment in the space provided below. For the avoidance of doubt, this Direction of Payment shall be effective upon your receipt hereof and the effectiveness of this Direction of Payment is not conditioned on your execution of this Direction of Payment in the space provided below.

[signature page follows]

Very truly yours,

    FRONTIER AIRLINES, INC.

By: ___________________________________
Name:
Title:

Acknowledged and Agreed:

[FRONTIER MILES AGREEMENT COUNTERPARTY]

By: ___________________________________
Name:
Title:

EXHIBIT G
to Revolving Loan and Guaranty Agreement

FORM OF IP LICENSES

[See Attached]

EXHIBIT H
to Revolving Loan and Guaranty Agreement

FORM OF IP MANAGEMENT AGREEMENT

[See Attached]

EXHIBIT I-1
to Revolving Loan and Guaranty Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Revolving Loan and Guaranty Agreement dated as of September 26, 2024 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), among Frontier Brand Intellectual Property, Ltd. (“Brand IP Borrower”), Frontier Loyalty Programs, Ltd. (“Loyalty IP Borrower”, and together with Brand IP Borrower, the “Borrowers”), Frontier Airlines, Inc., Frontier Airlines Holdings, Inc. and Frontier Group Holdings, Inc., as Parent Guarantors, the other Guarantors from time to time party thereto, the Lenders party thereto, Citibank, N.A., as administrative agent for the Lenders (together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and Citibank, N.A., as collateral agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[signature page follows]

[NAME OF LENDER]
By:
Name:
Title:

Date: ________, __, 20[ ]

EXHIBIT I-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Revolving Loan and Guaranty Agreement dated as of September 26, 2024 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), among Frontier Brand Intellectual Property, Ltd. (“Brand IP Borrower”), Frontier Loyalty Programs, Ltd. (“Loyalty IP Borrower”, and together with Brand IP Borrower, the “Borrowers”), Frontier Airlines, Inc., Frontier Airlines Holdings, Inc. and Frontier Group Holdings, Inc., as Parent Guarantors, the other Guarantors from time to time party thereto, the Lenders party thereto, Citibank, N.A., as administrative agent for the Lenders (together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and Citibank, N.A., as collateral agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[signature page follows]

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________, __, 20[ ]

EXHIBIT I-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Revolving Loan and Guaranty Agreement dated as of September 26, 2024 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), among Frontier Brand Intellectual Property, Ltd. (“Brand IP Borrower”), Frontier Loyalty Programs, Ltd. (“Loyalty IP Borrower”, and together with Brand IP Borrower, the “Borrowers”), Frontier Airlines, Inc., Frontier Airlines Holdings, Inc. and Frontier Group Holdings, Inc., as Parent Guarantors, the other Guarantors from time to time party thereto, the Lenders party thereto, Citibank, N.A., as administrative agent for the Lenders (together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and Citibank, N.A., as collateral agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by a withholding statement together with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[signature page follows]

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________, __, 20[ ]

EXHIBIT I-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Revolving Loan and Guaranty Agreement dated as of September 26, 2024 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), among Frontier Brand Intellectual Property, Ltd. (“Brand IP Borrower”), Frontier Loyalty Programs, Ltd. (“Loyalty IP Borrower”, and together with Brand IP Borrower, the “Borrowers”), Frontier Airlines, Inc., Frontier Airlines Holdings, Inc. and Frontier Group Holdings, Inc., as Parent Guarantors, the other Guarantors from time to time party thereto, the Lenders party thereto, Citibank, N.A., as administrative agent for the Lenders (together with its permitted successors and assigns in such capacity, the “Administrative Agent”), and Citibank, N.A., as collateral agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[signature page follows]

[NAME OF LENDER]
By:
Name:
Title:

Date: ________, __, 20[ ]

EXHIBIT J
to Revolving Loan and Guaranty Agreement

FORM OF PREPAYMENT NOTICE

Citibank, N.A., as Administrative Agent
388 Greenwich Street,
New York, NY 10013
Attention: Albert Mari, Jr., Senior Trust Officer
Email: ###, ###, ###

Date: [●]
Re:    Frontier Brand Intellectual Property, Ltd. and Frontier Loyalty Programs, Ltd. Revolving Loan and Guaranty Agreement
Ladies and Gentlemen:
Reference is made to the Revolving Loan and Guaranty Agreement dated as of September 26, 2024 (as amended, restated, amended and restated, supplemented, modified or extended from time to time, the “Credit Agreement”), among Frontier Brand Intellectual Property, Ltd. (“Brand IP Borrower”), Frontier Loyalty Programs, Ltd. (“Loyalty IP Borrower” and together with Brand IP Borrower, the “Borrowers”), Frontier Airlines, Inc. (“Frontier”), Frontier Airlines Holdings, Inc. (“Frontier Airlines Holdings”), Frontier Group Holdings, Inc. (the “Parent”, and together with Frontier and Frontier Airlines Holdings, the “Parent Guarantors”), the other Guarantors from time to time party thereto, each of the several banks and other financial institutions or entities from time to time party thereto as a lender (the “Lenders”), Citibank, N.A. as administrative agent for the Lenders (together with its permitted successors and permitted assigns in such capacity, the “Administrative Agent”) and Citibank, N.A. as collateral agent (in such capacity, together with its permitted successors and permitted assigns in such capacity, the “Collateral Agent”).
The Borrower hereby gives you notice pursuant to Section 2.13 of the Credit Agreement that it shall be making the following prepayment of Loans in accordance with the Credit Agreement:

Principal amount of Loans being prepaid:	$
Date of prepayment:
[This Prepayment Notice and the obligation to make a prepayment of Loans pursuant to this Prepayment Notice shall be conditioned upon the occurrence of: __________________. This Prepayment Notice may be revoked by either of the Borrowers upon delivery of written notice to the Administrative Agent on or before [______]10.]11

10 Note to preparer: Date to be three (3) Business Days after the end of the notice period.
11 Note to preparer: Include if prepayment notice is conditional.

[Signature Page Follows]

FRONTIER BRAND INTELLECTUAL PROPERTY, LTD.,
as a Borrower
By:    ____________________________________
Name:
Title:
FRONTIER LOYALTY PROGRAMS, LTD.,
as a Borrower
By:    ____________________________________
Name:
Title:

Credit Agreement Schedule 1.01(a) Contribution Agreements

US-DOCS\153554847.10

Schedule 1.01(c)

Frontier Miles Intellectual Property; Brand Intellectual Property

US-DOCS\153554847.10

Schedule 1.01(c)
Frontier Miles Intellectual Property

US-DOCS\153554847.10

Schedule 3.06

Subsidiaries of Frontier Group Holdings, Inc.

US-DOCS\153554847.10

Schedule 3.18
Frontier Miles Agreements